 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2000
                                    Registration Nos. 333-38036 and 333-38036-01
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           _______________________
                          AMENDMENT NO. 2 TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           _______________________
                    HOUSEHOLD RECEIVABLES FUNDING, INC. III

                  (Originator of the Trust described herein)
            (Exact Name of Registrant as Specified in Its Charter)

                   HOUSEHOLD CREDIT CARD MASTER NOTE TRUST I
                             (Issuer of the Notes)

               DELAWARE                                                  88-0471289
(State or Other Jurisdiction of Organization)               (I.R.S. Employer Identification Number)

                            1111 Town Center Drive
                            Las Vegas, Nevada 89134
                                (702) 243-1156
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Office)
                             Joan S. Vander Linde
                                Senior Counsel
                         Household International, Inc.
                               2700 Sanders Road
                       Prospect Heights, Illinois 60070
                                (847) 564-7958
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                Copies to:
       Janet L. Burak                              Edward M. DeSear, Esq.
  Vice President, Secretary                  Orrick, Herrington & Sutcliffe LLP
   and General Counsel                              666 Fifth Avenue
Household Bank (Nevada), N.A.                       New York, NY 10103
     2700 Sanders Road                                (212) 506-5060
 Prospect Heights, IL 60070
      (847) 564-5000

    Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
 Title of securities to     Amount to be    Proposed maximum aggregate        Proposed maximum            Amount of
 be registered               registered                price                 aggregate offering      registration fee (c)
                               (a) (b)               per note                      price

-------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes          $3,000,000,000           100.00%                    $3,000,000               $792,000
=========================================================================================================================

(a) With respect to any Asset Backed Notes issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b) With respect to any Asset Backed Notes denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Note is first offered.

(c) $264 of which was paid on May 30, 2000.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.
================================================================================

                               Introductory Note

This registration statement includes:

 .   a representative form of prospectus supplement to the base prospectus relating to the offering by Household Credit Card Master Note Trust I of a series of asset backed notes; and

 .   a base prospectus relating to asset backed notes of Household Credit Card
    Master Note Trust I.

The information in this prospectus supplement and the accompanying Prospectus is not completed and may be amended. We may not sell these Securities until we deliver a final prospectus supplement and accompanying Prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities In any state where the offer or sale is not permitted.


                 Representative Form of Prospectus Supplement

                    Subject to Completion, dated [.], 2000

              Prospectus Supplement to Prospectus dated [.], 2000
                                    Issuer

                    Household Receivables Funding, Inc. III
                                  Transferor

                      Series 2000-[.] Asset Backed Notes

                                 Class A notes                 Class B notes                 Class C notes
                          ---------------------------    --------------------------    --------------------------
Principal amount            $[.]                           $[.]                          $[.]
Interest rate               [One-Month LIBOR] plus         [One-Month LIBOR] plus        [One-Month LIBOR] plus
                            [.]% per year                  [.]% per year                 [.]% per year
Interest payment dates      Monthly on the 15th            Monthly on the 15th           Monthly on the 15th
                            beginning [.], 2000            beginning [.], 2000           beginning [.], 2000

Expected principal
 payment date                      200[.]                          200[.]                       200[.]
Final maturity date                200[.]                          200[.]                       200[.]
Price to public             $[.]  .or [.]%)                $[.]   (or [.]%)              $[.]  (or [.]%)
Underwriting discount       $[.]  (or [.]%)                $[.]   (or [.]%)              $[.]  (or [.]%)
Proceeds to issuer          $[.]  (or [.]%)                $[.]   (or [.]%)              $[.]  (or [.]%)

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes.

The primary assets of the trust are receivables originated under the Union Plus program in MasterCard and VISA revolving credit card accounts.

We expect to issue your series of notes on or about [.], 2000. We will deliver your series of notes in book-entry form.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page [.] in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Household Credit Card Master Note Trust I only and are not obligations of Household Receivables Funding, Inc. III, Household Finance Corporation, Household Bank (Nevada), N.A. or any other person.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

                   Underwriters of the Series 2000-[.] Notes

                                   [.], 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:
(1) this prospectus supplement, which describes the specific terms of your series of notes, and (2) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.


     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                               TABLE OF CONTENTS

Prospectus Supplement Summary.........................................   S-5
     The Issuer.......................................................   S-5
     The Receivables..................................................   S-5
     The Series 2000-[_] Notes........................................   S-5
          Interest....................................................   S-5
          Principal...................................................   S-6
     Credit Enhancement...............................................   S-6
     Subordination....................................................   S-6
     Spread Account...................................................   S-6
     Events Of Default................................................   S-7
     Amortization Events..............................................   S-8
     Other Interests in the Trust.....................................   S-8
          Other Series of Notes.......................................   S-8
          The Transferor Interest.....................................   S-8
     Allocations of Collections.......................................   S-9
     Groups...........................................................   S-9
          Reallocation Group One......................................   S-9
          Excess Finance Charge Sharing Group One.....................   S-9
          Principal Sharing Group One.................................  S-10
     Application of Collections.......................................  S-10
          Finance Charge and Administrative Collections...............  S-10
          Principal Collections.......................................  S-11
     Optional Redemption..............................................  S-11
     Denominations....................................................  S-12
     Registration, Clearance and Settlement...........................  S-12
     Material Federal Income Tax Consequences.........................  S-12
     ERISA Considerations.............................................  S-12
     Risk Factors.....................................................  S-12
     [Exchange Listing................................................  S-12
The Originator, The Servicer, The Subservicer and The Transferor......  S-14
     Household Bank (Nevada), N.A.....................................  S-14
     Household Finance Corporation....................................  S-14

                                       i

     Household Credit Services, Inc...................................  S-15
     Household Receivables Funding, Inc. III..........................  S-15
The Bank's Credit Card Portfolio......................................  S-15
     Billing and Payments.............................................  S-16
     Collection of Delinquent Accounts................................  S-19
     Revenue Experience...............................................  S-21
     Interchange......................................................  S-22
     Recoveries.......................................................  S-23
     Payment Rates....................................................  S-23
The Trust Portfolio...................................................  S-23
Description of Series Provisions......................................  S-28
     General..........................................................  S-28
     Interest Payments................................................  S-28
     Principal Payments...............................................  S-29
          Revolving Period............................................  S-30
          Controlled Accumulation Period..............................  S-30
          Postponement of Controlled Accumulation Period..............  S-31
          Early Amortization Period...................................  S-31
          Principal Funding Account...................................  S-32
          Reserve Account.............................................  S-32
          Principal Sharing Group One.................................  S-34
          Paired Series...............................................  S-35
          Subordination...............................................  S-35
     Events Of Default................................................  S-35
     Amortization Events..............................................  S-36
     Allocation Percentages...........................................  S-37
     Reallocation Group One...........................................  S-38
     Application of Collections.......................................  S-39
          Payment of Interest, Fees and Other Items...................  S-39
          Payments of Principal.......................................  S-40
     Excess Finance Charge Sharing Group One..........................  S-41
     Subordinated Principal Collections...............................  S-41
     Defaulted Receivables; Investor Charge-Offs......................  S-42
     Spread Account...................................................  S-42
     Spread Account Distributions.....................................  S-45

                                      ii

     Servicing Compensation and Payment of Expenses...................  S-45
     Reports To Noteholders...........................................  S-45
ERISA Considerations..................................................  S-45
Underwriting..........................................................  S-47
Legal Matters.........................................................  S-50
Glossary..............................................................  S-50
Annex I  Other Series Issued And Outstanding..........................     i

                              TRANSACTION SUMMARY

--------------------------------------------------------------------------------
Trust:                           Household Credit Card Master Note Trust I
Transferor:                      Household Receivables Funding, Inc. III
Originator:                      Household Bank (Nevada), N.A.
Servicer:                        Household Finance Corporation
Indenture Trustee:               [.]
Owner Trustee:                   [.]
Closing Date:                    [.], 2000
Clearance and Settlement:        DTC/Clearstream/Euroclear
Primary Trust Assets:            Receivables originated under the Union Plus(R)
                                 program in MasterCard(R) and VISA(R) accounts
Annual Servicing Fee Rate:       2.0%
Principal Sharing Group:         Group One
Reallocation Group:              Group One
Excess Finance Charge Sharing    Group One
Group:
--------------------------------------------------------------------------------

Note Structure                   Amount                                    % of Total Series
Class A                          $[.]                                             [.]%
Class B                          $[.]                                             [.]%
Class C                          $[.]                                             [.]%

                                 Class A               Class B                    Class C
                                 -------               -------                    -------
Anticipated Ratings:             [.]                   [.]                        [.]
   [Moody's/Standard &
   Poor's/Fitch]
Credit Enhancement:              subordination of      subordination of           spread account
                                 Class B and           Class C                    Class C

Interest Rate:                   [One-Month LIBOR]     [One-Month LIBOR]          [One-Month LIBOR]
                                 plus                  plus                       plus
                                 [.]% per year         [.]% per year              [.]% per year

Interest Accrual Method:         [actual/360]          [actual/360]               [actual/360]

Interest Payment Dates:          monthly (15th)        monthly (15th)             monthly (15th)

Interest Rate Index Reset Date:  [2 London business    [2 London business         [2 London business
                                 days before each      days before each           days before each
                                 interest payment      interest payment           interest payment
                                 date]                 date]                      date]

First Interest Payment Date:     [.], 2000             [.], 2000                  [.], 2000

Expected Principal Payment Date: [.], 200[.]           [.], 200[.]                [.], 200[.]

Commencement of Accumulation
   Period (subject to adjustment):    [.], 200[.]       [.], 200[.]        [.], 200[.]
Final Maturity Date:                  [.], 200[.]       [.], 200[.]        [.], 200[.]

--------------------------------------------------------------------------------
                         Prospectus Supplement Summary

This summary highlights information about the notes and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

The Issuer

The notes will be issued by Household Credit Card Master Note Trust I, a Delaware common law trust, under an indenture supplement to an indenture, each between the trust and the indenture trustee.

The indenture trustee is Wells Fargo Bank Minnesota, N.A.

The Receivables

The primary assets of the trust in pool one are receivables originated by the bank under the Union Plus program in MasterCard and VISA revolving credit card accounts. The Union Plus program is an affinity arrangement between the bank and Union Privilege, a marketing company, under which the bank offers a credit card program to members of unions affiliated with the American Federation of Labor and Congress of Industrial Organizations. The receivables consist of principal receivables and finance charge and administrative receivables.

The following information is as of [.], 2000:

 .    Receivables in the trust:  $[.]

 .    Accounts designated to the trust:

For more information, see "The Trust Portfolio" in this prospectus supplement.

The Series 2000-[.] Notes

  Interest

The Class A notes will bear interest at [one-month LIBOR as determined each month] plus [.]% per annum.

The Class B notes will bear interest at [one-month LIBOR as determined each month] plus [.]% per annum.

The Class C notes will bear interest at [one-month LIBOR as determined each month] plus [.]% per annum.

For each class of the Series 2000-[.].notes, interest will be calculated as follows:

   Principal         Number of
   balance            days in
   at end of         interest         Interest
     prior      X     period     X      rate
                    -----------
  due period           360

Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

Interest on the Series 2000-[.] notes will be paid on each distribution date, which will be [.] [15], 2000 and the 15th day of each following month if the 15th is a business day and, if not, the following business day.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the indenture trustee at [.].

--------------------------------------------------------------------------------

See "Description of Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

   Principal

Principal of the Class A notes, the Class B notes and the Class C notes is expected to be paid in full on the [.] 200[.] distribution date. However:

 . no principal will be paid on the Class B notes until the Class A notes are paid in full; and

 . no principal will be paid on the Class C notes until the Class A and Class B notes are paid in full.

We are scheduled to begin accumulating collections of principal receivables starting on [.] 200[.] for payment to the Series 2000-[.] noteholders on the expected principal payment date, but we may begin accumulating at a later date.

Principal of the Series 2000-[.] notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as amortization events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the transferor is unable to designate additional accounts to maintain the required minimum principal balance, a partial amortization of your series may occur in the event the series portfolio yield is insufficient. If the Series 2000-[.] notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 2000-[.] notes until the notes are paid or until [.], 200[.], whichever occurs first. [.] 200[.] is the final maturity date for Series 2000-[.].

For more information about principal payments, see "Description of Series Provisions--Principal Payments" and "--Allocation Percentages" in this prospectus supplement.

Credit Enhancement

   Subordination

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

   Spread Account

A spread account will provide credit enhancement for the Class C notes. The spread account is not available to fund payments with respect to the Class A notes or the Class B notes, except following an event of default and, only after payment in full of the Class C notes. The spread account initially will not be funded. After the Series 2000-[.] notes are issued, deposits into the spread account will be made each month from reallocated investor finance charge and administrative collections and, if necessary and available, excess finance charge and administrative collections from other series in excess finance charge sharing group one up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions--Spread Account." The spread account will be used to make payments on the Class C notes if collections of receivables allocated to the Series 2000-[.]

notes are insufficient to make required payments on the Class C notes.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

For more information about credit enhancement, see "Description of Series Provisions--Subordinated Principal Collections," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Events Of Default

The Series 2000-[.] notes are subject to specified events of default described under "Description of Series Provisions--Events of Default" in this prospectus supplement and "The Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or the failure to pay principal on the final maturity date.

If any event of default occurs and continues with respect to the Series 2000-[.] notes, the indenture trustee or holders of more than 50% of the outstanding principal amount of the Series 2000-[.] notes may declare the Series 2000-[.] notes to be immediately due and payable. That declaration may, under limited circumstances be rescinded by holders of more than 50% of the outstanding principal amount of the Series 2000-[.] notes. See "The Indenture--Events of Default; Rights upon Event of Default." in the accompanying prospectus.

After an event of default and the acceleration of the Series 2000-[.] notes, funds on deposit in the collection account, the principal funding account and the reserve account will be applied to pay principal of and interest on the Series 2000-[.] notes to the extent permitted by law. In addition, the spread account will be applied to pay principal of and interest on the Class C notes, until paid in full, and then the Class A notes and the Class B notes, until each class is paid in full. Principal collections and finance charge and administrative collections allocated to Series 2000-[.] will be applied to make monthly principal and interest payments on the Series 2000-[.] notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2000-[.] notes are accelerated or the issuer fails to pay the principal of the Series 2000-[.] notes on the final maturity date, once the conditions described in the prospectus under "The Indenture--Events of Default; Rights upon Event of Default" are satisfied, the indenture trustee may or, in limited cases, will at the direction of the holders of a specified percentage of the outstanding principal amount of each class of Series 2000-[.] notes:

 . institute proceedings in its own name for the collection of all amounts then payable on the Series 2000-[.] notes;

 . take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 2000-[.] noteholders; or

 . foreclose on a portion of the trust's assets by causing the trust to sell a portion of the assets of the trust to permitted purchasers under the indenture.

Amortization Events

The documents under which the Series 2000-[.] notes will be issued include a list of adverse events known as amortization events. If an amortization event that applies to Series 2000-[.] or to all series occurs, the trust will use collections of principal receivables allocated to Series 2000-[.] each month to pay principal on the Series 2000-[.] notes.

Amortization events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are amortization events:

 . The average series portfolio yield for any three consecutive months is less than the weighted average interest rate for Series 2000-[.], calculated by taking into account the interest rate for the Class A notes, the Class B notes and the Class C notes, plus the servicing fee rate for Series 2000-[.];

 . The Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

 . Bankruptcy, insolvency or similar events relating to the transferor, including any additional transferor, Household Finance Corporation or the bank;

 . The transferor, including any additional transferor, is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

 . The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

 .  The occurrence of a servicer default that has an Adverse Effect on the Series
   2000-[.] noteholders;

 . The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

 . An event of default occurs for the Series 2000-[.] notes and the notes are accelerated.

For a more detailed discussion of the amortization events, see "Description of Series Provisions--Amortization Events" in this prospectus supplement and "Description of the Notes--Amortization Events" in the accompanying prospectus.

Other Interests in the Trust

   Other Series of Notes

The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

   The Transferor Interest

The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series.

Allocations of Collections

Household Finance Corporation, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge and administrative receivables, those collections that are principal receivables and those receivables that are written off as uncollectible, called the defaulted amount.

Each month, the servicer will allocate collections received among:

 .  your series;

 .  other series outstanding; and

 .  the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 2000- [.] notes, the invested amount for Series 2000-[.] will be $[.]

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Subordinated Principal Collections" in this prospectus supplement.

Groups

This series will not share in principal collections allocated to the transferor and will not be part of a shared enhancement group.

   Reallocation Group One

This series will be included in a group of series designated as reallocation group one. Collections of finance charge and administrative receivables allocated to the Series 2000-[.] notes as described above will be combined with the collections of finance charge and administrative receivables allocated to any other series which is designated to be part of reallocation group one. The series, which belong to reallocation group one, will share finance charge and administrative collections and other amounts pro rata, based upon the relative size of the required payments to each series in reallocation group one as compared to the total required payments of all series in reallocation group one. This reallocated amount is called reallocated investor finance charge and administrative collections. However, there can be no assurance that the trust will issue additional series in reallocation group one. See "Description of Series Provisions--Reallocation Group One" in this prospectus supplement.

   Excess Finance Charge Sharing Group One

This series will be included in a group of series designated as excess finance charge sharing group one. To the extent that reallocated investor finance charge and administrative collections available to this series exceed the amount necessary to make required payments for this series, those excess collections may be applied to cover shortfalls of collections of finance charge and administrative receivables or cover shortfalls of reallocated investor finance charge and administrative collections allocable to other series in excess finance charge sharing group one. In addition, you may receive the benefits of excess collections of finance charge and administrative receivables or excess collections of reallocated investor finance charge and administrative collections allocated to other series in excess finance charge sharing group one. However, there can be no assurance that the trust will issue additional series in excess finance charge sharing group one. See "Description of the Notes--Groups--Excess Finance Charge Sharing Group" in the accompanying prospectus.

   Principal Sharing Group One

This series will be included in a group of series designated as principal sharing group one. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other series, if any, in principal sharing group one. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and other amounts allocated to other series in principal sharing group one. However, there can be no assurance that the trust will issue additional series in principal sharing group one.

See "Description of the Notes--Groups--Principal Sharing Group" in the accompanying prospectus.

Application of Collections

   Finance Charge and Administrative Collections

The trust will apply reallocated investor finance charge and administrative collections each month in the following order of priority:

 .  to pay interest on the Class A notes;

 .  to pay interest on the Class B notes;

 . to pay to the servicer an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is not the servicer;

 . to pay to the administrator an amount equal to the monthly administration fee for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is not the administrator;

 .  to pay interest on the Class C notes;

 .  to cover your series' allocation of defaulted receivables;

 . to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from subordinated principal collections, in each case that have not been reimbursed;

 . to pay to the servicer an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is the servicer;

 . to pay to the administrator an amount equal to the monthly administration fee due for the related distribution date, and past due for any prior distribution date, if Household Finance Corporation or any of its affiliates is the administrator;

 . to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Class A, Class B and Class C notes during the accumulation period;

 . to make a deposit, if needed, to the spread account for Class C up to the required spread account amount; and

 . to other series in excess finance charge sharing group one or to the holders of the transferor certificates.

For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

   Principal Collections

The trust will apply your series' share of principal collections each month as follows:

 . During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series in principal sharing group one.

 . The accumulation period is scheduled to begin on [.], 200[.], but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

 .  If an amortization event occurs, the early amortization period will begin.
   During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

 . During any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes and the Class B notes, and, if Household Finance Corporation or any of its affiliates, is not the servicer the servicing fee, in each case to the extent not made from reallocated investor finance charge and administrative collections and excess finance charge and administrative collections, if any, allocated from other series. However, for any due period, the sum of these subordinated principal collections cannot exceed [.]% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously subordinated principal collections, in each case that have not been reimbursed.

 . Any remaining principal collections will first be made available to other series in principal sharing group one and then be paid to the holders of the transferor certificates or deposited in the special funding account.

For a more detailed description of these applications, see "Description of Series Provisions--Application of Collections" in this prospectus supplement.

Optional Redemption

The trust has the option to repurchase your notes when the outstanding principal amount, excluding any portion of Class C notes held by the transferor or an affiliate, for your series has been reduced to 10% or less of the initial principal amount. See "Description of the Notes Final Payment of Principal; Termination" in the accompanying prospectus.

Denominations

Beneficial interests in the Series 2000-[.] notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

Registration, Clearance and Settlement

The Series 2000-[.] notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes--Definitive Notes" in the accompanying prospectus.

You may elect to hold your Series 2000-[.] notes through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes--Book-Entry Registration" in the accompanying prospectus.

Material Federal Income Tax Consequences

Subject to important considerations described under "Material Federal Income Tax Consequences" in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 2000-[.] notes will be characterized as debt for federal income tax purposes, and that the trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 2000-[.] note, you will agree to treat your Series 2000-[.] notes as debt for federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 2000- [.] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 2000-[.] notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 2000-[.] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Risk Factors

Investment in the Series 2000-[.] notes involves risks. You should consider carefully the risk factors beginning on page [.] in the prospectus.

[Exchange Listing

We will apply to list the Series 2000-[.] notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

                                 The Glossary

     This prospectus supplement uses defined terms. Definitions can be found in the Glossary beginning on page S-[.] in this prospectus supplement and beginning on page [.] in the accompanying prospectus.

          The Originator, The Servicer, The Subservicer and The Transferor

Household Bank (Nevada), N.A.

     Household Bank (Nevada), N.A., located in Las Vegas, Nevada, was chartered on April 1, 1993 and is a wholly-owned operating subsidiary of Household Finance Corporation. The bank is principally a nationwide credit card bank offering MasterCard and VISA credit cards. The principal executive office of the bank is located at 1111 Town Center Drive, Las Vegas, Nevada 89134 (telephone (702) 222-
4001).

Household Finance Corporation

     The servicer, Household Finance Corporation, was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000). The servicer is a subsidiary of Household International, Inc.

     The servicer and its subsidiaries offer a diversified range of financial services. The principal products of the servicer's consumer finance business is the making of cash loans, including home equity loans secured by first and second mortgages, sales finance loans and unsecured loans directly to consumers in the United States. Loans are made through branch lending offices, direct mail, telemarketing and the Internet. The business also includes purchasing portfolios of open-end and closed-end, secured and unsecured loans.

     The servicer through its subsidiaries also offers both MasterCard and VISA credit card accounts to residents throughout the United States. It also purchases and services revolving charge card accounts originated by merchants and directly originates closed-end sales contracts. A subsidiary of the servicer also makes loans to non-prime borrowers for the purchase of new and used vehicles, which loans are secured by the vehicles. The servicer also makes tax refund anticipation loans.

     In conjunction with its consumer finance operations and where applicable laws permit, the servicer makes available to customers credit life, accident, health and disability insurance. Credit life, accident, health and disability insurance is generally directly written by, or reinsured with, its insurance affiliates.

     As of March 31, 2000, the servicer had approximately $48.0 billion in total assets, approximately $42.1 billion in total liabilities and approximately $5.9 billion in shareholder's equity.

Household Credit Services, Inc.

     The subservicer, Household Credit Services, Inc., has serviced credit card accounts and non-credit card products since 1987 and was incorporated in 1989 by Household International, Inc. to provide origination, servicing and administrative services to subsidiaries of Household International, Inc., principally subsidiaries that offered or held private label, VISA and MasterCard credit card accounts. The subservicer provides services for all credit card accounts owned by the bank, under an agreement with the bank. That agreement establishes performance standards, including detailed underwriting criteria, that are to be followed by the subservicer on behalf of the bank. In its capacity of providing services in connection with VISA and MasterCard credit card accounts, the subservicer has approximately 2,600 employees operating from its facilities primarily located in Salinas, California, Chesapeake, Virginia and Las Vegas, Nevada. The principal executive office of the subservicer is located at 2700 Sanders Road, Prospect Heights Illinois 60070 (telephone (847) 564-5000).

Household Receivables Funding, Inc. III

     The transferor, Household Receivables Funding, Inc. III was formed under the laws of the State of Delaware on July 28, 2000 and is a Delaware corporation, all of the common stock in which is held by Household Finance Corporation. The transferor was organized for the limited purposes of engaging in the type of transactions described herein and other transactions entered into in connection with the trust and any activities incidental to and necessary or convenient for the accomplishment of its limited purpose. Neither the bank nor the transferor's board of directors intends to change the business purpose of the transferor. The transferor has its principal office located at 1111 Town Center Drive, Las Vegas, Nevada 89134 (telephone (702) 243-1156).

                        The Bank's Credit Card Portfolio

     The following discussion describes the material terms and characteristics that generally apply to the accounts in the bank portfolio from which the accounts in the trust portfolio were selected and the material terms and characteristics of the Union Plus program. The accounts selected for the trust portfolio do not represent the entire bank portfolio. Currently, the accounts included in the trust portfolio consist of credit card accounts issued by the bank under the Union Plus program. The Union Plus program is an affinity arrangement between the bank and Union Privilege under which the bank offers a credit card program to members of unions affiliated with the American Federation of Labor and Congress of Industrial Organizations, usually referred to as the AFL-CIO. Union Privilege is a marketing company that works with the AFL-CIO to provide new benefits and services for union members and their families. Currently 70 unions participate representing approximately 14 million members in the Union Plus program. All of the unions in the program have participation agreements with Union Privilege. As of March 2000, the largest union in the Union Plus program accounts for approximately ten percent of the outstanding receivables in the Union Plus credit card portfolio.

     Additional accounts consist of eligible accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the trust portfolio. See "The Transfer and Servicing Agreement--

Addition of Trust Assets" in the accompanying prospectus. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the initial accounts and the additional accounts may be different from the historical experience of the bank portfolio. Also, the additional accounts may be chosen from the bank's portfolio at large, not just from the Union Plus program. For additional information regarding the bank's credit card activities, see "The Bank's Credit Card Activities" in the accompanying prospectus.

Billing and Payments

     General. The credit card accounts of the bank have fixed and variable annual percentage rates and have different billing and payment structures, including varying fees, depending on the type of account. The following reflects the typical billing and payment characteristics of the accounts.

     Various cardmember agreements and disclosure statements govern the credit card accounts. Each cardmember agreement provides that, subject to applicable law, the bank may change the terms and conditions of that agreement at any time, including, but not limited to, those terms pertaining to minimum payments, the rate or amount of finance charges, fees or other charges and the method of computing the balance upon which finance charges are assessed. If required by applicable law, the bank will provide prior written notice before implementation of any change in the terms and conditions of a cardmember's agreement. There can be no assurance that the finance charges, fees and other charges discussed below will remain at current levels in the future.

     Monthly billing statements for the credit card accounts are sent to the cardholder at the end of each billing cycle generally within five business days after the cycle date assigned to the related account. Currently, the subservicer has cycle dates corresponding to twenty-eight cycle days within each calendar month. The monthly billing statement reflects all purchases; cash advances; administrative charges; including currency conversion charges, late charges, returned payment charges, and copying charges, if applicable; annual fees, if any, credit insurance charges and finance charges incurred by the credit card account during the billing cycle or a prior billing cycle and reported to the subservicer; all payments or credits applicable to the account; and the outstanding balance of the account as of the cycle date, including the available credit thereunder.

     Minimum Payments. Each month, unless a payment holiday is granted by the bank, each cardholder is required to make a minimum payment. The required minimum monthly payment for the accounts varies. As for Union Plus accounts, the cardholder must make a minimum payment equal to $10 or, if the new balance is less than $10, the new balance, or 1/60 of the new balance as it appears on the monthly statement, whichever is greater, plus any past due amounts appearing on the billing statement.

     The bank may offer qualified holders of a premium or nonpremium VISA or MasterCard account the option to enjoy a payment holiday for a particular billing cycle which gives the cardholder the opportunity to not pay any minimum payment on his account that cycle. To be qualified, a cardholder's account must be open and not past due or over the credit limit. During a payment holiday, finance charges continue to accrue, and the amount of the next minimum monthly payment is determined as described herein, based on the account balance at the end of the next billing cycle.

     Under the Union Plus program, qualified cardholders are allowed two payment holidays each twelve-month period. The cardholder's membership organization sets the dates of payment holidays. In addition, a qualified Union Plus cardholder can elect to skip payments during a union sanctioned strike that occurred after the opening of his or her account and that has been in effect for at least 30 days. The cardholder must request each strike related payment holiday. Qualified cardholders can request up to four strike payment holidays per twelve-month period. However, no cardholder can take more than three consecutive payment holidays.

     Finance Charges. Finance charges are based on account's average daily balance. Finance charges are calculated by multiplying the daily periodic rate by the average daily balance of the account, and then multiplying the result by the number of days in the billing cycle. To obtain the average daily balance, all daily balances for the billing cycle are added together and divided by the number of days in the billing cycle. The daily balance for an account is computed as its beginning balance each day adjusted by adding new purchases, any previous day's periodic finance charges, credit insurance charges, cash advances, any late charges and any other administrative charges to the account generally on the day they were incurred and subtracting any payments and credits. The daily periodic rate is 1/365 of the account's variable or fixed rate in effect.

     The majority of the accounts of the bank have a 25-day grace period for purchases. However, currently a majority of the accounts in the Union Plus program do not have a grace period for purchases. For accounts with a grace period for purchases, if the previous balance has been paid in full within 25 days after the close of the cycle, no purchase finance charges will be assessed on credit card purchases for merchandise or services made during a billing cycle. Cash advances and purchases on accounts without a grace period are not entitled to any grace period and are assessed finance charges from the date of the transaction.

     The bank primarily offers variable annual percentage rate or APR credit card accounts. Most accounts have two separate rates, one for purchases and another for cash advances. The periodic finance charge assessed on balances in most credit card accounts from purchases is indexed to the prime rate plus an add-on percentage. For the Union Plus program, the add-on percentage ranges from 1.24% to 10.99%. The bank also from time to time offers temporary promotional rates. For cash advances, the periodic finance charge assessed is either a variable APR or a fixed APR, with the accounts in the Union Plus program having a fixed APR of either 17.99% or 19.99%. On all accounts, the bank has instituted performance based pricing, the terms of which vary by account type. With respect to most accounts, if the cardholder's minimum monthly payment is not received within 58 days of the end of the billing cycle, the rate on the account will be increased, currently to a 19.99% fixed rate for Union Plus program accounts. Also, in some instances, a promotional rate will be terminated early if a cardholder's minimum monthly payment is not received within 30 days of the end of the billing cycle.

     The Union Plus program accounts presently have a cash advance fee equal to 3.0% of the cash advance, with a minimum fee of $3 or, if obtained through a credit card check, a cash advance fee equal to 2.0% of the cash advance, with a minimum fee of $2; provided that there are generally no minimum cash advance fees charged for cash advances obtained through balance transfer checks.

     There are some pricing limitations on the Union Plus program to assure that it is competitively priced. For instance, credit card products offered under the Union Plus program must have APRs on purchases which are lower than the APRs on purchases for similar products offered by the bank in comparable market segments under its other programs, other than its co-branded programs. Also, in general, any introductory or "teaser" APRs offered under the Union Plus program must be lower than the most widely advertised teaser APR in effect on the bank's other credit card solicitations, other than any co-branded program solicitation. For existing accounts, the average APR for purchases on the accounts must be below the major credit card bank average APR for purchases published in a mutually agreed upon source. Currently, the bank cannot impose an APR on purchases greater than 19.99% without the permission of its program partner and cannot increase the APR on purchases for existing cardholders more than once in any rolling six-month period except for rate increases on variable rate accounts due to an increase on the prime rate or performance based pricing increases. In addition, the APR imposed on cash advances, as well as any late, overlimit, returned check, cash advance fees or other fees disclosed in the cardholder agreement, on existing accounts, only can be increased once per rolling twelve-month period and only can be increased to rate or fee amounts being charged by other comparable credit card issuers. Any of the above restrictions can be waived by the program partner.

     Fees and Charges. Accounts may be assessed administrative charges which may include:

     (1) late charges of $29 if the required minimum payment on the account is not received on the due date shown on the monthly billing statement;

     (2) returned payment charges of $29 for each time a payment on the account is returned unsatisfied by the bank or other financial institution on which the payment was drawn

     (3) overlimit charges of $29 if the cardholder exceeds the credit limit any time during a billing cycle; and

     (4) reasonable copying fees if a request is made for duplicate statements, checks or other documents.

     Most Union Plus accounts do not have annual membership fees.

     Payments. Payments to the bank by cardholders are processed by the subservicer and are currently generally applied in the following order: first, to finance charges; second, to fees; third, to promotional cash advances; fourth, to promotional purchase transactions; fifth, to purchase transactions; and sixth, to cash advances.

Collection of Delinquent Accounts

     Minimum scheduled payments for the accounts are generally due 25 days from the end of the last billing cycle. A credit card account is contractually delinquent if less than 90% of the minimum payment is not made by the payment due date. For collections purposes, however, an account is considered delinquent if at least 90% of the minimum payment required to be made is not received by the subservicer within five days after the due date reflected in the respective monthly billing statement. Late fees for credit card accounts generally are assessed if the minimum monthly payment has not been made by the payment due date. Upon receipt of two consecutive payments on their respective due dates, delinquent accounts may qualify to be redesignated as non-delinquent. Generally, this redesignation can occur once every six months. At lower credit scores or more serious levels of delinquency, two consecutive payments would allow for these accounts to be redesignated as non-delinquent only once every twelve months, and three consecutive payments would allow for these accounts to be redesignated as non-delinquent once every six months.

     Based on the account's behavioral score, balance, level of delinquency and cash utilization and length of the account's history, the subservicer structures the timing of the collection activity to be implemented for the account. The subservicer believes that the use of behavioral scoring enables it to manage accounts which have a greater probability of experiencing a loss, at an earlier stage in order to reduce its exposure.

     Efforts to collect delinquent credit card receivables are made principally by the personnel of the subservicer, supplemented by collection agencies and attorneys retained by the subservicer when deemed necessary. Currently, collection activity may begin with telephone contact with the cardholder as quickly as one day after the date the account becomes delinquent and continues with follow-up contacts of at least one time per week until the account is 59 days delinquent. In the event the collector is unable to establish telephone contact with the cardholder, the collector is required to send a series of collection letters to that person until the matter is resolved.

     The servicer will service and administer the receivables, will collect and deposit into the collection account payments due under the receivables, and will charge-off as uncollectible receivables, all in accordance with its customary and usual servicing procedures for servicing comparable revolving credit receivables and in accordance with the credit guidelines of the bank, servicer or other account owner, as applicable. Except in limited circumstances, the current policy is to charge-off an account at the end of the month in which that account becomes 180 days delinquent. In the case of bankruptcy, an account will be charged-off at the end of the month 60 days after that account is flagged to indicate that notice has been received of voluntary or involuntary bankruptcy proceeding being filed.

     Depending on the behavioral score established by the subservicer, extension of credit to an account that is delinquent may be restricted as early as one day after the date that account becomes delinquent. Typically, the subservicer will suspend all authorizations of extensions of credit on accounts 30 or more days delinquent and will close any account that is 60 or more days delinquent.

     The subservicer also may suspend extensions of credit to an account if that account exceeds its maximum established credit limit. Its behavioral score, as well as other factors including the length of the account's history with the bank and its credit limit amount, determine the amount by which an account may exceed its established credit limit without being suspended. The subservicer, as servicer for the bank, may, in its sole discretion, enter into arrangements with delinquent cardholders to extend or otherwise modify payment schedules.

     The risk evaluation, servicing, charge-off policies and collection practices discussed above are constantly being reviewed and may change over time in accordance with the business judgment of the bank and the subservicer and applicable law and guidelines established by governing regulatory authorities.

     The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the Union Plus credit card accounts in the bank portfolio for each of the periods shown. Average receivables outstanding in the Loss Experience table is the average of the average monthly beginning and average monthly ending receivables balance for the indicated period. The receivables balance includes both outstanding principal receivables and outstanding finance charge and administrative receivables for the indicated period. Net charge-offs include charge-offs of principal receivables and finance charge and administrative receivables net of recoveries during the indicated periods. The loss rate for the six months ended June 30, 2000, has been annualized based on that six-month period.

     The bank acquired this portfolio in mid-1996. During the year 1997, as the bank developed experience with the unique characteristics of the portfolio, changes were made in the type and timing of collection procedures. The lower delinquency in 1998 was the result of implementing these improved strategies. Delinquency improvement in 1998 was partially off set by a high level of personal bankruptcies experienced by our customers and the industry. The maintenance of lower credit limits on higher risk accounts, re-engineered collection efforts and declining consumer bankruptcies contributed to the decrease in delinquency and losses for the year ended December 31, 1999, and the six months ended June 30, 2000. Though risk factors described in the accompanying prospectus may cause future results to materially differ from the historical results presented in the following tables, the bank is not currently aware of any reason to expect negative trends.

                                Loss Experience
                            (Dollars in Thousands)

                                       Six Months                                                          Three Months
                                         Ended           Year Ended       Year Ended        Year Ended         Ended
                                     June 30, 2000     Dec. 31, 1999     Dec. 31, 1998    Dec. 31, 1997    Dec. 31, 1996
Average Receivables Outstanding...     $4,123,021        $3,788,562        $3,813,938       $3,568,815      $3,452,238
Total Net Charge-offs.............         84,543           160,410           179,303          171,342          32,732
Total Net Charge-offs as a
 Percent of Average Receivables...           4.10%             4.23%             4.70%            4.80%           3.79%

Average delinquencies shown in the Delinquency Experience table are the average of month end delinquent receivables. The percentages are calculated by dividing the average of the month end delinquent receivables during the period by the average of the month end receivables balances for the indicated period. Receivables include both principal receivables and finance charge and administrative receivables.

                            Delinquency Experience
                            (Dollars in Thousands)

                     Average of Six
                      Months ended      Average of Year        Average of Year        Average of Year      Average of three months
                     June 30, 2000    ended Dec. 31, 1999    ended Dec. 31, 1998    ended Dec. 31, 1997     ended Dec. 31, 1996
1-29 days.........  $132,268   3.20%   $129,402     3.41%     $134,122     3.51%     $172,026     4.80%     $146,597       4.23%
30-59 days........    37,572   0.91%     35,072     0.92%       39,407     1.03%       44,020     1.23%       31,317        .90%
60-89 days........    22,383   0.54%     21,034     0.55%       24,796     0.65%       28,554     0.80%       18,303        .53%
90-119 days.......    16,026   0.39%     15,191     0.40%       18,477     0.48%       21,194     0.59%       16,473        .48%
120 days or more..    23,756   0.57%     24,368     0.64%       28,897     0.76%       32,611     0.91%       26,557        .77%
                    --------   ----    --------     ----      --------     ----      --------     ----      --------       ----
Total.............  $232,005   5.61%   $225,067     5.93%     $245,699     6.44%     $298,405     8.33%      239,247       6.91%

Revenue Experience

     The revenues for the Union Plus accounts in the bank portfolio shown in the Revenue Experience table are related to finance charges, together with fees, billed to holders of the accounts. The revenues exclude interchange attributable to the accounts. The revenues related to finance charges depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off credit card account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding finance charges on purchases, and upon other services of which cardholders choose to avail themselves and which are paid for by the use of the card. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the bank on the accounts in the bank portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts. Revenues could be adversely affected by future changes in the charges and fees assessed by the bank and other factors. See "The Bank's Credit Card Activities" in the accompanying prospectus.

     The historical revenue figures in the Revenue Experience table include interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of annual membership fees, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See "Risk Factors" in the accompanying prospectus.

     Average receivables outstanding as used in the Revenue Experience table is the average of the average monthly beginning and average monthly ending receivables balance. The receivables balance includes both outstanding principal receivables and outstanding finance charge and administrative receivables. Revenue excludes interchange. The revenue rate for the six months ended June 30, 2000, has been annualized based on that six-month period.

     Revenue for the year ended December 31, 1999, and the six month period ended June 30, 2000, benefited from the implementation of risk-based repricing of the Union Plus portfolio which commenced in the second quarter of 1999. Additionally, changes in the program's fee structure during 1999, have resulted in increased fee revenue for both the year ended December 31, 1999, and the six months ended June 30, 2000. Increases in the prime rate have also contributed to higher billed revenue for the year ended December 31, 1999, and the six months ended June 30, 2000.

                              Revenue Experience
                            (Dollars in Thousands)

                               Six Months                                                         Three Months
                                  Ended         Year Ended       Year Ended      Year Ended           Ended
                              June 30, 2000    Dec. 31, 1999    Dec. 31, 1998   Dec. 31, 1997    Dec. 31, 1996
Average Receivables
Outstanding................      $4,123,021      $3,788,562       $3,813,938      $3,568,815       $3,452,238
Total Finance Charges
 and Administrative
 Receivables Billed.........        358,026         617,871          555,634         533,394          119,201
Total Finance Charges
 and Administrative
 Receivables Billed as a
 Percentage of Average
 Receivables Outstanding....          17.37%          16.31%           14.57%          14.95%           13.81%

Interchange

     Creditors participating in the VISA USA and MasterCard International associations receive fees, called interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA USA and MasterCard International systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. MasterCard and VISA set interchange fees annually based on the number of credit card transactions and the amount charged per transaction. Interchange ranges between 1% and 2% of the transaction amount. The bank and the transferor will be required to transfer to the trust interchange attributed to cardholder charges for merchandise and services in the related accounts. Interchange will be allocated to the trust as may be reasonably determined or estimated by the servicer. VISA USA and MasterCard International may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.

Recoveries

     Under the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust. Collections of recoveries will be treated as collections of finance charge and administrative receivables and included as part of the series portfolio yield.

Payment Rates

     The following table sets forth the highest and lowest cardholder monthly payment rates on the Union Plus credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge and administrative receivables with respect to the accounts.

                       Cardholder Monthly Payment Rates

                                     Six                                       Three Months
                                 Months Ended                                      Ended
                                June 30, 2000     Year Ended December 31,      Dec. 31, 1996
                              ----------------------------------------------------------------
                                                   1999     1998      1997
                              ----------------------------------------------------------------
Lowest Month..............           8.57%         8.09%    7.28%     6.42%       6.48%
Highest Month.............          10.56%        10.96%    9.41%     8.38%       7.43%
Monthly Average...........           9.33%         9.30%    8.51%     7.46%       7.00%

_____________________

     We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. In addition, the payment rates set forth in the table include collections of both principal receivables and finance charge and administrative receivables.

                              The Trust Portfolio

     The receivables conveyed to the trust arise in accounts selected from the bank portfolio. The receivables conveyed to the trust may include receivables that are contractually delinquent;

however, the receivables may not include receivables that have charged off or with respect to which the servicer believes the related obligor is bankrupt, in each case as of the cut-off date or as of its date of designation for inclusion in the trust, as applicable. The transferor has the right to designate additional accounts for inclusion in the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if the conditions described under "The Transfer and Servicing Agreement Addition of Trust Assets" in the accompanying prospectus are satisfied. In addition, the transferor will be required to designate additional accounts, to the extent available, to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the required minimum principal balance, as adjusted for any series having a paired series as described in the related indenture supplement.

     The transferor also has the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if the conditions described in " The Transfer and Servicing Agreement - Removal of Trust Assets" in the accompanying prospectus are satisfied.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time.
For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

     The following is particular information about the receivables:

     . The receivables in the trust portfolio, as of the beginning of the day on July 1, 2000, included $3,055.6 million of principal receivables and $85.8 million of finance charge and administrative receivables.

     . The accounts designated for the trust portfolio had an average principal receivable balance of $1,361 and an average credit limit of $6,576.

     . The percentage of the aggregate total receivable balance to the aggregate total credit limit was 21.3%. The average age of the accounts was approximately 87 months.

     . As of the beginning of the day on July 1, 2000, cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     . The following tables summarize the trust portfolio by various criteria as of the beginning of the day on July 1, 2000. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                        Composition by Account Balance
                                Trust Portfolio

                                                               Percentage
                                       Number of                of Total                                           Percentage
Account Balance                        Accounts                 Number of                  Receivables              of Total
Range                                  (1,000s)                 Accounts                    ($1,000s)              Receivables
----------------------------       ---------------         -------------------        --------------------     -------------------
Less than or equal to
$1,000.00                                1,542                   68.67%                    $  138,247                   4.40%
$1,000.01 to $2,000.00                     190                    8.46                        281,226                   8.95
$2,000.01 to $3,000.00                     125                    5.58                        309,157                   9.84
$3,000.01 to $4,000.00                      92                    4.12                        321,960                  10.25
$4,000.01 to $5,000.00                      74                    3.30                        332,228                  10.58
$5,000.01 to $6,000.00                      56                    2.48                        305,280                   9.72
$6,000.01 to $7,000.00                      44                    1.95                        283,910                   9.04
$7,000.01 to $8,000.00                      35                    1.55                        260,843                   8.30
$8,000.01 to $9,000.00                      26                    1.15                        218,419                   6.95
$9,000.01 to $10,000.00                     20                    0.89                        189,336                   6.03
Over $10,000.00                             41                    1.85                        500,776                  15.94
                                         -----                  ------                     ----------                  ------
   Total....................             2,245                  100.00%                    $3,141,381                  100.00%
                                         =====                  ======                     ==========                  ======



                          Composition by Credit Limit
                                Trust Portfolio

                                                               Percentage
                                       Number of                of Total                                           Percentage
Credit Limit                           Accounts                 Number of                  Receivables              of Total
Range                                  (1,000s)                 Accounts                    ($1,000s)              Receivables
----------------------------       ---------------         -------------------        --------------------     -------------------
Less than or equal to
$1,000.00                                 91                      4.05%                    $   18,087                   0.58%
$1,000.01 to $2,000.00                   175                      7.80                        128,690                   4.10
$2,000.01 to $3,000.00                   213                      9.51                        125,333                   3.99
$3,000.01 to $4,000.00                   185                      8.24                        179,904                   5.73
$4,000.01 to $5,000.00                   271                     12.07                        245,878                   7.83
$5,000.01 to $6,000.00                   174                      7.76                        192,020                   6.11
$6,000.01 to $7,000.00                   174                      7.77                        219,223                   6.98
$7,000.01 to $8,000.00                   253                     11.28                        290,132                   9.24
$8,000.01 to $9,000.00                   147                      6.56                        219,621                   6.99
$9,000.01 to $10,000.00                  176                      7.85                        251,031                   7.99
Over $10,000.00                          384                     17.11                      1,271,463                  40.47
                                       -----                    ------                     ----------                 ------
   Total....................           2,245                    100.00%                    $3,141,381                 100.00%
                                       =====                    ======                     ==========                 ======

                     Composition by Period of Delinquency
                                Trust Portfolio

                                                               Percentage
Period of Delinquency                  Number of                of Total                                           Percentage
(Days Contractually                    Accounts                 Number of                  Receivables              of Total
Delinquent                             (1,000s)                 Accounts                    ($1,000s)              Receivables
----------------------------       ---------------         -------------------        --------------------     -------------------
Up to 29 days................            2,225                  99.11%                    $3,060,608                   97.43%
30 to 59 Days................                8                   0.37                         31,454                    1.00
60 to 89 Days................                5                   0.21                         18,888                    0.60
90 to 119 Days...............                4                   0.16                         16,183                    0.52
120 or More Days.............                3                   0.14                         14,248                    0.45
                                         -----                 ------                     ----------                  ------
   Total.....................            2,245                 100.00%                    $3,141,381                  100.00%
                                         =====                 ======                     ==========                  ======

                          Composition by Account Age
                                Trust Portfolio

                                                               Percentage
                                       Number of                of Total                                           Percentage
                                       Accounts                 Number of                  Receivables              of Total
Account Age                            (1,000s)                 Accounts                    ($1,000s)              Receivables
----------------------------       ---------------         -------------------        --------------------     -------------------
Not More than 6 Months..........           104                    4.62%                    $  112,015                        3.57%
Over 6 Months to 12 Months......           117                    5.22                        153,134                        4.87
Over 12 Months to 24 Months.....           173                    7.70                        232,120                        7.39
Over 24 Months to 48 Months.....           594                   26.48                        495,722                       15.78
Over 48 Months to 72 Months.....           124                    5.52                        187,788                        5.98
Over 72 Months to 96 Months.....           370                   16.46                        622,676                       19.82
Over 96 Months to 120 Months....           229                   10.19                        379,287                       12.07
Over 120 Months.................           534                   23.80                        958,639                       30.52
                                         -----                  ------                     ----------                      ------
   Total........................         2,245                  100.00%                    $3,141,381                      100.00%
                                         =====                  ======                     ==========                      ======

                      Geographic Distribution of Accounts
                                Trust Portfolio

                                                               Percentage
                                       Number of                of Total                                           Percentage
                                       Accounts                 Number of                  Receivables              of Total
State                                  (1,000s)                 Accounts                    ($1,000s)              Receivables
----------------------------       ---------------         -------------------        --------------------     -------------------
New York.........................         305                         13.59%                  $  434,538               13.83%
California.......................         252                         11.22                      417,432               13.29
Pennsylvania.....................         175                          7.81                      219,185                6.98
Ohio.............................         133                          5.92                      174,474                5.55
Illinois.........................         125                          5.58                      173,754                5.53
New Jersey.......................         104                          4.64                      150,309                4.78
Michigan.........................         107                          4.75                      145,208                4.62
Texas............................          65                          2.89                      102,204                3.25
Florida..........................          69                          3.09                       94,154                3.00
Massachusetts....................          64                          2.85                       84,171                2.68
Wisconsin........................          71                          3.15                       82,031                2.61
All Other........................         775                         34.51                    1,063,922               33.87
                                        -----                        ------                   ----------              ------
   Total.........................       2,245                        100.00%                  $3,141,381              100.00%
                                        =====                        ======                   ==========              ======

                       Description of Series Provisions

     The following is a summary of the material provisions of the terms unique to the Series 2000-[.] notes and the indenture supplement. You also should refer to the accompanying prospectus for a further discussion of material provisions common to all notes issued under the indenture. The form of each of the transfer and servicing agreement, the indenture, an indenture supplement, and purchase agreement has been filed with the SEC as an exhibit to the registration statement relating to the notes.

General

     The Class A notes, Class B notes and Class C notes comprise the Series 2000-[.] notes and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 2000-[.] notes, in each case between the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

     The closing date for Series 2000-[.] is [.], 2000. The Series 2000-[.] notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede, as nominee of DTC. As described under "Description of the Notes-General," "-- Book-Entry Registration" and "--Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 2000-[.] notes were registered on the record date.

     [Application will be made to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with [.], the Luxembourg listing agent for the notes, [Address] Luxembourg, phone number ([.])[.], for the status of the listing].

Interest Payments

     The Class A notes will accrue interest from and including the closing date through but excluding [.], 2000, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

     The Class B notes will accrue interest from and including the closing date through but excluding [.], 2000, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

     The Class C notes will accrue interest from and including the closing date through but excluding [.], 2000, and for each following interest period, at a rate of [.]% per annum above LIBOR for the related LIBOR determination date with respect to each interest period.

     The indenture trustee will determine LIBOR for each interest period on the LIBOR determination date.

     The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [.].

     Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each distribution date, which will be [.], 2000 and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

     Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial aggregate principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

     Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. Additional interest will accrue on the same basis as interest on the Series 2000-[.] notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

     Interest payments on the Series 2000-[.] notes on any distribution date will be paid from reallocated investor finance charge and administrative collections for the related due period and, to the extent reallocated investor finance charge and administrative collections are insufficient to pay the interest, from excess finance charge and administrative collections and subordinated principal collections, to the extent available, for the related due period. Interest payments on the Class C notes on any distribution date will also be paid from available amounts on deposit in the spread account to the extent needed.

Principal Payments

     You are expected to receive payment of principal in full on [.], 200[.]. You may, however, receive payments of principal earlier than the expected principal payment date if an amortization event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

     Revolving Period

     The revolving period for the Series 2000-[.] notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the investor percentage of collections of principal receivables will, subject to limitations, including the allocation of any subordinated principal collections for that due period, be treated as shared principal collections and used to pay principal to other series in principal sharing group one or will be paid to the holders of the transferor certificates. In the event that the transferor is unable to designate additional accounts to the trust when required, a partial amortization of Series 2000-[.] notes may occur. If the servicer determines that the series portfolio yield is insufficient, funds on deposit in the special funding account will be allocated to Series 2000-[.] noteholders, as discussed under "Application of Collections" in the prospectus.

     Controlled Accumulation Period

     Principal for payment to the Series 2000-[.] noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period for the Series 2000-[.] notes is scheduled to begin on [.], 200[.], but may be postponed, as discussed under "Description of Series Provisions -- Principal Payments -- Postponement of Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

     (1)  the beginning of the early amortization period;

     (2)  the payment in full of the aggregate principal balance of the notes;
and

     (3)  the Series 2000-[.] final maturity date.

If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of:

     (1) available investor principal collections with respect to that distribution date;

     (2)  the applicable controlled deposit amount; and

     (3)  the adjusted invested amount prior to any deposits on that date.

Amounts in the principal funding account will be paid:

     first, to Class A noteholders, up to the aggregate principal balance of the Class A notes;

     second, to Class B noteholders, up to the aggregate principal balance of the Class B notes; and

     third, to Class C noteholders, up to the aggregate principal balance of the Class C notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

     During the controlled accumulation period, the portion of available investor principal collections not applied for the payment of principal on the Class A notes, the Class B notes or the Class C notes on a distribution date generally will be treated as shared principal collections.

     We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes. If these amounts are not available on the expected principal payment date, an amortization event will occur and the early amortization period will begin.

     Postponement of Controlled Accumulation Period

     The controlled accumulation period is scheduled to last [.] months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 2000-[.] notes is less than [.] months.

     On each determination date beginning in [.], 200[.] and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series, if any, in principal sharing group one which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 2000-[.]. In no case will the controlled accumulation period be reduced to less than one month.

     The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

     Early Amortization Period

     The early amortization period for the Series 2000-[.] notes will begin on the day on which an amortization event with respect to Series 2000-[.] occurs and ends on the Series 2000-[.] final maturity date.

     If an amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the principal balance of the

Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the principal balance of the Class C notes.

     In addition, if the principal balance of the Class A notes has not been paid in full, available investor principal collections will be paid to the Class A noteholders on each distribution date until the earlier of:

     (1)  the date the Class A notes are paid in full; and

     (2)  the Series 2000-[.] final maturity date.

     After the Class A notes have been paid in full, and if the Series 2000-[.] termination date or the trust termination date has not occurred, available investor principal collections will be paid to the Class B noteholders on each distribution date until the earlier of:

     (1)  the date the Class B notes are paid in full; and

     (2)  the Series 2000-[.] final maturity date.

     After the Class B notes have been paid in full, and if the Series 2000-[.] final maturity date or the trust termination date has not occurred, available investor principal collections will be paid to the Class C noteholders on each distribution date until the earlier of:

     (1)  the date the Class C notes are paid in full; and

     (2)  the Series 2000-[.] final maturity date.

     See "-- Amortization Events" below for a discussion of events that might lead to the commencement of the early amortization period.

     Principal Funding Account

     The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the principal funding account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer available investor principal collections from the collection account to the principal funding account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. Principal funding investment proceeds will be deposited in the collection account and included in available investor finance charge and administrative collections for the related due period.

     Reserve Account

     The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting in accordance with the servicer's instructions, will apply reallocated investor finance charge and administrative collections and excess finance charge and administrative collections allocated to the Series 2000-[.] notes (to the extent described under "-- Application of Collections --Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account, to the extent that amount is less than the required reserve account amount.

     As long as no event of default for your series has occurred and is continuing, on each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount and will distribute that excess to the owner trustee for distribution to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and distributed to the owner trustee as described above will not be available for distribution to the noteholders. On any day following an event of default and an acceleration of the notes, funds available in the reserve account will be used to fund any amounts owed to the noteholders.

     So long as the reserve account is not terminated, all amounts on deposit in the reserve account on any distribution date, after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date, will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income, net of investment expenses and losses, earned on these investments will be retained in the reserve account, to the extent the amount on deposit is less than the required reserve account amount, or deposited in the collection account and treated as available investor finance charge and administrative collections.

     On or before each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as available investor finance charge and administrative collections, as provided in the Series 2000-[.] indenture supplement, for that distribution date in an aggregate amount equal to the least of:

     (1) the amount then on deposit in the reserve account with respect to that distribution date

     (2)  the required reserve account amount; and

     (3)  the reserve draw amount with respect to that distribution date.

However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

     If, for any distribution date, the principal funding investment proceeds are less than the sum of:

     (1) the product of (a) the balance of the principal funding account, up to the principal balance of the Class A notes, on the record date immediately preceding that distribution date, (b) the Class A note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360,

     (2) the product of (a) the lesser of (1) the balance of the principal funding account in excess of the principal balance of the Class A notes and (2) the principal balance of the Class B notes on the record date immediately preceding that distribution date, (b) the Class B note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360, and

     (3) the product of (a) the balance of the principal funding account in excess of the aggregate principal balance of the Class A notes and the Class B notes on the record date immediately preceding that distribution date, (b) the Class C note interest rate for the related interest period, and (c) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the "reserve draw amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as available investor finance charge and administrative collections.

     The reserve account will be terminated upon the earliest to occur of:

     (1)  the first distribution date for the early amortization period;

     (2)  the expected principal payment date; and

     (3)  the termination of the trust.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be distributed to the owner trustee for further distributions to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and distributed to the owner trustee as described above will not be available for distribution to the noteholders.

     Principal Sharing Group One

     This series will be included in a group of series designated as principal sharing series group one. Collections of principal receivables for any due period allocated to the invested amount will first be used to cover, during the controlled accumulation period, deposits of the applicable controlled deposit amount to the principal funding account, and during the early amortization period, payments to the noteholders. Shared principal collections will be determined and allocated by the servicer to cover principal shortfalls. Shared principal collections will not be used to cover investor charge-offs or unreimbursed subordinated principal collections for any series. If principal shortfalls exceed shared principal collections for any due period, shared principal collections will be allocated pro rata among the applicable series in principal sharing group one based on the relative amounts of principal shortfalls. To the extent that shared principal collections exceed principal shortfalls, the balance will, subject to limitations described under "Description of the Notes - Special Funding Account" and "- Application of Collections" in the accompanying Prospectus, be paid to the holders of the transferor certificates.

     Paired Series

     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period or the early amortization period for your series begins. We call each of these later issued series a paired series. All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. As your series amortizes, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount equal to the related amortized amount. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -- New Issuances" in the accompanying prospectus.

     We cannot assure you that the terms of any paired series will not have an impact on the calculation of the investor percentage or the timing or amount of payments received by you as a Series 2000-[.] noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the investor percentage.

     Subordination

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes or to pay the monthly servicing fee, if Household Finance Corporation or any of its affiliates is not the servicer, the principal amount of the Class C notes may not be repaid. If a foreclosure and sale of trust assets after an event of default occurs, the net proceeds of that sale which are available to pay principal and interest on the Series 2000-[.] notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

Events Of Default

     The events of default for Series 2000-[.], as well as the rights and remedies available to the indenture trustee and the Series 2000-[.] noteholders when an event of default occurs, are described under "The Indenture -- Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     If an event of default for Series 2000-[.] occurs, the indenture trustee or the holders of a majority of the outstanding principal amount of the Series 2000-[.] notes may declare the Series 2000-[.] notes to be immediately due and payable. If the Series 2000-[.] notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

Amortization Events

     As described above, the revolving period will continue through [.], 200[.] (unless that date is postponed as described under "-- Principal Payments -- Postponement of Controlled Accumulation Period" in this prospectus supplement), unless an amortization event occurs prior to that date.

     An "amortization event" refers to any of the following events:

     (1) failure by the transferor (a) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 2000-[.] indenture supplement, or within the applicable grace period which shall not exceed five days or (b) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 2000-[.] indenture supplement, which failure has an Adverse Effect on the Series 2000-[.] noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

     (2) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 2000-[.] indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an amortization event described in this subparagraph (2) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

     (3) any servicer default occurs which would have an Adverse Effect on the Series 2000-[.] noteholders;

     (4) the average of the series portfolio yields for any three consecutive due periods is less than the average of the base rates for the same due periods;

     (5) insufficient moneys are available to pay in full the aggregate principal balances of all the Series 2000-[.] notes on the expected principal payment date;

     (6) a failure by the transferor to convey receivables in additional accounts or participations to the trust within 5 business days after the date required by the transfer and servicing agreement;

     (7) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, including any additional transferor, Household Finance Corporation or the bank or other account owner, unless written confirmation from each rating agency that the removal of the bank from this amortization event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     (8) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

     (9) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     (10) an event of default and acceleration of the notes for Series 2000-[.] occurs under the indenture.

     In the case of any event described in clause (1), (2), (3) or (5) above, an amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2000-[.] noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal amount of the Series 2000-[.] notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 2000-[.] noteholders), declare that an amortization event has occurred with respect to the Series 2000-[.] notes as of the date of the notice.

     In the case of any event described in clause (6), (7), (8) or (9), an amortization event with respect to all series then outstanding, and in the case of any event described in clause (4) or (10), an amortization event with respect to only the Series 2000-[.] notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2000-[.] noteholders immediately upon the occurrence of the event.

     On the date on which an amortization event is deemed to have occurred, the early amortization period will begin.

     See "Description of the Notes -- Amortization Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

Allocation Percentages

     Under the indenture, with respect to each due period, the servicer will allocate among the invested amount, the invested amount for all other series issued and outstanding and the transferor amount, all amounts collected on finance charge and administrative receivables, all amounts collected on principal receivables and all defaulted amounts with respect to that due period. These amounts will be allocated based on the investor percentage. Available investor finance charge and administrative collections will be reallocated among all series in reallocation group one as described in "--Reallocation Group One" in this prospectus supplement.

     Defaulted amounts and collections of finance charge and administrative receivables at any time, and principal receivables during the revolving period will be allocated to the invested amount based on the floating investor percentage.

     Collections of principal receivables during the controlled accumulation period and early amortization period will be allocated to the invested amount based on the fixed investor percentage.

     Interest payments on Series 2000-[.] notes will be paid from reallocated investor finance charge and administrative collections and excess finance charge and administrative collections. Principal payments on the Series 2000-[.] notes will be paid from available investor principal collections.

Reallocation Group One

     Collections of finance charge and administrative receivables to be allocated to the Series 2000-[.] notes as described above will then be combined with the collections of finance charge and administrative receivables allocated to any other series which is designated to be part of reallocation group one. Each series in reallocation group one, will share finance charge and administrative collections and other amounts pro rata, based upon the relative size of the required payments to each series in reallocation group one as compared to the aggregate required payments of all series in reallocation group one plus, to the extent these collections exceed the aggregate required payments of all series in reallocation group one, a share of that excess based upon the adjusted invested amount of each series in reallocation group one as compared to the aggregate adjusted invested amount for all series in reallocation group one.

     For each monthly period, the servicer will calculate reallocation group one investor finance charge and administrative collections and, on the following distribution date, will allocate the amount of reallocation group one investor finance charge and administrative collections among the noteholders' interest for all series in reallocation group one in the following priority:

          (1)  reallocation group one monthly interest;

          (2)  reallocation group one investor default amount;

          (3)  reallocation group one monthly fees;

          (4)  reallocation group one investor additional amounts; and

          (5) the balance pro rata among each series in reallocation group one based on the current adjusted invested amount of that series.

     If the amount of reallocation group one investor finance charge and administrative collections is not sufficient to cover the amounts described in clauses (1) though (4) in full, the amount available will be allocated among the series in reallocation group one pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of reallocation group one investor finance charge collections is not sufficient to cover reallocation group one monthly interest, each series in reallocation group one will share that amount pro rata and any other series in reallocation group one with a claim with respect to monthly interest, overdue monthly interest and interest on overdue monthly interest, if applicable, which is larger than the claim for those amounts for any other series in reallocation group one offered hereby, due to a higher note interest rate, will receive a proportionately larger allocation.

Application of Collections

     Payment of Interest, Fees and Other Items

     On each distribution date, the servicer will direct the indenture trustee to apply reallocated investor finance charge and administrative collections and excess finance charge and administrative collections on deposit in the collection account in the following order:

          (1) an amount equal to the Class A monthly interest plus Class A additional interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

          (2) an amount equal to the Class B monthly interest plus Class B additional interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

          (3) if Household Finance Corporation or any of its affiliates is not the servicer, an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer and if Household Finance Corporation or any of its affiliates is not the administrator, an amount equal to the monthly administration fee for the related distribution date, and past due for any prior distribution date, will be paid to the administrator;

          (4) an amount equal to the Class C monthly interest plus Class C additional interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;

          (5) an amount equal to the investor default amount, if any, for the related due period, will be treated as available investor principal collections;

          (6) an amount equal to the sum of the investor charge-offs and the amount of unreimbursed subordinated principal collections will be treated as available investor principal collections;

          (7) if Household Finance Corporation or any of its affiliates is the servicer, an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;

          (8) if Household Finance Corporation or any of its affiliates is the administrator, an amount equal to the monthly administration fee due for the related distribution date, and past due for any prior distribution date, will be paid to the administrator;

          (9) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

          (10) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account; and

          (11) all remaining amounts will be treated as excess finance charge and administrative collections and will be available to cover any shortfalls in finance charge and administrative collections for other outstanding series in excess finance charge sharing group one and, after payment of these shortfalls, the remaining amount will be paid to the owner trustee to be applied in accordance with the trust agreement.

     In the event that reallocated investor finance charge and administrative collections and excess finance charge and administrative collections for any due period are insufficient to pay Class C monthly interest when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

     Payments of Principal

     On each distribution date, the servicer will direct the indenture trustee to apply available investor principal collections on deposit in the collection account in the following priority:

     .    on each distribution date with respect to the revolving period, all available investor principal collections will be treated as shared principal collections and applied as described under "Description of Series Provisions -- Principal Payments -- Principal Sharing Group One" in this prospectus supplement and "Description of the Notes -- Group -- Principal Sharing Group" in the accompanying prospectus;

     .    on each distribution date with respect to the controlled accumulation period and the early amortization period, all available investor principal collections will be distributed or deposited in the following priority:

          (1) during the controlled accumulation period and prior to the payment in full of the Class A, Class B and Class C notes, an amount equal to monthly principal will be deposited in the principal funding account;

          (2) during the early amortization period, an amount equal to the monthly principal will be distributed to the paying agent for payment to the Class A noteholders until the principal balance of the Class A notes has been paid in full;

          (3) during the early amortization period, an amount equal to monthly principal will, after the principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the principal balance of the Class B notes has been paid in full;

          (4) during the early amortization period, an amount equal to monthly principal will, after the principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the principal balance of the Class C notes has been paid in full; and

          (5) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of available investor principal collections not applied as described in clauses (1) through (4) above, if any, will be treated as shared principal collections with respect to principal sharing group one and applied as described under "Description of Series Provisions -- Principal Payments -- Principal Sharing Group One" in this prospectus supplement and "Description of the Notes -- Groups--Principal Sharing Group" in the accompanying prospectus; and

     .    On the earlier to occur of (1) the first distribution date for the early amortization period and (2) the expected principal payment date, the indenture trustee will withdraw from the principal funding account and distribute first, to the Class A noteholders up to the Class A note principal balance, second, to the Class B noteholders up to the Class B note principal balance, and third, to the Class C noteholders up to the Class C note principal balance, the amounts deposited into the principal funding account.

Excess Finance Charge Sharing Group One

     This series will be included in a group of series designated as excess finance charge sharing group one. Reallocated investor finance charge and administrative collections, and other amounts treated like finance charge and administrative collections, in excess of the amount required to make payments or deposits for your series will be made available to other series included in excess finance charge sharing group one whose allocation of reallocated investor finance charge and administrative collections (or, if those series are not part of a reallocation group, investor finance charge and administrative collections) is not sufficient to make its required payments or deposits. If reallocated investor finance charge and administrative collections are insufficient to make all required payments, your series will have access to finance charge and administrative collections -- and other amounts treated like finance charge and administrative collections -- from other series in excess finance charge sharing group one. Each series that is part of excess finance charge sharing group one and has a shortfall will receive a share of the total amount of excess finance charge and administrative collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

Subordinated Principal Collections

     On each distribution date, if the sum of Class A interest, Class B interest and the monthly servicing fee, if Household Finance Corporation or any of its affiliates are not the servicer, cannot be paid from reallocated investor finance charge and administrative collections and excess finance charge and administrative collections as described under "--Application of Collections," then collections of principal receivables allocated to the invested amount will be available to pay these amounts, in an amount equal to the subordinated principal collections, and the invested amount will be reduced accordingly. A reduction in the invested amount will reduce the allocation of collections of finance charge and administrative receivables and principal receivables to your series.

Defaulted Receivables; Investor Charge-Offs

     The investor default amount represents the series' share of losses from the trust portfolio. On each distribution date, the servicer will calculate the investor default amount. If the investor default amount exceeds the amount of reallocated investor finance charge and administrative collections and excess finance charge and administrative collections allocated to fund this amount for the prior month, then the invested amount will be reduced by the excess. The invested amount will also be reduced by the amount of any subordinated principal collections. In no event, however, will the invested amount be reduced below zero. Reductions in the invested amount from both of these items may be reimbursed from subsequent reallocated investor finance charge and administrative collections and excess finance charge and administrative collections allocated for reimbursement, if available. If the invested amount is reduced to zero, your series will not receive any further allocations of collections of finance charge and administrative receivables or principal receivables.

Spread Account

     The indenture trustee will establish and maintain with an eligible institution the spread account as a segregated account held as security for the benefit of the Class C noteholders. Amounts on deposit in the spread account will be used to fund shortfalls in interest payments on the Class C notes, and on the Series 2000-[.] final maturity date, to fund any shortfall in payment of the principal balance of the Class C notes.

     The spread account initially will not be funded, but will be funded by reallocated investor finance charge and administrative collections and excess finance charge and administrative collections, as described above under "-- Application of Collections -- Payment of Interest, Fees and Other Items," deposited into the spread account on any distribution date to the extent that the funds available in the spread account are less than the required spread account amount on that distribution date.

     The "required spread account amount" will be determined on each distribution date, and, in general, for any date of determination, will be equal to the product of:

     (1) the spread account percentage in effect on the date of determination, and

     (2)  the initial invested amount.

However, the required spread account amount will not exceed the principal balance of the Class C notes minus the excess, if any, of the principal funding account balance over the sum of the principal balances of the Class A notes and the Class B notes on the date of determination.

     Once an event of default for your series occurs and is continuing, the required spread account amount for any distribution date will automatically increase to the sum of:

     (1) the amount on deposit in the spread account on that distribution date, and

     (2) reallocated investor finance charge and administrative collections and excess finance charge and administrative collections for that distribution date available immediately after funding the reserve account.

However, following an event of default for your series, if the maturity of your notes is not accelerated, the increase in the required spread account amount will be limited to an amount equal to the aggregate principal balance of your series of notes.

     "spread account percentage" will be determined as follows:

If the Quarterly Excess Spread Percentage                then, the Spread
is                                                       Account
greater than or equal to:       and       less than:     Percentage will equal:
------------------------                  ----------     -------------------------
     [.]%                                     [.]                  0

     [.]%                                     [.]%                [.]%

     [.]%                                     [.]%                [.]%

     [.]%                                     [.]%                [.]%

     [.]%                                     [.]%                [.]%

     After the spread account percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

     (1) further increased to a higher required percentage as specified above, or

     (2) the distribution date on which the quarterly excess spread percentage has increased to a level above that for the then current spread account percentage, in which case the spread account percentage will be decreased to the appropriate percentage as specified above or, if the quarterly excess spread percentage is greater than or equal to [.]%, the spread account percentage will be zero and the required spread account amount will be zero.

     However, if an amortization event, other than an amortization event resulting from the occurrence of an event of default, with respect to Series 2000-[.] has occurred, the spread account percentage will equal [.]%, as provided in the definition of spread account percentage above, and may not be subsequently reduced.

     The "quarterly excess spread percentage" will be determined as follows:

     For the [Month 1] 2000
       distribution date:                The modified excess spread percentage

     For the [Month 2] 2000        The modified excess spread percentage for the first due
       distribution date:                                   period, plus
                                       the excess spread percentage for the [Month 1] 2000
                                   -------------------------------------------------------
                                                          due period
                                                          ----------
                                                               2



     For the [Month 3] 2000        The modified excess spread percentage for the first due
       distribution date:                                 period, plus
                                   the excess spread percentage for the [Month 1] 2000 due
                                                          period plus
                                     the excess spread percentage for the [Month 2] 2000
                                   -------------------------------------------------------
                                                          due period
                                                          ----------
                                                               3
     For each following
       distribution date:          The sum of the excess spread percentage for the 3 prior
                                   -------------------------------------------------------
                                                          due periods
                                                          -----------
                                                               3

     The "excess spread percentage" for any due period will be determined as follows:

            Reallocated investor finance charge and administrative
           collections and excess finance charge and administrative
                           collections allocated to
           Series 2000-[.] for that due period available immediately
            prior to making the required deposit into the reserve
                                    account
                                   times 12
          ------------------------------------------------------------
                         The adjusted invested amount
                      on the first day of that due period

     The "modified excess spread percentage" will be calculated for the first due period in accordance with the Series 2000-[.] indenture supplement based on reallocated investor finance charge and administrative collections and excess finance charge and administrative collections for that due period in relation to the amount of interest, investor default amount, monthly servicing fee and monthly administration fee accrued for the first distribution date and the initial invested amount.

     Funds on deposit in the spread account will be invested at the direction of the servicer in eligible investments. For purposes of the spread account, the reference in the definition of eligible investments to a rating in the "highest rating category" refers to a rating of at least A-2 by Standard & Poor's, P-2 by Moody's or F2 by Fitch. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to owner trustee for distribution to the holders of the transferor certificates. However, after an event of default relating to your series of notes, these investment earnings will be available for payment first to holders of the Class C notes and thereafter to the Class A notes and the Class B notes.

Spread Account Distributions

     If on any distribution date, the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account the lesser of
(1) the amount on deposit in the spread account, including investment earnings to the extent necessary to fund that excess, and (2) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes.

     On the Series 2000-[.] final maturity date, funds available in the spread account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the principal balance of the Class C notes. On any day following an event of default and an acceleration of the notes, funds available in the spread account will be used to fund any amounts owed first on the Class C notes and then the Class A notes and the Class B notes, in that order of priority.

     Funds on deposit in the spread account on any distribution date in excess of the required spread account amount on that date will be paid to the owner trustee for distribution to the holders of the transferor certificates. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the owner trustee for further distribution to the holders of the transferor certificates.

Servicing Compensation and Payment of Expenses

The share of the servicing fee allocable to the invested amount with respect to any distribution date is the monthly servicing fee.

     The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 2000-[.] indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

Reports To Noteholders

     On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -- Reports to Noteholders" in the accompanying prospectus.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Code impose requirements on employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and most collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code, and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan. ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code) who have specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed under
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described in this section and in the accompanying Prospectus, the notes are eligible for purchase with Plan Assets of any Plan.

     Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor Prohibited Transaction Class Exemption 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101, the purchase with Plan Assets of equity interests in the issuer could, in many circumstances, cause the receivables and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Tax Characterization of the Trust and the Notes -- Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed to have any

"substantial equity features," purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and under an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of its notes that it is not subject to the foregoing limitation.

Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                 Underwriting

     Subject to the terms and conditions set forth in the Class A underwriting agreement between the transferor and the Class A underwriters named below, the terms and conditions set forth in the Class B underwriting agreement between the transferor and the Class B underwriters named below and the terms and conditions set forth in the Class C underwriting agreement between the transferor and the Class C underwriters named below, the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                                Principal
Class A                                                         balance of
underwriters                                                  Class A notes
----------------                                            -----------------
                                                              $[.]
     Total.................................................   $[.]
                                                              =============


                                                                Principal
Class B                                                         balance of
underwriters                                                  Class B notes
----------------                                            -----------------
                                                              $[.]
     Total.................................................   $[.]
                                                              =============

                                                                Principal
Class C                                                         balance of
underwriters                                                  Class C notes
----------------                                            -----------------
                                                              $[.]
     Total.................................................   $[.]
                                                              =============

     In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased. In the Class C underwriting agreement, the Class C underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.

     The Class A underwriters propose initially to offer the Class A notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

     The Class C underwriters propose initially to offer the Class C notes to the public at [.]% of their principal amount and to dealers at that price less concessions not in excess of [.]% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of [.]% of the principal amount of the Class C notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

     We will receive proceeds of approximately $[.] from the sale of the notes, representing [.]% of the principal amount of each Class A note, [.]% of the principal amount of each Class B note and [.]% of the principal amount of each Class C note, after paying the underwriting discount of $[.], representing [.]% of the principal amount of each Class A note, [.]% of the principal amount of each Class B note and [.]% of the principal amount of each Class C note. Additional offering expenses are estimated to be $[.].

     Each underwriter has represented and agreed that:

          (1) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (2) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

          (3) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the accompanying Prospectus if that person is of a kind described either in
     Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

          (4) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The transferor will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     The underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes from the issuer in the offering.

The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. "Naked" short sales are any sales in excess of that option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.

     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

     Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

                                 Legal Matters

Legal matters relating to the issuance of the notes will be passed upon for the transferor by John W. Blenke, Vice President - Corporate Law of Household International, Inc., the parent company of the transferor and the bank, and by Orrick, Herrington & Sutcliffe LLP, special counsel to the transferor. Legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the transferor by Orrick, Herrington & Sutcliffe LLP. Legal matters relating to the issuance of the Notes will be passed upon for the underwriters by [.]. As of the date of this prospectus supplement, Mr. Blenke is a full-time employee and officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                   Glossary

     "additional amounts" means, for any distribution date, the aggregate amount of the investor charge-offs and subordinated principal collections with respect to your series which have not been previously reimbursed.

     "adjusted invested amount" means, for any date of determination, an amount equal to:

     (1)  the invested amount as of that date, minus

     (2)  the amount on deposit in the principal funding account for that date.

     "adjusted principal balance" means an amount equal to the greater of:

     (1) the sum of (a) the total amount of principal receivables as of the close of business on the last day of the immediately preceding due period, or with respect to the first due period, the total amount of principal receivables as of the closing date, and (b) the principal amount on deposit in the special funding account as of the close of business on the last day of the immediately preceding due period (or with respect to the first due period, the closing date); and

     (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables, finance charge and administrative receivables or defaulted amounts, as applicable, as of the date as to which that determination is being made;

provided, however, that with respect to any due period in which an addition date for an aggregate addition or a removal date occurs, the amount in clause (1)(a) above shall be the sum of the amounts for each day in that due period computed as follows and divided by the number of days in that due period:

     (A) the aggregate amount of principal receivables as of the close of business on the last day of the prior due period, for each day in the period from and including the first day of that due period to but excluding the related additional cut-off date or removal date; and

     (B) the aggregate amount of principal receivables as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of principal receivables added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that due period.

     "administration fee" means an annual fee payable to the administrator in an amount equal to $[.].

     "amortization event" has the meaning set forth on page S-[.].

     "available investor finance charge and administrative collections" means, for any due period, an amount equal to the sum of:

     (1) the investor finance charge and administrative collections deposited in the collection account for that due period;

     (2) an amount equal to the principal funding investment proceeds, if any, for the related distribution date; and

     (3) amounts, if any, to be withdrawn from the reserve account which are required to be included in available investor finance charge and administrative collections under the Series 2000-[.] indenture supplement for the related distribution date.

     "available investor principal collections" means, for any due period, an amount equal to the sum of:

     (1) the investor percentage of collections of principal receivables deposited in the collection account for that due period; minus the amount of subordinated principal collections for that due period;

     (2) any shared principal collections from other principal sharing series in principal sharing group one allocated to your series; and

     (3) any amounts treated as available investor principal collections for the related distribution date.

     "base rate" means the weighted average of the Class A note interest rate, the Class B note interest rate and the Class C note interest rate, weighted based on the aggregate principal balance of the Class A notes, the Class B notes and the Class C notes as of the last day of the preceding due period, plus the servicing fee rate.

     "business day" means, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Nevada, Delaware, or any other state in which the principal executive offices of the bank, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     "Class A additional interest" means, for any distribution date, will equal to the product of:

     (1) the excess of Class A monthly interest for that distribution date over the aggregate amount of funds allocated and available to pay Class A monthly interest for that distribution date;

     (2)  the Class A note interest rate for the related interest period; and

     (3)  the actual number of days in that interest period divided by 360.

     "Class A note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

     "Class A monthly interest" with respect to any distribution date will equal the product of:

     (1)  the Class A note interest rate for the related interest period;

     (2)  the actual number of days in that interest period divided by 360; and

     (3) the principal balance of the Class A notes as of the close of business on the last day of the prior due period or, with respect to the first distribution date, the principal balance of the Class A notes as of the closing date.

     "Class B additional interest" means, for any distribution date, will equal to the product of:

     (1) the excess of Class B monthly interest for that distribution date over the aggregate amount of funds allocated and available to pay Class B monthly interest for that distribution date;

     (2)  the Class B note interest rate for the related interest period; and

     (3)  the actual number of days in that interest period divided by 360.

     "Class B note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

     "Class B monthly interest" means, for any distribution date, will equal to the product of:

     (1)  the Class B note interest rate for the related interest period;

     (2)  the actual number of days in that interest period divided by 360; and

     (3) the principal balance of the Class B notes as of the close of business on the last day of the prior due period or, with respect to the first distribution date, the principal balance of the Class B notes as of the closing date.

     "Class C additional interest" means, for any distribution date, will equal to the product of:

     (1) the excess of Class C monthly interest for that distribution date over the aggregate amount of funds allocated and available to pay Class C monthly interest for that distribution date;

     (2)  the Class C note interest rate for the related interest period; and

     (3)  the actual number of days in that interest period divided by 360.

     "Class C note interest rate" means, for any interest period, a rate of [.]% per annum above LIBOR for the related LIBOR determination date.

     "Class C monthly interest" means, for any distribution date, an amount equal to the product of:

     (1)  the Class C note interest rate for the related interest period;

     (2)  the actual number of days in that interest period divided by 360; and

     (3) the principal balance of the Class C notes as of the close of business on the last day of the prior due period or, with respect to the first distribution date, the principal balance of the Class C notes as of the closing date.

     "controlled accumulation amount" means, for any distribution date with respect to the controlled accumulation period, $[.]. However, if the commencement of the controlled accumulation period is postponed as described under "Description of the Notes -- Principal Payments -- Postponement of Controlled Accumulation Period," the controlled accumulation amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2000-[.] indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series, other than excluded series, which are scheduled to be in their revolving periods and then scheduled to create shared principal collections during the controlled accumulation period.

     "controlled deposit amount" means, for any distribution date, the sum of:

     (1)  the controlled accumulation amount for that distribution date, plus

     (2)  the deficit controlled accumulation amount, if any.

     "deficit controlled accumulation amount" means:

     (1) on the first distribution date during the controlled accumulation period, the excess, if any, of the controlled accumulation amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

     (2) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable controlled accumulation amount for that subsequent distribution date plus any deficit controlled accumulation amount for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

     "distribution date" means [.], 2000 and the 15th day of each following month or, if the 15th day is not a business day, the following business day.

     "due period" means the period from and including the first day of a calendar month to and including the last day of that calendar month, other than the initial due period, which will commence on and include [.] and end on and include [.], 2000.

     "excess finance charge and administrative collections" means reallocated investor finance charge and administrative collections, and other amounts treated like finance charge and administrative collections, in excess of the amount required to make payments or deposits for your series.

     "excess spread percentage" has the meaning set forth on page S-[.].

     "expected principal payment date"  means [.], 20[.].

     "fixed investor percentage" means, for any due period, the percentage equivalent of a fraction:

     (1) the numerator of which is the adjusted invested amount as of the close of business on the last day of the revolving period; and

     (2)  the denominator of which is the adjusted principal balance.

     "floating investor percentage" means, for any due period, the percentage equivalent of a fraction:

     (1) the numerator of which is the adjusted invested amount as of the close of business on the last day of the preceding due period (or with respect to the first due period, the initial invested amount); and

     (2)  the denominator of which is the adjusted principal balance.

     "interest period" means the period beginning on and including a distribution date and ending on but excluding the next distribution date; provided that the first interest period will begin on and include the closing date.

     "invested amount" means, for any date of determination, an amount equal to:

     (1)  the initial principal amount of the Series 2000-[.] notes, minus

     (2) the amount of principal previously paid to the Series 2000-[.] noteholders, minus

     (3) the amount of unreimbursed investor charge-offs and subordinated principal collections.

     "investor charge-offs" means, for any due period, the excess of:

     (1)  the investor default amount for the related due period; over

     (2) the amount available for reimbursement of investor default amounts described under clause (5) under "Description of Series Provisions-Application of Collections-Payment of Interest, Fees and Other Items."

     "investor default amount" means, for any date of determination, an amount equal to the product of:

     (1)  the floating investor percentage for that month; and

     (2)  the defaulted amount.

     "investor finance charge and administrative collections" means, for any distribution date, an amount equal to the product of:

     (1)  the floating investor percentage for the related due period; and

     (2) collections of finance charge and administrative receivables deposited in the collection account for the related due period.

     "investor percentage" means, for any due period:

     (1) for defaulted amounts and for collections of finance charge and administrative receivables at any time and for collections of principal receivables during the revolving period, the floating investor percentage; and

     (2) for collections of principal receivables during the controlled accumulation period, and early amortization period, the fixed investor percentage.

     "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a [one-]month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a [one]-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a [one-]month period.

     "LIBOR determination date" means, for any interest period, two London business days before that interest period commences, provided that the LIBOR determination date for the first interest period will be two London business days before the closing date.

     "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "monthly administration fee" means an amount equal to one-twelfth of the administration fee.

     "monthly excess spread percentage" has the meaning set forth on page S-[.].

     "monthly interest" means, for any distribution date, an amount equal to the sum of the Class A monthly interest, the Class B monthly interest and the Class C monthly interest for that distribution date.

     "monthly principal" means, for any distribution date, an amount equal to the least of:

     (1) the available investor principal collections on deposit in the collection account with respect to that distribution date;

     (2) for each distribution date with respect to the controlled accumulation period, the controlled deposit amount for that distribution date; and

     (3) the adjusted invested amount (as adjusted for any investor charge-offs and subordinated principal collections on that distribution date).

     "monthly servicing fee" means, for any distribution date, an amount equal to one-twelfth of the product of:

     (1)  the servicing fee rate;

     (2)  the floating investor percentage for the related due period; and

     (3) the total amount of principal receivables as of the close of business on the last day of the immediately preceding due period, or with respect to the first due period, the total amount of principal receivables as of the closing date, in either case, excluding the principal portion of participation interests;

provided, however, that with respect to any due period in which an addition date for an aggregate addition or a removal date occurs, the amount in clause (3) above shall be the sum of the amounts for each day in that due period computed as follows and divided by the number of days in that due period:

     (A) the aggregate amount of principal receivables, excluding the principal portion of participation interests, as of the close of business on the last day of the prior due period, for each day in the period from and including the first day of that due period to but excluding the related additional cut-off date or removal date; and

     (B) the aggregate amount of principal receivables, excluding the principal portion of participation interests, as of the close of business on the related additional cut-off date or removal date after adjusting for the aggregate amount of principal receivables, excluding the principal portion of participation interests, added to or removed on the related additional cut-off date or removal date, as the case may be, for each day in the period from and including the related additional cut-off date or removal date to and including the last day of that due period;

provided further, that with respect to the first distribution date, the monthly servicing fee will equal $[.].

     "monthly subordination amount" means, for any due period, the sum of:

     (1)  the lower of:

          (a) the excess of the amounts needed to pay current and past due Class A monthly interest as described under " --Application of Collections -- Payment of Interest, Fees and Other Items" over the reallocated investor finance charge and administrative collections and excess finance charge and administrative collections allocated to cover these amounts; and

          (b) [.]% of the initial invested amount minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections; plus

     (2)  the lower of:

          (a) the excess of the amounts needed to pay current and past due Class B monthly interest and the monthly servicing fee, if Household Finance Corporation or any of its affiliates is no longer the servicer, and prior unpaid monthly servicing fees as described under " --Application of Collections -- Payments of Interest, Fees and Other Items" over the reallocated investor finance charge and administrative collections and excess finance charge and administrative collections allocated to cover these amounts; and

          (b) [.]% of the initial invested amount minus the amount of unreimbursed investor charge-offs and unreimbursed subordinated principal collections.

     "principal funding investment proceeds" means investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding account.

     "principal shortfalls" means any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in principal sharing group one which have not been covered out of the collections of principal receivables allocable to the other series in principal sharing group one and other amounts for those series.

     "quarterly excess spread percentage" has the meaning set forth on page S- [.].

     "reallocated investor finance charge and administrative collections" means the amount of reallocation group one investor finance charge and administrative collections allocated to the noteholders' interest for your series.

     "reallocation group one investor additional amounts" means, for any distribution date, the sum of:

     (1)  additional amounts for that distribution date; and

     (2) for all other series included in reallocation group one, the aggregate net amount by which the invested amounts of those series have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amounts for any class or series enhancement interests of those series as of that distribution date.

     "reallocation group one investor default amount" means, for any distribution date, the aggregate amount of the investor default amounts for all the series included in reallocation group one for that distribution date.

     "reallocation group one investor finance charge and administrative collections" means, for any distribution date, the aggregate amount of the available investor finance charge and administrative collections for all the series included in reallocation group one.

     "reallocation group one monthly interest" means, for any distribution date, the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on that overdue monthly interest, if applicable, for all the series included in reallocation group one for that distribution date.

     "reallocation group one monthly fees" means, for any distribution date, the sum of:

     (1) the monthly servicing fee and monthly administration fee for that distribution date;

     (2) the monthly servicing fee and monthly administration fee past due but not paid for any prior distribution date; and

     (3) fees similar to those described in clauses (1) and (2) above for reallocation group one plus any additional fees and amounts, including credit enhancement fees and reserve account funding requirements for all other series included in reallocation group one.


     "record date" means, for any distribution date, the last day of the calendar month preceding that distribution date.

     "recoveries" are the amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts.

     "required minimum principal balance" means for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the series adjusted invested amounts for each series outstanding on that date plus the required transferor amount on that date, minus the amounts on deposit in the special funding account.

     "required transferor amount" will be calculated as follows:

          required            X    aggregate series
          transferor               adjusted invested
          percentage               amounts of all series
                                   related to pool one

     "required transferor percentage" means initially [.]%, but may be reduced if the transferor provides the servicer and the indenture trustee with written confirmation that the designation will not result in:

     (1) the reduction or withdrawal by any rating agency of its rating of any outstanding series or class; and

     (2)  an Adverse Effect.

     "required spread account amount" has the meaning set forth on page S-[.].

     "reserve account funding date" means the distribution date with respect to the due period which commences three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

     "reserve draw amount" has the meaning set forth on page S-[.].

     "required reserve account amount" means for any distribution date on or after the reserve account funding date an amount equal to:

     (1)  [.]% of the principal balance of the Class A notes; or

     (2) any other amount designated by the transferor; except that if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause an amortization event or an event that, after the giving of notice or the lapse of time, would cause an amortization event to occur with respect to Series 2000-[.].

     "series 2000-[.] final maturity date" means the earlier of:

     (1)  the payment in full of the aggregate principal balance of the notes;
          and

     (2)  [.], 200[.].

     "series adjusted invested amount" means, with respect to any due period:

     (1) during the revolving period, the invested amount as of the last day of the immediately preceding due period; and

     (2) during the controlled accumulation period, the invested amount as of the close of business on the last day of the revolving period less the amount in the principal funding account on such date of determination;

provided, however, that on any date, at the option of the transferor, such amount may be reduced below the amount specified for the previous due period to an amount not less than the greater of:

          (a) the invested amount as of the last day of the immediately preceding due period, less the amount of any distribution of principal made to noteholders of this series since the last day of the immediately preceding due period; and

          (b) an amount that, if used as the numerator of the fixed investor percentage for the remainder of the controlled accumulation period, would assure that available investor principal collections for this series plus the product of the aggregate amount of the shared principal collections during each due period multiplied by a fraction the numerator of which is the invested amount of this series and the denominator of which is the aggregate invested amount of all series not scheduled to be in their revolving period during such due period would equal at least 125% of the applicable controlled deposit amount for such due period for so long as the invested amount is greater than zero, assuming for this purpose that:

               (A) the payment rate with respect to collections of principal receivables remains constant at the level of the immediately preceding due period;

               (B) the total amount of principal receivables theretofore conveyed to and in the trust, and the amount on deposit in the special funding account, remains constant at the level existing on the date of such reduction;

               (C) no amortization event with respect to any series will subsequently occur; and

               (D) no additional series, other than any series being issued on the date of such reduction, will be subsequently issued; and

     (3) during any early amortization period, the invested amount as of the last day of the revolving period less the amount in the principal funding account or, if less, the amount last determined under clause
          (2) above during the controlled accumulation period.

     "servicing fee rate" means 2% per annum or such lesser percentage as may be specified by the servicer and which, in the reasonable belief of the servicer, will not result in an Adverse Effect.

     "series portfolio yield" means, for any due period, the annualized percentage equivalent of a fraction:

     (1) the numerator of which is the sum of reallocated investor finance charge and administrative collections and excess finance charge and administrative collections, if any, deposited in the collection account and allocable to the Series 2000-[.] notes for that due period, calculated on a cash basis after subtracting the investor default amount for that due period; and

     (2) the denominator of which is the aggregate principal balance of the notes as of the close of business on the last day of the immediately preceding due period.

     "shared principal collections" means the amount of collections of principal receivables for any due period allocated to the invested amount remaining after covering required payments to the noteholders, any similar amount remaining for any other series in principal sharing group one and, at the option of the issuer as specified in the indenture, specified net proceeds from the issuance of a new series.

     "spread account percentage" has the meaning set forth on page S-[.].

     "subordinated principal collections" means, for any due period, available investor principal collections used to pay interest on the Class A notes and the Class B notes or used to pay the monthly servicing fee, if Household Finance Corporation or any of its affiliates are not the servicer, in an amount equal to the lesser of:

     (1)  the monthly subordination amount for that due period; and

     (2) the invested amount after giving effect to any investor charge-offs for that distribution date.

     "transferor amount" means with respect to pool one an amount equal to the difference between:

     (1) the sum of (a) the total amount of principal receivables in pool one of the trust portfolio on the immediately preceding day and (b) the special funding account balance; and

     (2) the aggregate series adjusted invested amounts of all series of notes related to pool one then outstanding.

     "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

                                                                         Annex I

                      Other Series Issued And Outstanding

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, [all of which are in reallocation group one, excess finance charge sharing group one, and principal sharing group one]. For more specific information with respect to any series, any prospective investor should contact Household Finance Corporation, at 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone
(847) 564-5000). Household Finance Corporation will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

[1. Series 2000-[.]

Initial Class A Invested Amount...................                                           $[.]
Current Class A Invested Amount...................                                           $[.]
Class A note interest rate........................          [one-month] LIBOR plus [.]% per annum
Initial Class B Invested Amount...................                                           $[.]
Current Class B Invested Amount...................                                           $[.]
Class B note interest rate........................          [one-month] LIBOR plus [.]% per annum
Initial Class C Invested Amount...................                                           $[.]
Current Class C Invested Amount...................                                           $[.]
Class C note interest rate........................          [one-month] LIBOR plus [.]% per annum
[controlled accumulation amount...................                                         $[.]*]
[Expected principal payment date..................                         [.] distribution date]
Annual servicing fee percentage...................                                 [.]% per annum
[Enhancement for the Class A notes................    Subordination of Class B and Class C notes]
[Enhancement for the Class B notes................                Subordination of Class C notes]
[Enhancement for the Class C notes................                                spread account]
Series 2000-[.] final maturity date...............                          [.] distribution date
Series Issuance Date..............................                                     [.] , 2000

____________
     * Subject to change if the commencement of the accumulation period or controlled accumulation period, as applicable, is delayed.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be amended. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                    Subject to Completion, dated [.], 2000
                                                  --

                                  Prospectus

                   Household Credit Card Master Note Trust I

                                    Issuer

                    Household Receivables Funding, Inc. III

                                  Transferor

                         Household Finance Corporation

                                   Servicer

                              Asset Backed Notes

The Trust --

 .  may periodically issue asset backed notes in one or more series with one or more classes; and
 .  will own --
   .  receivables in a portfolio of revolving credit accounts;
   . payments due on those receivables; and . other property described in this prospectus and in the accompanying prospectus supplement.

The Notes --

 .    offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

 .  will be paid only from the trust assets;

 .  may have one or more forms of credit enhancement; and

 .    will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

________________________________________________________________________________
You should consider carefully the risk factors beginning on page [.] in this prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Household Credit Card Master Note Trust I only and are not obligations of Household Receivables Funding, Inc. III, Household Finance Corporation, Household Bank (Nevada), N.A. or any other person.
________________________________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   [.], 2000

             Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the notes in two separate documents:

     (1) this prospectus, which provides general information, some of which may not apply to your series of notes; and

     (2) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

          .  the terms, including interest rates, for each class;
          .  the timing of interest and principal payments;
          .  information about the receivables;
          . information about credit enhancement, if any, for each class; . the ratings for each class being offered; and . the method for selling the notes.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.


     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                               Table of Contents

Prospectus Summary.................................................................................  1
       The Issuer..................................................................................  1
       Risk Factors................................................................................  1
       Indenture Trustee...........................................................................  1
       Owner Trustee...............................................................................  1
       Transferor..................................................................................  1
       Servicer and Administrator..................................................................  1
       Trust Assets................................................................................  1
       Interest Payments on the Notes..............................................................  2
       Principal Payments on the Notes.............................................................  2
              Revolving Period.....................................................................  3
              Controlled Accumulation Period.......................................................  3
              Controlled Amortization Period.......................................................  3
              Early Amortization or Early Accumulation Period......................................  4
              Amortization Events..................................................................  4
       Events of Default...........................................................................  4
              General..............................................................................  4
              Events of Default Remedies...........................................................  5
       Note Ratings................................................................................  5
       Credit Enhancement..........................................................................  5
       Tax Status..................................................................................  6
       Collections and Allocations.................................................................  6
       Groups......................................................................................  6
              General..............................................................................  6
              Excess Finance Charge Sharing Group..................................................  6
              Reallocation Group...................................................................  6
              Shared Enhancement Group.............................................................  7
              Principal Sharing Group..............................................................  7
       Shared Transferor Principal Collections.....................................................  7
Risk Factors.......................................................................................  8
The Issuer......................................................................................... 19
Use of Proceeds.................................................................................... 19
The Bank's Credit Card Activities.................................................................. 20
       General..................................................................................... 20

     Origination..................................................................................  20
     Account Management...........................................................................  22
     Interchange..................................................................................  22
The Trust Portfolio...............................................................................  22
Description of the Notes..........................................................................  25
     General......................................................................................  25
     Note Ratings.................................................................................  26
     Book-Entry Registration......................................................................  27
     Definitive Notes.............................................................................  31
     New Issuances................................................................................  32
     Funding Period...............................................................................  33
     Paired Series................................................................................  34
     Interest Payments............................................................................  34
     Principal Payments...........................................................................  35
     Credit Enhancement...........................................................................  36
            General...............................................................................  36
            Subordination.........................................................................  37
            Cash Collateral Guaranty or Account...................................................  38
            Spread Account........................................................................  38
            Reserve Account.......................................................................  38
            Letter of Credit......................................................................  38
            Surety Bond or Insurance Policy.......................................................  39
     Amortization Events..........................................................................  39
     Final Payment of Principal; Termination......................................................  40
     Defeasance...................................................................................  41
     Reports to Noteholders.......................................................................  41
     Investor Percentage, Transferor Percentage and Credit Enhancement Percentage.................  43
     Groups.......................................................................................  43
            General...............................................................................  43
            Excess Finance Charge Sharing Group...................................................  43
            Reallocation Group....................................................................  44
            Shared Enhancement Group..............................................................  44
            Principal Sharing Group...............................................................  44
     Shared Transferor Principal Collections......................................................  44
     Trust Bank Accounts..........................................................................  45

     Application of Collections..............................................................  45
     Defaulted Receivables; Investor Charge-Offs.............................................  48
Description of the Indenture.................................................................  48
     Events of Default; Rights Upon Event of Default.........................................  48
     Material Covenants......................................................................  51
     Modification of the Indenture...........................................................  52
     Annual Compliance Statement.............................................................  55
     Indenture Trustee's Annual Report.......................................................  55
     List of Noteholders.....................................................................  55
     Satisfaction and Discharge of Indenture.................................................  55
     Resignation and Removal of the Indenture Trustee........................................  56
Description of the Transfer and Servicing Agreement..........................................  56
     General.................................................................................  56
     Representations and Warranties of the Transferor........................................  56
          Regarding No Conflict..............................................................  56
          Regarding Enforceability...........................................................  57
          Regarding the Accounts and the Receivables.........................................  58
          Additional Representations and Warranties in the Prospectus Supplement.............  58
     Additional Transferors..................................................................  58
     Eligible Accounts.......................................................................  59
     Eligible Receivables....................................................................  60
     Addition of Trust Assets................................................................  61
     Removal of Trust Assets.................................................................  63
     Discount Option.........................................................................  64
     Servicing Compensation and Payment of Expenses..........................................  64
     Matters Regarding the Servicer and the Transferor.......................................  65
     Servicer Default........................................................................  67
     Evidence of Compliance..................................................................  68
     Assumption of a Transferor's Obligations................................................  69
     Amendments..............................................................................  70
Description of the Receivables Purchase Agreement............................................  72
     Sale of Receivables.....................................................................  72
     Representations and Warranties..........................................................  72
     Amendments..............................................................................  73
     Termination.............................................................................  74

Material Legal Aspects of the Receivables....................................................  74
     Transfer of Receivables.................................................................  74
     Matters Relating to Conservatorship, Receivership and Bankruptcy........................  76
     Consumer Protection Laws................................................................  78
Material Federal Income Tax Consequences.....................................................  78
     General.................................................................................  78
     Tax Characterization of the Trust and the Notes.........................................  79
     Consequences to Holders of the Offered Notes............................................  80
     State and Local Tax Consequences........................................................  83
ERISA Considerations.........................................................................  83
Plan of Distribution.........................................................................  84
Reports to Noteholders.......................................................................  84
Where You Can Find More Information..........................................................  85
Glossary.....................................................................................  86
Global Clearance, Settlement and Tax Documentation Procedures................................ I-1

                              Prospectus Summary

     This summary highlights information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus supplement before you purchase any notes.

The Issuer


Household Credit Card Master Note Trust I, a Delaware common law trust, is the issuer of the notes. The trust's principal place of business is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Its phone number is (302) 651-8856.

The trust is a master trust and will issue notes in series. Each series of notes will consist of one or more classes. The classes of a series may be issued at the same time or at different times. The notes of each series will be issued from an indenture supplement to an indenture, in each case between the trust and the indenture trustee.

Some classes or series may not be offered by this prospectus. They may be offered, for example, in a private placement.

Risk Factors

Investment in the series 2000-[.] Notes involves risks. You should consider carefully the risk factors beginning on page [.] in the prospectus.

Indenture Trustee

Wells Fargo Bank Minnesota, N.A. is the indenture trustee under the indenture. Its address is MAC N9311-161, 6/th/ & Marquette, Minneapolis, MN 55479 attention: Asset Backed Securities. Its phone number is (612) 667-8058.

Owner Trustee

Wilmington Trust Company is the owner trustee under the trust agreement. Its address is Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Its phone number is: (302) 651-8856.

Transferor

Household Receivables Funding, Inc. III is the transferor of the credit card receivables to the trust. Its address is 1111 Town Center Drive, Las Vegas, Nevada 89134. Its phone number is (702) 243-1156. Household Receivables Funding, Inc. III is a special purpose Delaware corporation whose stock is held by Household Finance Corporation.

Servicer and Administrator

Household Finance Corporation will service the receivables for the trust through its affiliate, Household Credit Services, Inc., acting as subservicer, and will act as the trust's administrator. Its address is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is (847) 564-5000. Household Finance Corporation is a wholly-owned subsidiary of Household International, Inc.

In limited cases, the servicer may resign or be removed, and either the indenture trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust, and each series is obligated to pay a portion of that fee. In addition, Household Finance Corporation, acting as trust's administrator, will receive an administration fee from the trust.

Trust Assets

Household Bank (Nevada), N.A. is the originator of the credit card receivables. It has designated revolving credit card accounts from its portfolio and has sold the receivables in those accounts to Household Receivables Funding, Inc. III under a receivables purchase agreement. Household Receivables Funding, Inc. III has, in turn, sold those receivables to the trust under the transfer and servicing agreement.

All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust fluctuates daily as new receivables are generated and payments are received on existing receivables.

The receivables transferred to the trust are the primary trust assets. Additional assets may be transferred to the trust as described under "The Transfer and Servicing Agreement -- Addition of Trust Assets" in this prospectus. The transferor may also remove receivables that it transferred to the trust as described under "Transfer and Servicing Agreement -- Removal of Trust Assets" in this prospectus.


The transferor is also permitted to add, from time to time, participations and related collections to the trust. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

For more information about the receivables, see "The Trust Portfolio" in this prospectus.

All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued to finance assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

Interest Payments on the Notes

Each note entitles the holder to receive payments of interest as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to series enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See "Description of the Notes - Interest Payments" in this prospectus.

Principal Payments on the Notes

Each note entitles the holder to receive payments of principal as described in the applicable prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement. See "Description of the Notes -- Principal Payments" in this prospectus.

Revolving Period

Each series of notes will begin with a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will pay available principal to noteholders of other series in a principal sharing group as shared principal collections or to the transferor as holder of the transferor interest, or in limited circumstances described under "Description of the Notes - Special Funding Account" and "- Application of Collections" will deposit the available principal in the special funding account. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

Following the revolving period, each class of notes will have one or more of the following periods in which:

 . principal is accumulated in specified amounts per month and paid on an expected principal payment date, known as a controlled accumulation period;

 . principal is paid in fixed amounts at scheduled intervals, known as a controlled amortization period; or

 . principal is paid or accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event, known as an early amortization period or early accumulation period, respectively.

In addition, each class may have other types of accumulation or amortization periods as specified in the related prospectus supplement.

Controlled Accumulation Period

If a series or class of notes is in a controlled accumulation period, the trust is expected to pay available principal to those noteholders on the date specified in the prospectus supplement for that class or series. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected principal payment date. For a period of time prior to the expected principal payment date, the trust will deposit specified amounts of available principal in a trust account. The controlled accumulation period for a series or class begins on a date specified in the applicable prospectus supplement and ends when any one of the following occurs:

 .  the notes of that series or class are paid in full;

 .  the early amortization or early accumulation period starts; or

 . the latest date by which principal and interest for the series of notes can be paid, known as the series final maturity date.

Controlled Amortization Period

If a series or class of notes is in a controlled amortization period, the trust will pay available principal up to a fixed amount to those noteholders on each distribution date during that period. The trust will pay available principal in a fixed amount, plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the applicable prospectus supplement and ends when any one of the following occurs:

 .  the notes of that series or class are paid in full;

 .  the early amortization or early accumulation period starts; or

 .  the series final maturity date.

Early Amortization or Early Accumulation Period

If a series or class of notes is in an early amortization or early accumulation period, the trust will pay available principal to those noteholders on each distribution date or accumulate available principal by making a deposit into an account on each distribution date. If the series has more than one class, each class may have a different priority for payment. The early amortization period or early accumulation period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

 .  the notes of that series or class are paid in full;

 .  the series final maturity date; or

 .  the trust termination date.

Amortization Events

An amortization event for any series of notes will include adverse events described in the prospectus supplement for that series. In addition, the following will be amortization events for all series:

 . bankruptcy, insolvency or similar events relating to the transferor, including any additional transferor, Household Finance Corporation or the bank;

 . the transferor, including any additional transferor, is unable to transfer receivables to the trust as required under the transfer and servicing agreement; or

 . the trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940.

See "Description of the Notes - Amortization Events" in this prospectus.

Events of Default

General

The indenture and related indenture supplement governing the terms and conditions of the notes include a list of adverse events called events of default.

 . If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of a majority of the outstanding principal amount of the affected series of outstanding notes may accelerate the notes by declaring all the notes of that series to be immediately due and payable. That declaration may, under limited circumstances described under "The Indenture -Events of Default; Rights upon Event of Default", be rescinded by the holders of a majority of the outstanding principal amount of the affected series of outstanding notes.

Events of default include the following:

 .  the trust fails to pay interest on any note within 35 days of its due date;

 . the trust fails to pay in full principal on any note on its series final maturity date;

 . the trust defaults on any covenant or breaches any agreement under the indenture and the default or breach continues unremedied for 60 days after written notice of the default or breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% of the outstanding principal amount of the affected series of notes; or

 . the occurrence of those events of bankruptcy, insolvency, reorganization or similar events relating to the trust described under "The Indenture - Events of Default".

See "The Indenture - Events of Default; Rights upon Event of Default" in this prospectus for a description of the events of default and their consequences to noteholders.

It is not an event of default if the principal of a note is not paid on its expected principal payment date.

Events of Default Remedies

After an event of default and the acceleration of a series of notes, funds on deposit in the collection account and any trust accounts with respect to that series will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and finance charge and administrative collections allocated to the series of notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the series final maturity date of those notes.

After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal amount of the accelerated notes, will have a limited right to foreclose on the portion of the receivables allocable to the accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated series of notes plus the related finance charge and administrative receivables. The proceeds from the sale of the receivables will be used to pay principal of and interest on your notes. See "The Indenture - Events of Default; Rights upon Event of Default" in this prospectus.

Note Ratings

Any note offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the notes. The rating agencies have not rated the ability to pay principal of the notes in full on the expected principal payment date or any other date prior to the series final payment date.

A rating is not a recommendation to buy, sell or hold securities, and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Description of the Notes - Note Ratings" in this prospectus.

Credit Enhancement

Each class of a series may be entitled to credit enhancement. Credit enhancement for the notes of any class may take the form of one or more of the following:

 .  subordination           .  letter of credit
 .  collateral interest     .  surety bond
 .  insurance policy        .  spread account
 .  cash collateral         .  reserve account
   guaranty or account
 .  swap arrangements       .  guaranteed rate
                              agreement
 .  interest rate cap       .  tax protection
   agreement                  agreement

 .  overcollateralization

The type, characteristics and amount of any credit enhancement for a series will be:

 . based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued; and

 .  established based on the requirements of the rating agencies.

See " Description of the Notes-Credit Enhancement" in this prospectus.

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the trust, is of the opinion that, for United States federal income tax purposes the notes will be treated as indebtedness and the trust will not be an association or a publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of the transferor for federal, state and local income and franchise tax purposes.

Collections and Allocations

The servicer receives collections on the receivables, deposits those collections in the collection account and keeps track of them as finance charge and administrative receivables or principal receivables.

The servicer then allocates those collections among each series of notes outstanding and the transferor interest. The servicer allocates collections of finance charge and administrative receivables and principal receivables, and receivables in accounts written off as uncollectible to each series based on varying percentages. The accompanying prospectus supplement describes the allocation percentages applicable to your series.

The interest in the assets not allocated to any series of notes is the transferor interest. The principal amount of the transferor interest fluctuates with the amount of the principal receivables held in the trust and the amount of notes outstanding. The transfer and servicing agreement requires the transferor to transfer receivables in additional accounts to the trust if the total amount of principal receivables, as of the last business day of any calendar month, is less than the sum of the series adjusted invested amounts for each series outstanding, less any amount in the special funding account, plus an amount referred to as the required transferor amount. The transferor may sell all or part of its interest in the transferor's interest by issuing a supplemental certificate.

Groups

General

The notes of a series may be included in one or more groups of series that share collections of finance charge and administrative receivables and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

Excess Finance Charge Sharing Group

The notes of a series may be included in a group of series, called an excess finance charge sharing group, that shares excess collections of finance charge and administrative receivables, including excess collections of finance charge and administrative receivables which have been reallocated to a series which is included in both an excess finance charge sharing group and a reallocation group. If specified in the prospectus supplement for any of these series, to the extent that collections of finance charge and administrative receivables allocated to a series are not needed for that series, those collections may be applied to other series in the same excess finance charge sharing group. See "Description of the Notes - Groups - Excess Finance Charge Sharing Group" in this prospectus.

Reallocation Group

The notes of a series may be included in a group of series, called a reallocation group, that reallocates collections of finance charge and administrative receivables and other amounts among the series in that group. Collections of finance charge and administrative receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for required payments, described in the prospectus supplement, to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of notes in that group. See "Description of the Notes - Groups - Reallocation Group" in this prospectus.

Shared Enhancement Group

The notes of a series may be included in a group of series, called a shared enhancement group, that shares collections of finance charge and administrative receivables and other amounts and shares in the same credit enhancement for each series in that shared enhancement group. Shared enhancement may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in the same series or in different series in that shared enhancement group. In addition, if specified in its prospectus supplement, a series may consist of one or more classes of notes issued in one or more subseries. References to a series in this prospectus include any subseries of a series. All subseries of that series would share collections of finance charge and administrative receivables and other amounts, described in the prospectus supplement, and share in the same credit enhancement for that series.

Principal Sharing Group

The notes of a series may be included in a group of series, called a principal sharing group, that shares collections of principal receivables for each series in that group. If a series is identified in its prospectus supplement as being in a group of series that share principal collections, to the extent that collections of principal receivables allocated to that series are not needed for that series, those collections may be applied to cover principal payments for other principal sharing series in the same principal sharing group, and vice versa. See "Description of the Notes -Groups - Principal Sharing Group" in this prospectus.

Shared Transferor Principal Collections

If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables otherwise payable to the transferor may be applied to cover principal payments for that series. See "Description of the Notes - Shared Transferor Principal Collections" in this prospectus.

                                  Risk Factors

The risk factors disclosed in this section of the prospectus and in the prospectus supplement describe the principal risk factors of an investment in the notes.

Some liens may be given priority over            Although the transfer of receivables by the
your notes which could cause your                bank or another account owner or receivables
receipt of payments to be delayed or             seller is treated as a sale, a court could
reduced.                                         conclude that any of the trust, the transferor,
                                                 or the bank or other account owner or
                                                 receivables seller owns the receivables.  Even
                                                 so, the indenture trustee would still have a
                                                 first priority perfected security interest;
                                                 however, the following interests may receive
                                                 priority above your interest:

                                                 .  a tax or governmental lien, or other lien
                                                    imposed under applicable state or federal law
                                                    without consent, on the property of the person
                                                    that owns the receivables arising before
                                                    receivables come into existence;

                                                 .  the fees and expenses of a receiver or
                                                    conservator for the bank or any other account
                                                    owner or receivables seller which is a bank or
                                                    a similarly regulated financial institution;

                                                 .  the interests of other creditors in
                                                    collections commingled and used for the benefit
                                                    of the servicer, if insolvency or bankruptcy
                                                    proceedings were commenced by or against the
                                                    servicer.

                                                 In addition, if any account owner or
                                                 receivables seller is not a bank or a similarly
                                                 regulated financial institution and insolvency
                                                 or bankruptcy proceedings were commenced by or
                                                 against it, the automatic stay provisions of
                                                 that law could interfere with the timely
                                                 transfer of collections to the indenture
                                                 trustee.  If any of these events were to occur,
                                                 payments to you could be delayed or reduced.
                                                 See "Material Legal Aspects of the Receivables
                                                 - Transfer of Receivables" and "The Transfer
                                                 and Servicing Agreement - Representations and
                                                 Warranties of

                                                 the Transferor" in this prospectus.
                                                 In addition, with respect to the addition of
                                                 additional accounts and participations to the
                                                 trust, the indenture trustee may not have a
                                                 first-priority perfected security interest with
                                                 respect to those additional accounts and
                                                 participations before the required delivery
                                                 date of the computer file or microfiche list
                                                 reflecting the addition of those additional
                                                 accounts and participations to the trust.  The
                                                 required delivery date for new accounts and
                                                 participations may be as long as 109 days after
                                                 the related addition date.  If insolvency or
                                                 bankruptcy proceedings were commenced by or
                                                 against the transferor or the bank or other
                                                 account owner or receivables seller after the
                                                 related addition date but prior to the related
                                                 required delivery date, other secured or
                                                 unsecured creditors of the transferor or the
                                                 bank or other account owner or receivables
                                                 seller could have claims ranking higher than
                                                 yours and, consequently, payments to you could
                                                 be reduced.

If a conservator or receiver were                If the FDIC were appointed as conservator or
appointed for the bank or other account          receiver for the bank or other account owner or
owner or receivables seller, or the              receivables seller, an early payment of
transferor or other account owner or             principal on all outstanding series could
receivables seller became a debtor in a          result, and payments to you could be delayed or
bankruptcy case, delays or reductions            reduced.  If the FDIC did not respect the
in payment of your notes could occur.            security interest granted by the bank, or other
                                                 account owner or receivables seller, in the
                                                 receivables, the FDIC could:

                                                 .  require the indenture trustee to go through
                                                    the administrative claims procedure established
                                                    by the FDIC in order to obtain payments on the
                                                    notes;

                                                 .  request a stay of any actions by the
                                                    indenture trustee to enforce the receivables
                                                    purchase agreement or the notes against the
                                                    bank; or

                                                 .  repudiate the receivables purchase agreement
                                                    and limit the claims of the

                                                    holders of the notes to their "actual
                                                    direct compensatory damages."

                                                 If the FDIC were to take any of these actions,
                                                 the amount payable to you could be delayed and
                                                 could be less than the outstanding principal
                                                 and accrued interest on the notes, thus
                                                 resulting in losses to you.

                                                 Payments to you also could be delayed or
                                                 reduced if the transfer of receivables to the
                                                 transferor were construed as the grant of a
                                                 security interest rather than an absolute
                                                 assignment or if the assets and liabilities of
                                                 the transferor were substantively consolidated
                                                 with those of an entity in bankruptcy.

                                                 If a conservator or receiver were appointed for
                                                 the bank or any account owner or receivables
                                                 seller, of if the transferor or any account
                                                 owner or receivables seller other than the bank
                                                 became a debtor in a bankruptcy case, an early
                                                 payment of principal on all outstanding series
                                                 could result.  Under the terms of the
                                                 receivables purchase agreement and the transfer
                                                 and servicing agreement, new principal
                                                 receivables would not be transferred to the
                                                 trust.  However, the bankruptcy court, the
                                                 conservator or the receiver may have the power,
                                                 regardless of the terms of the receivables
                                                 purchase agreement and the transfer and
                                                 servicing agreement, to delay that procedure,
                                                 to prevent the early payment of principal, or
                                                 to require new principal receivables to
                                                 continue being transferred.

                                                 In addition, in the event the servicer became a
                                                 debtor in a bankruptcy case, a court overseeing
                                                 the servicer's bankruptcy case may have the
                                                 power to prevent either the indenture trustee
                                                 or the noteholders from appointing a new
                                                 servicer.

                                                 See "Material Legal Aspects of the Receivables
                                                 -Matters Relating to Conservatorship,
                                                 Receivership and Bankruptcy" in this prospectus.

You may have limited or no ability to            Under the indenture, noteholders holding a
control actions under the indenture.             specified percentage of the outstanding
This may result in, among other things,          principal amount of notes of a series or class
payment of principal being accelerated           or all the notes may take actions, or may
when it is in your interest to receive           direct the indenture trustee to take various
payment of principal at the scheduled            actions described under "Description of the
principal payment date, or it may                Indenture - Events of Default, Rights Upon
result in payment of principal not               Events of Default", including accelerating the
being accelerated when it is in your             payment of principal of the notes.  In the case
interest to receive early payment of             of votes by series or votes by holders of all
principal.                                       the notes, the most senior class of notes will
                                                 generally be substantially greater than the
                                                 subordinate class or classes of notes.  The
                                                 holders of the most senior class of notes will
                                                 therefore generally have the ability to
                                                 determine whether and what actions are to be
                                                 taken.  The holders of the subordinate class or
                                                 classes of notes will generally need the
                                                 concurrence of the holders of the most senior
                                                 class of notes to cause actions to be taken.
                                                 Therefore, the actions taken or not taken by
                                                 the controlling noteholders may be contrary to
                                                 the actions that you determine to be in your
                                                 best interest.

If an event of default occurs, your              Your remedies may be limited if an event of
remedy options will be limited and you           default under your class or series of notes
may not receive full payment of                  occurs.  After an event of default and the
principal and accrued interest.                  acceleration of your series of notes
                                                 collections of principal receivables and
                                                 finance charge and administrative receivables
                                                 allocated to those notes and, if applicable any
                                                 funds in the principal funding account for your
                                                 series, will be applied to make payments of
                                                 monthly interest and principal on those notes
                                                 until the earlier of the date those notes are
                                                 paid in full and the final maturity date of
                                                 those notes.  However, no principal collections
                                                 will be allocated to a class of notes if its
                                                 invested amount is zero, even if the stated
                                                 principal balance of the note has not been paid
                                                 in full.  If your series includes a principal
                                                 funding account, funds in that principal
                                                 funding account, if any, that are not
                                                 reallocated to other classes of that series
                                                 will still be available to pay principal of and
                                                 interest on classes of notes with an invested
                                                 amount of zero.   If your notes are
                                                 subordinated

                                                 notes as specified in the prospectus supplement,
                                                 you will receive payment of principal of those
                                                 notes only if and to the extent that, after giving
                                                 effect to that payment, the amount of subordination, as
                                                 specified in the prospectus supplement, will be
                                                 maintained for the senior classes of notes in
                                                 that series.

If the transferor  breaches                      Household Receivables Funding, Inc. III, as
representations and warranties relating          transferor of the receivables, makes
to the receivables, payments on your             representations and warranties relating to the
notes may be reduced.                            validity and enforceability of the receivables
                                                 arising under the accounts in the trust
                                                 portfolio, and as to the perfection and
                                                 priority of the indenture trustee's interest in
                                                 the receivables. However, neither the owner
                                                 trustee nor the indenture trustee will make any
                                                 examination of the receivables or the related
                                                 assets to determine the presence of defects,
                                                 compliance with the representations and
                                                 warranties or for any other purpose.
                                                 If a representation or warranty relating to the
                                                 receivables is violated, the related obligors
                                                 may have defenses to payment or offset rights,
                                                 or creditors of the other account owner or
                                                 receivables seller or the transferor may claim
                                                 rights to the trust assets. If a representation
                                                 or warranty is violated, the transferor may
                                                 have an opportunity to cure the violation. If
                                                 it is unable to cure the violation within the
                                                 specified time period or if there is no right
                                                 to cure the violation, the transferor must
                                                 accept reassignment of the receivables affected
                                                 by the violation. These reassignments are the
                                                 only remedy for breaches of representations and
                                                 warranties, even if your damages exceed your
                                                 share of the reassignment price. See "The
                                                 Transfer and Servicing Agreement  -
                                                 Representations and Warranties of the
                                                 Transferor" in this prospectus.

Changes to consumer protection laws may          Receivables that do not comply with consumer
impede collection efforts or reduce              protection laws may not be valid or enforceable
collections which may result in a                under their terms against the obligors on those
reduction in payments on your notes.             receivables.

                                                 Federal and state consumer
                                                 protection laws regulate the
                                                 creation and enforcement of
                                                 consumer loans, including
                                                 credit card accounts and
                                                 receivables. Changes or
                                                 additions to those regulations
                                                 could make it more difficult
                                                 for the servicer of the
                                                 receivables to collect payments
                                                 on the receivables or reduce
                                                 the finance charges and other
                                                 fees that the originator can
                                                 charge on credit card account
                                                 balances, resulting in reduced
                                                 collections.

                                                 If a cardholder sought
                                                 protection under federal or
                                                 state bankruptcy or debtor
                                                 relief laws, a court could
                                                 reduce or discharge completely
                                                 the cardholder's obligations to
                                                 repay amounts due on its
                                                 account and, as a result, the
                                                 related receivables would be
                                                 written off as uncollectible.
                                                 See "Material Legal Aspects of
                                                 the Receivables - Consumer
                                                 Protection Laws" in this
                                                 prospectus.

Competition in the credit card industry          The credit card industry is
may result in a decline in the bank's            highly competitive. As new
or other account owner's ability to              credit card companies enter the
generate new receivables.  This may              market and companies try to
result in the payment of principal to            expand their market share,
you earlier or later that your                   effective advertising, target
scheduled principal payment date.                marketing and pricing
                                                 strategies grow in importance.
                                                 The bank's or other account
                                                 owner's ability to compete in
                                                 this industry environment will
                                                 affect its ability to generate
                                                 new receivables and might also
                                                 affect payment patterns on the
                                                 receivables. If the rate at
                                                 which the bank or other account
                                                 owner generates new receivables
                                                 declines significantly, the
                                                 bank or other account owner
                                                 might be unable to transfer
                                                 additional receivables or
                                                 designate additional accounts
                                                 to the trust and an
                                                 amortization event could occur,
                                                 resulting in payment of
                                                 principal sooner than expected.
                                                 If the rate at which the bank
                                                 or other account owner
                                                 generates new receivables
                                                 decreases significantly at a
                                                 time when noteholders are
                                                 scheduled to receive principal,
                                                 noteholders might receive
                                                 principal more slowly than
                                                 planned.

Affinity program restrictions on pricing         The accounts, the receivables
and other account terms could limit the          of which currently have been
ability of the bank or other account             conveyed or will be conveyed to
                                                 the trust on the closing date,
                                                 were originated under
owner to change account terms. These             an affinity agreement between
restrictions may cause collections to            the bank and Union Privilege.
decline or may affect the rate at which          The Union Plus program
new receivables are generated in the             contains, and other affinity
accounts.  This may result in early              programs may contain,
payments of principal to you.                    restrictions on pricing and
                                                 other practices. In the future,
                                                 additional accounts may also be
                                                 designated for inclusion in the
                                                 trust relating to other
                                                 affinity or non-affinity
                                                 programs. The current pricing
                                                 restrictions in the Union Plus
                                                 programs and changes in the
                                                 terms of these programs may
                                                 reduce collections or may
                                                 affect the rate at which new
                                                 receivables are generated in
                                                 the accounts. See "The Bank's
                                                 Credit Card Portfolio - Billing
                                                 and Payments" in the
                                                 accompanying prospectus
                                                 supplement.

The account owner may change the terms           As owner of the accounts, the
and conditions of the accounts in a way          bank or other account owner
that reduces collections. These changes          retains the right to change
may result in reduced or early payments          various account terms including
to you.                                          finance charges, other fees and
                                                 the required monthly minimum
                                                 payment. Those changes may be
                                                 voluntary on the part of the
                                                 bank or may be forced by law or
                                                 market conditions. Changes by
                                                 the bank or other account owner
                                                 in interest rate and fees
                                                 charged to its customers could
                                                 decrease the effective yield on
                                                 the accounts and this could
                                                 result in an early payment or
                                                 reduced payment of principal of
                                                 your notes. Changes in the
                                                 required monthly minimum
                                                 payment could result in delays
                                                 in the payment of your notes.
                                                 Changes in account terms could
                                                 also cause a reduction in the
                                                 credit ratings on your notes.

Payment patterns of cardholders may not          The receivables transferred to
be consistent over time and variations           the trust may be paid at any
in these payment patterns may result in          time. We cannot assure the
reduced payment of principal, or                 creation of additional
receipt of payment of principal earlier          receivables in the trust's
or later than expected.                          accounts or that any particular
                                                 pattern of cardholder payments
                                                 will occur. A significant
                                                 decline in the amount of new
                                                 receivables generated could
                                                 result in the occurrence of an
                                                 amortization event for one or
                                                 more series and the
                                                 commencement of the early
                                                 amortization period or, if
                                                 applicable, the early
                                                 accumulation period for each of
                                                 those series. If an
                                                 amortization event occurs, you
                                                 could receive payment of
                                                 principal sooner than expected.
                                                 The bank's ability to compete
                                                 in the current industry
                                                 environment
                                                 will affect its ability to
                                                 generate new receivables and
                                                 might also affect payment
                                                 patterns on the receivables. In
                                                 addition, changes in finance
                                                 charges can alter the monthly
                                                 payment rates of cardholders. A
                                                 significant decrease in monthly
                                                 payment rates, including the
                                                 effect of payment holidays,
                                                 could slow the return or
                                                 accumulation of principal
                                                 during an amortization period
                                                 or accumulation period. See
                                                 "Description of the Notes -
                                                 Principal Payments" in this
                                                 prospectus.

Recharacterization of principal                  The transferor may designate a
receivables would reduce principal               percentage of the receivables
receivables and may require the                  that would otherwise be treated
addition of new receivables. If new              as principal receivables to be
receivables are unavailable when                 treated as finance charge and
required you may receive payment of              administrative receivables.
principal earlier than expected.                 This designation should
                                                 decrease the likelihood of an
                                                 early amortization event
                                                 occurring as a result of a
                                                 reduction of the series
                                                 portfolio yield for a given
                                                 period. However, this
                                                 designation will also reduce
                                                 the aggregate amount of
                                                 principal receivables, which
                                                 may increase the likelihood
                                                 that the transferor will be
                                                 required to add receivables to
                                                 the trust. If the transferor
                                                 were unable to add receivables
                                                 and could not make a sufficient
                                                 cash deposit into the special
                                                 funding account, one or more
                                                 series of notes, including your
                                                 series, could go into early
                                                 amortization resulting in
                                                 principal being paid before the
                                                 scheduled payment date.

Additions to trust assets may decrease           The transferor expects that it
the credit quality of the assets                 will periodically add
securing the repayment of your notes.            additional accounts to the
If this occurs, your receipt of                  trust and may, at times, be
payments of principal and interest may           obligated to add additional
be reduced, delayed or accelerated.              accounts. While each additional
                                                 account must be an eligible
                                                 account at the time of its
                                                 designation, additional
                                                 accounts may not be of the same
                                                 credit quality as the initial
                                                 accounts. There are many
                                                 reasons which could cause
                                                 differences in credit quality
                                                 including the fact that the
                                                 additional accounts may have
                                                 been originated by the bank or
                                                 other account owner, as
                                                 applicable, using credit
                                                 criteria different from those
                                                 which were applied by the bank
                                                 to the initial accounts or may
                                                 have been acquired by the bank
                                                 or other account owner, as
                                                 applicable, from an institution
                                                 which may have had
                                                 different credit criteria.
                                                 Consequently, there is no
                                                 assurance that future
                                                 additional accounts will have
                                                 the same credit quality as
                                                 those currently designated to
                                                 the trust. If additional
                                                 accounts added to the trust
                                                 reduce the credit quality of
                                                 the trust assets, it will
                                                 increase the likelihood that
                                                 your receipt of payments will
                                                 be reduced or not be received
                                                 on the scheduled principal
                                                 payment date.

The note interest rate and the                   Some accounts have finance
receivables interest rate may re-set at          charges set at a variable rate
different times, resulting in reduced            based on a designated index,
or early payments to you.                        such as the prime rate, while
                                                 others have finance charges
                                                 based upon a fixed rate. A
                                                 series of notes may bear
                                                 interest either at a fixed rate
                                                 or at a floating rate based on
                                                 a different index. If the
                                                 interest rate charged on the
                                                 accounts declines, collections
                                                 of finance charge and
                                                 administrative receivables may
                                                 be reduced without a
                                                 corresponding reduction in the
                                                 amounts of interest payable on
                                                 your notes and other amounts
                                                 required to be paid out of
                                                 collections of finance charge
                                                 and administrative receivables.
                                                 This could result in delayed or
                                                 reduced payments to you.

                                                 A decrease in the spread, or
                                                 difference, between collections
                                                 of finance charge and
                                                 administrative receivables and
                                                 those collections allocated to
                                                 make interest payments on your
                                                 notes could also increase the
                                                 risk of early repayment of your
                                                 notes.

Subordinated classes bear losses before          One or more classes of notes in
senior classes. If you own subordinated          a series may be subordinated to
notes, the priority of allocations               one or more senior classes of
among classes of notes may result in             notes in the same series.
payment on your notes being reduced or           Principal allocations to the
delayed.                                         subordinated class or classes
                                                 generally do not begin until
                                                 each of the more senior classes
                                                 has been paid in full.
                                                 Therefore, if you own
                                                 subordinate notes, your receipt
                                                 of principal payments may be
                                                 delayed or reduced to the
                                                 extent the senior noteholders
                                                 have not received full and
                                                 timely payments with respect to
                                                 their notes. Additionally, if
                                                 collections of finance charge
                                                 and administrative receivables
                                                 allocated to a series are
                                                 insufficient to cover amounts
                                                 due for that series' senior
                                                 notes, the invested amount
                                                 for the series might be
                                                 reduced. This would reduce the
                                                 amount of the collections of
                                                 finance charge and
                                                 administrative receivables
                                                 allocated to the series in
                                                 future periods and could cause
                                                 a possible delay or reduction
                                                 in principal and interest
                                                 payments on the subordinated
                                                 notes.

Allocations of defaulted receivables             The servicer will write off the
could reduce payments to you.                    receivables arising in accounts
                                                 in the trust portfolio if the
                                                 receivables become
                                                 uncollectible. Your series will
                                                 be allocated a portion of these
                                                 defaulted receivables. See
                                                 "Description of Series
                                                 Provisions - Allocation
                                                 Percentages" and "The Bank's
                                                 Credit Card Portfolio -
                                                 Collection of Delinquent
                                                 Accounts" in the accompanying
                                                 prospectus supplement. If the
                                                 amount of defaulted receivables
                                                 allocated to your series of
                                                 notes exceeds the amount of
                                                 funds available to reimburse
                                                 those amounts, you may not
                                                 receive the full amount of
                                                 principal and interest due to
                                                 you. See "Description of Series
                                                 Provisions- Reallocation Group
                                                 One," "--Application of
                                                 Collections" and "-- Defaulted
                                                 Receivables; Investor Charge-
                                                 Offs" in the accompanying
                                                 prospectus supplement.

There is no public market for the notes.         The underwriters may assist in
As a result you may be unable to sell            resales of the notes but they
your notes or the price of the notes             are not required to do so. A
may suffer.                                      secondary market for any notes
                                                 may not develop. If a secondary
                                                 market does develop, it might
                                                 not continue or it might not be
                                                 sufficiently liquid to allow
                                                 you to resell any of your
                                                 notes.

Issuance of additional series by the             The trust is expected to issue
trust may affect the timing of payments          additional series from time to
to you.                                          time. The trust may issue
                                                 additional series with terms
                                                 that are different from your
                                                 series without your prior
                                                 review or consent. It is a
                                                 condition to the issuance of
                                                 each new series that each
                                                 rating agency that has rated an
                                                 outstanding series confirm in
                                                 writing that the issuance of
                                                 the new series will not result
                                                 in a reduction or withdrawal of
                                                 its rating of any class of any
                                                 outstanding series. The rating
                                                 agency confirmation primarily
                                                 will be based on the trust's
                                                 ability to pay principal by the
                                                 series
                                                 final maturity date and
                                                 interest on each distribution
                                                 date. The rating agency
                                                 confirmation will not consider
                                                 how the terms of a new series
                                                 could affect the timing and
                                                 amounts of payments on your
                                                 series on its expected
                                                 principal payment date.
                                                 Therefore, the issuance of a
                                                 new series may cause payments
                                                 of principal and interest on
                                                 your notes to be reduced,
                                                 delayed or accelerated.

                                 The Glossary

     This prospectus uses defined terms. You can find a listing of defined terms in the Glossary beginning on page [.] in this prospectus.

                                  The Issuer

     Household Credit Card Master Note Trust I is a common law trust created under the laws of the State of Delaware on [.], 2000. It is operated under a trust agreement, dated as of [.], 2000, between Household Receivables Funding, Inc. III, as transferor, and Wilmington Trust Company, as owner trustee.

     The activities of the issuer are limited to:

     . acquiring, owning and managing the trust assets and the proceeds of those assets;

     .  issuing and making payments on the notes; and

     .  engaging in related activities.

     Household Finance Corporation, in its capacity as administrator under the administration agreement, dated as of [.], 2000, between the administrator and the issuer, will provide the notices and perform on behalf of the issuer other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator with a monthly fee as specified in the prospectus supplement. The transferor is responsible for payment of the administrator's fees, to the extent not paid under the prospectus supplement, and will reimburse the administrator for any of its liabilities and extra out-of-pocket expenses related to its performance under the administration agreement and any other document relating to the issuance of the notes.

     The issuer's principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. Its phone number is 302-651-8856.

     The transferor will pay the fees of the owner trustee and will reimburse it for particular liabilities and expenses.

                                Use of Proceeds

     The net proceeds from the sale of each series of notes offered by this prospectus will be paid to the transferor. The transferor will use those proceeds to pay the bank or other receivables seller the purchase price of the receivables transferred to the transferor by the bank or other receivables seller under the receivables purchase agreement. Any receivables seller other than the bank will use those proceeds to pay the bank or other account owner the purchase price of the receivables purchased by it. The bank will use any proceeds received for its general corporate purposes.

                       The Bank's Credit Card Activities

General

     The credit card accounts owned by Household Bank (Nevada), N.A. primarily are serviced on behalf of the servicer, Household Finance Corporation, by the subservicer, Household Credit Services, Inc., an affiliate of the bank. The accounts are serviced principally from the subservicer's facilities in Salinas, California, Las Vegas, Nevada and Chesapeake, Virginia.

     The credit card accounts currently consist of mostly MasterCard credit card accounts and a small number of VISA credit card accounts. The accounts in the trust initially will consist of credit cards issued by Household Bank (Nevada), N.A. under the Union Plus program.

Origination

     The bank principally generates credit card accounts through:

     . direct mail and telemarketing account solicitation on a pre-selected credit basis;

     .  applications mailed directly to prospective cardholders;

     . applications made available to prospective cardholders at various events and retail outlets;

     .  applications generated by advertising in magazines and newspapers;

     .  applications marketed on and submitted through the Internet; and

     .  purchases of accounts from other issuers.

     In originating new credit card accounts, the bank generally evaluates the ability of an applicant for a credit card to repay credit card balances by applying a credit scoring system using credit risk models developed in-house and credit bureau score models and bankruptcy score models developed in conjunction with third parties. Credit scoring is intended to provide a general idea, based on the information available, of a person's likelihood to repay his or her debts. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. The credit scoring model used depends on a number of factors, including whether it is a prescreened offer or an unsolicited application. Models for credit scoring are developed using statistics to evaluate common cardholder characteristics and their correlation with credit risk. Periodically, the bank reviews its credit scoring models and, if necessary, updates them to reflect more current statistical data.

     New account originations mainly are the result of direct mailings. These mailings are conducted on a nationwide basis, are targeted to particular states or, in the case of the Union Plus program, are directed to particular membership groups. The direct mailings are either done on a pre-selected basis or an application basis. Persons qualifying for a pre-selected offer are offered a credit card without having to complete a detailed application. For direct mailings, the bank obtains lists containing the names and addresses of individuals from one or more of the independent national credit bureaus or, for the Union Plus program, from its program partner.

     For pre-selected offers, the persons on the lists are credit scored to evaluate credit risk in accordance with the bank's established credit quality standards. Based on the outcome of credit scoring and the evaluation of other credit characteristics such as total amount of outstanding credit card debt and payment history as well as demographic data, the bank selects the individuals to receive a pre-selected mailing. The pre-selection process attempts to match these prospects with a product that would be acceptable to that individual. Therefore, the bank offers credit cards with different annual percentage rates and annual fee combinations and enhancement features, i.e. insurance coverage, extended warranties, cash back rewards and travel services. A predetermined credit limit is also reserved for each member of the group being solicited, the amount being dependent on each member's individual credit scores and other credit characteristics.

     To accept a pre-selected credit card offer, the prospective cardholder must provide requested information on an acceptance certificate and return it to the subservicer. Upon receipt, the subservicer begins its post-screening process. First, it automatically requests, in most cases, an updated credit report. This updated credit report is also credit scored. Pre-selected candidates may be declined based on their new credit scores, other credit characteristics such as the presence of bankruptcy filings, tax liens, judgments and foreclosures and payment history on the credit bureau report, as well as the level of existing and potential revolving debt relative to stated income. The initial credit line assigned also may be adjusted based upon the updated credit scores and credit characteristic data on the bureau report.

     The bank also conducts direct mail campaigns which involve sending applications on a non-pre-selected basis. It selects candidates for these campaigns by using demographic models designed to identify persons most likely to respond to direct mail solicitations. When the bank receives a credit card application from a direct mail solicitation or other source, it reviews that application for completeness and applies the same post-screening process described above for pre-selected offers. The subservicer, on behalf of the bank, may verify information regarding the applicant and request additional information as deemed necessary to make a decision on the creditworthiness of the applicant.

     Credit limits are established for each prospective cardholder based on credit scores, income and other credit characteristics. Credit limits range from $250 to $25,000. The majority of non-premium accounts are in the $1,500 to $10,000 range, while premium accounts generally are assigned credit limits of $5,000 or more, with the majority having a credit line of approximately $7,000.

     The bank and its affiliates have made portfolio acquisitions in the past and additional acquisitions are possible in the future. Prior to acquiring a portfolio, the bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution. There can be no assurance that accounts acquired by this means were originated in a manner consistent with the bank's policies or that the underwriting and qualification of these accounts conformed to any given standard. After acquisition, however, all accounts periodically are credit screened as under "-Account Management."

Account Management

     Each month all credit card accounts that have been open for more than four months are scored using a behavioral scoring system that predicts the likelihood of serious future delinquency or filing bankruptcy. The behavioral scoring system incorporates an account's previous history as well as credit bureau data. The bank uses behavioral scoring for virtually all portfolio management functions, including to manage credit lines, authorizations, collections, card re-issuance, re-pricing, credit card upgrades, such as upgrading a classic card to a gold or platinum card, and balance transfer offers. As opposed to the credit screening done in originations, the account management credit screening places more weight on the account's previous history than credit bureau scoring and data.

Interchange

     Creditors participating in the VISA USA and MasterCard International associations receive fees, called interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA USA and MasterCard International systems, a portion of this interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. MasterCard and VISA set interchange fees annually based on the number of credit card transactions and the amount charged per transaction. Interchange ranges between 1% and 2% of the transaction amount. The bank and the transferor may be required, as described in the accompanying prospectus supplement, to transfer to the trust interchange attributed to cardholder charges for merchandise and services in the related accounts. If so, interchange will be allocated to the trust as may be reasonably determined or estimated by the servicer. VISA USA and MasterCard International may from time to time change the amount of interchange reimbursed to banks issuing their credit cards.

     For additional information regarding the bank's credit card activities, see "The Bank's Credit Card Portfolio" in the accompanying prospectus supplement.

                              The Trust Portfolio

     The assets of the trust include receivables generated through accounts designated as trust accounts, all of which are owned by the bank. The bank has transferred and assigned to the transferor, for transfer and assignment by the transferor to the trust, all of the bank's right, title and interest in and to the receivables in the trust portfolio. In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

     .  all monies due or to become due in payment of these receivables;

     .  all proceeds of these receivables;

     . all proceeds of any credit insurance policies relating to these receivables;

     . interchange, if the prospectus supplement for your series of notes so indicates;

     .  any recoveries allocable to the trust because of these receivables;

     .    any participations and the related collections conveyed to the trust;

     . all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     . proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes;

     . proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes; and

     .    any other amounts so specified in the prospectus supplement.

     Receivables in the trust consist of:

     .    principal receivables; and

     .    finance charge and administrative receivables.

     The trust considers collections of interchange and recoveries as collections of finance charge and administrative receivables. In addition, principal receivables include the principal portion of participations, as determined under the terms and provisions of the participation agreements. If the bank exercises the discount option, a portion of monthly collections of principal receivables will be considered finance charge and administrative collections and principal receivables will be reduced by that amount. See "The Transfer and Servicing Agreement - Discount Option" for a description of the manner of and the conditions to exercise of the discount option.

     Each of the bank and the transferor has indicated and, in connection with each future transfer of receivables to the trust, the bank, or any other account owner or receivables seller, and the transferor, including any additional transferor, will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the bank and the transferor, including any additional transferor, has provided or caused to be provided to the owner trustee on the required delivery date computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. None of the bank, or any other account owner or receivables seller, or the transferor, including any additional transferor, will deliver to the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts.
Except as stated above, the records and agreements relating to the accounts and the receivables maintained by any of the bank, or any other account owner or receivables seller, and the transferor, including any additional transferor, are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the bank, or any other account owner or receivables seller, and the transferor, including any additional transferor, are and will be required to be marked to evidence these transfers. Each of the bank and the transferor has filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors - Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

     All trust assets will initially be in a pool of assets designated as pool one. All series of notes offered by this prospectus will be backed by the assets in pool one unless the prospectus supplement for a series specifies a different pool of assets for that series. In the event that assets are deposited into the trust and designated as being in a pool of assets other than pool one, a separate collection account and special funding account will be created for that pool. Series of notes which are issued to finance assets in a different pool will be backed solely by those assets and not by assets in pool one. All references in this prospectus to receivables, accounts and notes shall refer to pool one only, unless otherwise stated.

     Initially, a group of accounts were selected on the cut-off date and designated as trust accounts. In the future, additional accounts may be designated for inclusion in the trust as well as participations in lieu of, or in addition to, additional accounts. Accounts initially designated as trust accounts and any future accounts designated for inclusion in the trust must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor must accept retransfer of these receivables.

     The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under "The Transfer and Servicing Agreement - Addition of Trust Assets" in this prospectus.

     The transferor also has the right to remove accounts from the trust portfolio, as described under "The Transfer and Servicing Agreement - Removal of Trust Assets" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor.

     When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated as trust accounts met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "The Transfer and Servicing Agreement - Representations and Warranties of the Transferor" in this prospectus for more information on eligibility criteria for accounts and receivables.

     The prospectus supplement relating to each series of notes will provide information about the trust portfolio as of the date specified. This information will include:

     . the amount of principal receivables;

     . the amount of finance charge and administrative receivables;

     . the range and average of principal balances of the accounts;

     . the range and average of credit limits of the accounts;

     . the range and average of ages of the accounts;

     . the geographic distribution of the accounts; and

     . delinquency statistics relating to the accounts.

                           Description of the Notes

     The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued from the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series.

General

          The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge and administrative receivables based on the investor percentage. The investor percentage will be based on the invested amount for a series. References to a series in this prospectus include any subseries of a series.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and/or one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     .  note rating;

     .  availability and amount of enhancement;

     .  priority of entitled payments;

     .  amounts allocated to interest and principal payments;

     .  interest rate; and

     .  maturity date.

     Payments and deposits of interest and principal will be made on payment dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

     The transferor initially will own the transferor interest. The holder of the transferor interest, subject to limitations, will have the right to the transferor percentage of all cardholder payments from the receivables in the trust. The transferor interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the trust agreement and the transfer and servicing agreement, and, at the discretion of the transferor, the transferor interest may be held either in an uncertificated form or in the form of a transferor certificate. See "The Transfer and Servicing Agreement --Matters Regarding the Servicer and the Transferor" in this prospectus.

     During the revolving period, the invested amount of a series will remain constant except under limited circumstances. See "--Defaulted Receivables; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the transferor interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the invested amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the invested amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The transferor interest may also be reduced as the result of new issuances. See "-- New Issuances" in this prospectus.

     If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the transferor interest will be reduced by the amount of the adjustment. In addition, the transferor interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Note Ratings

     Any rating of the notes by a rating agency will indicate:

     . its view on the likelihood that noteholders will receive required interest and principal payments; and

     . its evaluation of the receivables and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

     . the likelihood that interest or principal payments will be paid on a scheduled date;

     .    the likelihood that an amortization event will occur;

     . the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     .    the marketability of the notes;

     .    the market price of the notes; or

     .    whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that a rating could be lower than any rating assigned by a rating agency chosen by the transferor.

Book-Entry Registration

     Generally, notes offered through the prospectus and the accompanying prospectus supplement:

     .    will be represented by notes registered in the name of a DTC nominee;

     . will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     .    will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

     The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream Luxembourg or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include the underwriters of any series, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during the subsequent securities settlement processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since those payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

     DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take those actions with respect to specified percentages of the invested amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

     Clearstream Banking, societe anonyme, was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, a societe anonyme. Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in any of 36 currencies, including United States Dollars. Clearstream Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Luxembourg is registered as a bank in Luxembourg. Clearstream Luxembourg is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Luxembourg.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions with respect to notes held through Clearstream Luxembourg or Euroclear will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

     The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

     . the administrator advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a given class of notes, and the administrator is unable to locate a qualified successor;

     . the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

     . after the occurrence of a servicer default or an event of default, note owners of a class representing more than 50% of the outstanding principal amount of that class of notes advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners of that class of notes.

     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

     Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note, whether definitive notes or the notes registered in the name of Cede & Co. representing the notes, however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.

New Issuances

     The indenture provides that, under any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, the transferor, the servicer, the indenture trustee or the trust are not required and do not intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings under this prospectus or in transactions either registered under the Securities Act, or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. The transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.

     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

     (1) an indenture supplement specifying the principal terms of the new series;

     (2)  a tax opinion;

     (3) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferor and the issuer of the credit enhancement;

     (4) written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     (5) a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an Adverse Effect; and

     (6) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceeds the required minimum principal balance.

     To the extent set forth in the prospectus supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

Funding Period

     For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial invested amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period.

     During the funding period, the portion of the series amount not invested in receivables will be maintained in a pre-funding account. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The invested amount for that series will increase as new receivables are transferred to the trust or as the invested amounts of other outstanding series are reduced. The invested amount may decrease due to charge-offs allocated to the series.

     During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the invested amount increases. If the invested amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the indenture trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each distribution date during the funding period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account as finance charge and administrative collections to make interest payments on the notes of the related series in the manner specified in the related prospectus supplement.

     The prospectus supplement for a series with a funding period will set forth:

     .    the series' initial invested amount;

     . the series' full invested amount, which is the initial principal balance of the series of notes;

     . the date on which the series' invested amount is expected to equal the full invested amount;

     . the date by which the funding period will end; provided that the funding period will not exceed one year; and

     . what other events, if any, will occur if the end of the funding period is reached before the full invested amount is funded.

Paired Series

     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the invested amount of the previously issued series results in a corresponding increase in the invested amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

     If an amortization event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the investor percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its investor percentage. For a discussion of these factors, see "Risk Factors - Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Description of Series Provisions - Principal Payments - Controlled Accumulation Period" and "- Early Amortization Period" in the accompanying prospectus supplement.

Interest Payments

     For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest on the notes, other than zero coupon notes, will generally be paid, or deposited for later payment, to noteholders on the distribution dates.

     Interest payments or deposits on any distribution date will be funded from:

     . collections of finance charge and administrative receivables allocated to the invested amount during the preceding due period or periods;

     .    investment earnings, if any, on any funds held in trust accounts;

     . any credit enhancement, to the extent described in the accompanying prospectus supplement;

     . any derivative counterparty, to the extent described in the accompanying prospectus supplement; and

     .    other amounts specified in the prospectus supplement.

     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

     Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

Principal Payments

     Generally, each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

     Principal payments for any series or the related class will be funded from collections of principal receivables and other trust assets received during the related due period or periods as specified in the accompanying prospectus supplement and allocated to that series or class. Principal payments may also be funded from proceeds from the issuance of notes in the same principal sharing group, subject to the consent of the noteholders of a series or class representing a majority of the outstanding principal amount of the notes of that series or class.

     Principal will accumulate in a principal funding account if your series features a controlled accumulation period or an early accumulation period and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during a controlled accumulation period, on each distribution date an amount of principal, up to the amount specified, will be set aside in a principal funding account. If an amortization event occurs and your series features an early accumulation period after that amortization event, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal is expected to be paid to those noteholders on the date specified in the prospectus supplement for that class or series, or earlier if an amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

     Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

     If your series features a controlled amortization period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization and an amortization event occurs.

     If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do. The accompanying prospectus supplement will specify the manner, timing and priority of principal payments to noteholders of each class.

     We cannot assure you that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We cannot assure you that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the bank portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any amortization event may substantially shorten the average life of your notes.

Credit Enhancement

     General

     For any series, credit enhancement may be provided by one or more of the related classes or one or more other series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series or one or more other series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class or series to the extent described in that accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     .  the amount payable under that credit enhancement;

     .  any conditions to payment not described here;

     . the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

     . any material provision of any agreement relating to that credit enhancement.

     Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

     .  a brief description of its principal business activities;

     . its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     . if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     . its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of specified amortization events with respect to that series. In this event, the credit enhancement provider will have an interest, called a collateral invested amount, in specified cash flows in respect of the receivables to the extent described in that prospectus supplement.

     Subordination

     If so specified in the accompanying prospectus supplement, a series or one or more classes of any particular series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to other series or to the senior notes within that series. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior notes within that series, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

     The accompanying prospectus supplement will also set forth information concerning:

     . the amount of subordination of a series or a class or classes of subordinated notes within a series;

     .  the circumstances in which that subordination will be applicable;

     . the manner, if any, in which the amount of subordination will decrease over time; and

     . the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of other senior series or senior notes of that series.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for another series or another class in that series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

     Cash Collateral Guaranty or Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

     Spread Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the spread account, intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

     Reserve Account

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

     Letter of Credit

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the L/C bank, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial invested amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

     Surety Bond or Insurance Policy

     If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

Amortization Events

     Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless an amortization event occurs prior to that date.

     In addition, an amortization event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of an amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

     In addition to the consequences of an amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-- Application of Collections" and in the accompanying prospectus supplement.

     If the only amortization event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors - If a conservator or receiver were appointed for the bank or other receivables seller, or the transferor or receivables seller other than the bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Final Payment of Principal; Termination

     For each series, the transferor has the option to repurchase the notes at any time after the remaining outstanding principal amount of that series, excluding any portion of a class of notes held by the transferor or an affiliate, is 10% or less of the initial principal amount of that series if conditions set forth in the related indenture supplement are met. The repurchase price will equal:

     (1)  the outstanding principal amount of the notes of that series, plus

     (2) any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

     Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.

     For any series of notes, the related prospectus supplement may specify different conditions to the transferor's repurchase option and a different method for determining the repurchase price; provided, that:

     . the repurchase price of a series of notes will never be less than the outstanding principal amount of the notes of that series and accrued and unpaid interest through the repurchase date; and

     . the transferor may only exercise its repurchase option if noteholders will receive an amount equal to the outstanding principal amount of their notes together with accrued and unpaid interest thereon through the repurchase date.

     The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the latest date by which principal and interest for the series of notes can be paid, known as the series final maturity date. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture - Events of Default; Rights upon Event of Default" in this prospectus.

     Unless the servicer and the holder of the transferor interest instruct the indenture trustee otherwise, the trust will terminate on the trust termination date. Upon the termination of the trust and the surrender of the transferor certificates, the indenture trustee shall convey to the holders of the transferor certificates all right, title and interest of the trust in and to the receivables and other funds of the trust. Upon termination of the trust, the trust or noteholders as sellers of the trust receivables back to the holders of the transferor certificate will not retain any direct or indirect liability to the holders of the transferor certificate with respect to those receivables.

Defeasance

     If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an amortization event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the transferor will deliver to the indenture trustee:

     . a statement from a firm of nationally recognized independent public accountants, who may also render other services to the transferor, to the effect that the deposit is sufficient to make all the payments specified above;

     . an officer's certificate stating that the transferor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an event of default or an amortization event with respect to any series;

     . written confirmation from each rating agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     .  an opinion of counsel to the effect that:

          . for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

          . the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Reports to Noteholders

     Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

     .  the total amount distributed;

     .  the amount of principal and interest for distribution;

     . if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

     . collections of principal receivables and finance charge and administrative receivables allocated to the series;

     .  the aggregate investor default amount allocated to the series;

     . investor charge-offs for the series and any reimbursements of previous investor charge-offs;

     .  the monthly servicing fee for that series;

     . the aggregate amount of principal receivables, the outstanding principal amount of the notes and the outstanding principal amount of the notes as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

     .  the invested amount and the adjusted invested amount for that series;

     . the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

     . the base rate and the series portfolio yield, each as defined in the accompanying prospectus supplement, for the series;

     . the aggregate outstanding balance of accounts broken out by delinquency status; and

     .  the pool factor.

     In addition, with respect to a series that incorporates a funding period, as described under "Description of the Notes-Funding Period" periodic information to noteholders will include:

     . the series' initial invested amount, the series' full invested amount, and the series' current invested amount; and

     .  the amount on deposit in the pre-funding account.

     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the notes were outstanding, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

     In addition, noteholders will receive reports with information regarding the indenture trustee. See "The Indenture - Indenture Trustee's Annual Report" in this prospectus.

Investor Percentage, Transferor Percentage and Credit Enhancement Percentage

     The servicer will allocate all collections of finance charge and administrative receivables, all collections of principal receivables and all defaulted amounts among:

     (1)  each series issued and outstanding;

     (2)  the transferor interest; and

     (3) if the related prospectus supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective investor percentages for each series, the transferor percentage and, where applicable, the credit enhancement percentage. The related prospectus supplements will set forth how the investor percentages are calculated.

Groups

     General

     The notes of a series may be included in one or more groups of series that share specified collections of finance charge and administrative receivables and/or principal receivables. The prospectus supplement will identify whether your series has been included in one or more of the following groups.

     Excess Finance Charge Sharing Group

     If a series is identified in the prospectus supplement for that series as included in an excess finance charge sharing group, collections of finance charge and administrative receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of finance charge and administrative receivables than allocated through its investor percentage, it will have access to all of these shared excess finance charge and administrative collections in other series in its group. If two or more series require more collections of finance charge and administrative receivables, excess finance charge and administrative collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

     Reallocation Group

     If a series is identified in the prospectus supplement for that series as included in a reallocation group, collections of finance charge and administrative receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for specified required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of collections of finance charge and administrative receivables allocated to any other series of notes in that group. See "Risk Factors - Issuance of additional series by the trust may affect the timing of payments to you." The prospectus supplement with respect to a series offered hereby will specify whether that series will be included in a reallocation group or another type of group and whether any previously issued series have been included in that group. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a reallocation group. Other series issued in the future may also be included in that reallocation group.

     Shared Enhancement Group

     If a series is identified in the prospectus supplement for that series as included in a shared enhancement group, that series may share collections of finance charge and administrative receivables and other amounts and share in the same credit enhancement for each series in that group. Any issuance of a new series in a shared enhancement group may reduce or increase the amount of collections of finance charge and administrative receivables allocated to any other series of notes in that group. See "Risk Factors - Issuance of additional series by the trust may affect the timing of payments to you." Sharing may take the form, among others, of classes of notes of one or more series in a particular shared enhancement group issued from time to time which are subordinate to other classes issued at the same or a different time in different series in that group. In addition, if specified in its prospectus supplement a series may consist of one or more classes of notes issued in one or more subseries. All subseries of that series would share collections of finance charge and administrative receivables and other amounts and share in the same credit enhancement for that series.

     Principal Sharing Group

     If a series is identified in the prospectus supplement for that series as included in a principal sharing group, to the extent that principal allocated to that series is in excess of the amount needed for deposit or distribution for that series, this excess amount will be available to make principal payments or deposits required by other series, if any, in the same principal sharing group. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the invested amount for the series from which collections were shared will not be reduced.

Shared Transferor Principal Collections

     If a series is identified in its prospectus supplement as being entitled to receive shared transferor principal collections, collections of principal receivables in the trust portfolio otherwise payable to the holders of the transferor interest may be available to make principal payments or deposits required by noteholders of one or more series. These shared transferor principal collections will be limited to those series identified in the prospectus supplements as being entitled to receive shared transferor principal collections. If two or more series require more collections of principal receivables, transferor principal collections will be shared among the series in the manner and priority set forth in the related prospectus supplements.

Trust Bank Accounts

     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a collection account, which shall be a qualified account. The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee, a special funding account, which also is required to be a qualified account. Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in eligible investments.

     The paying agent, will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

Application of Collections

     Except in the circumstance described in this section, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties. However, the servicer will be able to make these deposits on a monthly or other periodic basis if one of the following is true:

     (1) Household Finance Corporation remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's;

     (2)(a) Household Finance Corporation remains the servicer under the transfer and servicing agreement;

        (b) no amortization event, reinvestment event or event of default has occurred;

        (c) Household International, Inc. maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's;

        (d) Household Finance Corporation remains a wholly-owned subsidiary of Household International, Inc., directly or indirectly; and

        (e) in the event of a material change in the financial relationship between them:

             (1)  Household Finance Corporation notifies each rating agency; and

             (2) written confirmation is received from each rating agency that the material change will not result in a reduction or withdrawal of its rating of any outstanding series or class; or

     (3) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

     Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

     (1) the transferor percentage of collections of finance charge and administrative receivables in the trust portfolio will be paid or held for payment to the owner trustee for distribution to the holders of the transferor certificates in accordance with the trust agreement,

     (2) collections of principal receivables in the trust portfolio allocable to the holders of the transferor certificates will be:

          (a) paid to the owner trustee for distribution to the holders of the transferor certificates in accordance with the trust agreement only if the transferor interest exceeds zero and those collections are not required to be used as shared transferor principal collections;

          (b)  deposited in the special funding account; or

          (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared transferor principal collections;

     (3) for each series, the relevant investor percentage of collections of finance charge and administrative receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

     (4) if the series is in its revolving period, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series will be:

          (a) paid to the owner trustee for distribution to the holders of the transferor certificates in accordance with the trust agreement only if the transferor interest is greater than the required transferor amount and those collections are not required to be used as shared principal collections;

          (b)  deposited in the special funding account; or

          (c) available to make principal payments or deposits required by noteholders of one or more series if those collections are required to be treated as shared principal collections;

     (4) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable investor percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to other noteholders or to the owner trustee for distribution to the holders of the transferor certificates in accordance with the trust agreement, subject to the limitations described in clause (3)(a) above; and

     (5) if the series is in its early amortization period, the applicable investor percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

     In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

     Any amounts collected in respect of principal receivables and not paid to the owner trustee for distribution to the holders of the transferor certificates in accordance with the trust agreement because the transferor interest is less than the required transferor amount as described in paragraph (3) above, together with any adjustment payments, will be paid to and held in the special funding account and paid to the owner trustee for distribution to the holders of the transferor certificates in accordance with the trust agreement if, and only to the extent that, the transferor interest is greater than the required transferor amount. If an amortization period or accumulation period has commenced, the amounts described in the previous sentence will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

     If the servicer determines, based upon the yield of special funding account investments during the previous due period, that by decreasing the amount on deposit in the special funding account, any outstanding series which permits the partial amortization of the principal balance of its notes may be prevented from experiencing an amortization event based upon insufficiency of yield, the servicer will on the next distribution date instruct the indenture trustee to apply funds on deposit in the special funding account as partial amortization sfa amounts to that series, and if more than one series, to each on a pro rata basis according to each invested amount, in an amount such that the special funding account is reduced to an amount which, based on the then current investment yield, would not cause a yield insufficiency amortization event for any series then outstanding.

Defaulted Receivables; Investor Charge-Offs

     Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the determination date, the servicer will calculate the aggregate investor default amount for the preceding due period, which will be equal to the aggregate amount of the investor percentage of defaulted amounts. If so provided in the accompanying prospectus supplement, an amount equal to the investor default amount for any due period may be paid from collections of finance charge and administrative receivables allocable to that series and other amounts specified in the accompanying prospectus supplement, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the transferor interest, as appropriate.

     With respect to each series of notes, the invested amount with respect to that series will be reduced by investor charge-offs. Investor charge-offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, the investor default amount and any other fees specified in the accompanying prospectus supplement which are payable on that date. This reimbursement of investor charge-offs will result in an increase in the invested amount with respect to that series.

                         Description of the Indenture

     The following summarizes the material terms of the indenture.

Events of Default; Rights Upon Event of Default

     With respect to the notes of any series, "events of default" under the indenture will be any of the following:

     (1) the trust fails to pay principal when it becomes due and payable for that series of notes on the series final maturity date;

     (2) the trust fails to pay interest on the notes when it becomes due and payable and the default continues for a period of 35 days;

     (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

     (4) the trust fails to observe or perform covenants or agreements made in the indenture and the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the outstanding principal amount of the affected series; or

     (5) any other events of default described in the accompanying prospectus supplement.

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

     Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an event of default.

     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

     If an event of default, other than with respect to clause (3) above, should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may declare all the notes of that series to be immediately due and payable. This declaration may, under limited circumstances, be rescinded by noteholders holding more than 50% of the outstanding principal amount of the notes of that series. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar events relating to the trust should occur and be continuing, the indenture trustee will declare all of the notes immediately due and payable. Upon such declaration, the revolving period, or other period of principal payment or accumulation, other than an early amortization period, with respect to the affected series will terminate and an early amortization period will commence.

     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may, in limited cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

     After acceleration of a series of notes, principal collections and finance charge and administrative collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of the accelerated series of notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

     (1) the noteholders of at least 25% of the outstanding principal amount of the affected series make a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

     (2) the noteholders give the indenture trustee written notice of a continuing event of default;

     (3) the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

     (4) the indenture trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

     (5) the indenture trustee has not received during the 60-day period described in clause (4) above, from noteholders holding more than 50% of the outstanding principal amount of the notes of that series a direction inconsistent with the request;

provided, however, you may at any time, institute a proceeding to enforce your right to receive all amounts of principal and interest due and owing to you under your note.

     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

     . may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

     . may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

     . may, at its own election or at the direction of noteholders holding more than 50% of the outstanding principal amount of the accelerated series of notes, excluding any portion of a class of notes held by the transferor or an affiliate, foreclose on the portion of the receivables which secure that accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated series notes plus the related finance charge and administrative receivables to a third party, who would not cause the trust to be taxable as a publicly traded partnership for federal income tax purposes, but only if it determines that the proceeds of the sale of principal receivables will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

     . must, at the direction of noteholders holding more than 66-2/3% of the outstanding principal amount of each class of notes of the accelerated series, excluding any portion of a class of notes held by the transferor or an affiliate, foreclose on the portion of the receivables which secure that accelerated series of notes by causing the trust to sell principal receivables in an amount generally equal to the invested amount of the accelerated notes plus the related finance charge and administrative receivables to a third party, who would not cause the trust to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds recovered from the sale of principal receivables.

     Following the foreclosure and sale of the collateral, or portion of the collateral, for the notes of a series and the application of the proceeds of that sale to that series and the application of the amounts then held in the collection account, the special funding account and any series accounts for that series and any amounts available under the series enhancement for that series, that series will no longer be entitled to any allocation of collections or other property constituting the collateral for the notes of that series under the indenture and the notes of that series will no longer be outstanding.

     None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the bank or any other person or entity.

Material Covenants

     The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

     . the entity formed by or surviving the consolidation or merger, or that acquires the Issuer's business, is organized under the laws of the United States, any state of the United States or the District of Columbia;

     . the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended;

     . the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

     . no amortization event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;

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

     . written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     . the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

     . any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

     . the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

     The trust will not, among other things:

     . except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     . claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

     .  voluntarily dissolve or liquidate in whole or in part; or

     . permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, except as may be created by the terms of the indenture; or (3) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

     The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Modification of the Indenture

     The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

     . to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

     . to reflect the agreement of another person to assume the role of the trust;

     . to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

     .  to transfer or pledge any property to the indenture trustee;

     . to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     . to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

     . to permit the issuance of one or more new series of notes in accordance with the indenture; or

     . to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

     The trust and the indenture trustee may also, without the consent of any noteholders and without prior notice to each rating agency, enter into one or more supplemental indentures in order to:

     . cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

     . make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; and

     . qualify for sale treatment under generally accepted accounting principles;

     in each case, upon receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect.

     The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

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

     . receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class ;

     . receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect; and

     .  receipt of a tax opinion.

     The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

     . receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     . the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

     . change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

     . impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     . reduce the percentage which constitutes a majority of the outstanding principal amount of the notes of any series, whose consent is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

     . reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

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

     . decrease the percentage of the outstanding principal amount of the notes required to amend the sections of the indenture that specify the percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements;

     . modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, or the bank, any other account owner or any of their affiliates; or

     . permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

     The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the outstanding principal amount of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

     The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

     Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

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Resignation and Removal of the Indenture Trustee

     The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

              Description of the Transfer and Servicing Agreement

General

     On the initial closing date the transferor will transfer the receivables to the issuer under the transfer and servicing agreement. In the transfer and servicing agreement, Household Finance Corporation will agree to service the receivables for the trust through its affiliate, Household Credit Services, Inc., acting as subservicer. The following summarizes the material terms of the Transfer and Servicing Agreement. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Representations and Warranties of the Transferor

     When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

     Regarding No Conflict

     . the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

     . all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

     If a representation or warranty made by the transferor is later found to be materially incorrect when made, and:

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

     . continues to be materially incorrect for 60 days after notice to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder; and

     . as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the outstanding principal amount of the notes of the affected series may give notice to the transferor and the servicer, and to the indenture trustee if given by the noteholders, declaring that an amortization event has occurred. Declaring an amortization event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

     Regarding Enforceability

     The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

     . as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

     . the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

     . the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

     In the event:

     .  any representation or warranty described immediately above is breached;
        and

     . as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the outstanding principal amount of all of the trust's outstanding series may give notice to the transferor and the servicer, and to the owner trustee and indenture trustee if given by the noteholders, directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

     . within 60 days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or

     . on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     Reassignment of the trust portfolio and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.

     Regarding the Accounts and the Receivables

     The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once added to the trust.

     The transferor also represents that each receivable in the trust portfolio is an eligible receivable when created. If a receivable in the trust portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

     The transferor will accept reassignment of an ineligible receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the transferor interest. If this would reduce the transferor interest below the required transferor amount, the transferor will make a cash deposit in the trust's special funding account in the amount by which the transferor interest would have been reduced below the required transferor amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

     Additional Representations and Warranties in the Prospectus Supplement

     The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

Additional Transferors

     The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional transferor's interest in the transferor interest. The transfer and

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servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the transferor certificate without noteholder consent upon:

     . delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

     . receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Eligible Accounts

     An "eligible account" means, as of the cut-off date, or with respect to additional accounts, as of their date of designation for inclusion in the trust, each consumer revolving credit account owned by the bank or other account owner:

     . which was in existence and maintained by the bank or other account owner, as applicable;

     . which is payable in United States dollars;

     . the obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases; provided, however, that as of any date of determination, up to 3% of the consumer revolving credit accounts (calculated by number of accounts) may have account obligors who have provided as their billing addresses, addresses located outside of such jurisdictions;

     . which has an obligor who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

     . which has not been classified as an account with respect to which the related card, if any, has been lost or stolen or the related account number has been stolen;

     . which has not been sold or pledged to any other party except for any sale to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or to Household Receivables Funding, Inc. III under a receivables purchase agreement;

     . which, with respect to the initial accounts, is an account in existence and maintained by the bank as of the initial cut-off date or as of its date of designation for inclusion in the trust with respect to additional accounts;

     . which does not have any receivables that are defaulted receivables;
       and

     . which does not have any receivables that have been identified by the servicer or the relevant obligor as having been incurred as a result of fraudulent use of any related credit card, if any, or related account number.

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     Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if: the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

Eligible Receivables

     With respect to each series of notes, an "eligible receivable" means each receivable:

     .  which has arisen in an eligible account;

     . which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit agreement which complies in all material respects with all requirements of law applicable to the bank or other account owner, as applicable;

     . with respect to which all material consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the bank or other account owner or receivables seller, as applicable, of the related credit agreement have been duly obtained or given and are in full force and effect;

     . as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than some tax liens for taxes not then due or which the transferor is contesting;

     . which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable, including any proceeds of the receivable, or the grant of a first priority perfected security interest in the receivable, and in the proceeds of the receivable, effective until the termination of the trust;

     . which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

     . which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the bank or other account owner or receivables seller, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit accounts;

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

     . which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense, including defenses arising out of violations of usury laws, of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

     . which, at the time of transfer to the trust, the bank or other account owner or receivables seller, as applicable, has satisfied all of its obligations required to be satisfied by that time;

     . which, at the time of transfer to the trust, none of the transferor, the bank or any other account owner or receivables seller, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

     . which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Nevada or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of those receivables.

Addition of Trust Assets

     As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. The additional accounts will consist of either aggregate addition accounts or new accounts. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

     Each additional account will be selectively or randomly chosen from eligible accounts in the bank's or other account owner's portfolio of revolving credit accounts and thus may not be a Union Plus account. However, these additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the bank or other account owner, as applicable, using credit criteria different from those which were applied by the bank to the initial accounts or may have been acquired by the bank or other account owner, as applicable, from an institution which may have had different credit criteria.

     The transferor is also permitted to add, from time to time, participations and related collections to the trust. These participations must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, amortization events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights

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

and remedies of the trust as the holder of a participation, and, therefore, the noteholders, will be subject to all the terms and provisions of those participation agreements.

     Any participation interests to be included as trust assets or any eligible accounts, other than new accounts, designated to be included as accounts after the initial selection date, are collectively referred to as an aggregate addition.

     When the transferor transfers receivables in additional accounts or participations, it must satisfy several conditions, including, as applicable:

     . with respect to any aggregate addition, notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

     . delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or participations to the trust;

     . delivery on the required delivery date to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

     (1) as of the addition date, each additional account is an eligible account;

     (2) the transferor has deposited into the collection account any collections relating to additional accounts or participation interests;

     (3) in circumstances where the transferor is not required to designate additional accounts to be included as accounts for the trust, or to add participations to the trust, each rating agency then rating any series of notes outstanding under the trust shall have previously consented to the designation of the aggregate addition;

     (4) as of the addition date, none of the bank, or any other account owner or receivables seller, or the transferor is insolvent and the transfer of the receivables was not made in contemplation of insolvency;

     (5) in the transferor's reasonable belief, adding the receivables in aggregate addition accounts or participations will not have an Adverse Effect;

     . delivery on the required delivery date of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust; and

     . in circumstances where the transferor, in its discretion, designates aggregate addition accounts to be included as accounts for the trust or adds participations to the trust, written confirmation from each rating agency that the aggregate addition will not result in the reduction or withdrawal of its rating of any outstanding series or class.

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     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC under the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.

Removal of Trust Assets

     The transferor has the right to designate zero balance accounts, specific terminated merchant or co-branding participant accounts and randomly chosen removed accounts and to remove participations from the trust and to require the indenture trustee to transfer all receivables in the removed accounts and removed participations back to the transferor, whether the receivables already exist or arise after the designation. As long as the removal of accounts satisfies the conditions listed below, the removed accounts may, individually or in the aggregate, be of higher credit quality than the accounts that remain in the trust. The removal of accounts from the trust will reduce the transferor interest. The transferor's rights to removal are subject to satisfaction of several conditions, including:

     . written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

     . delivery to the owner trustee for execution a written reassignment of receivables in the removed accounts and removed participations to the transferor or its designee;

     . delivery on the required delivery date to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

     . written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

     . delivery to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

           .  the removal will not have an Adverse Effect; and

           . the accounts to be removed were not chosen through a selection process believed to be materially adverse to the interests of the noteholders; and

     . any other conditions specified in the accompanying prospectus supplement.

     The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the removed accounts are zero balance accounts or the transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its affinity agreement with the bank or other account owner, as applicable.

     In addition, any receivable that becomes a defaulted receivable will be automatically removed from the trust and will be transferred to the transferor without any further action or

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consideration by the indenture trustee, provided that recoveries with respect to those accounts will be applied as collections of finance charge and administrative receivables.

Discount Option

     The transferor has the option to reclassify a percentage, called the discount percentage, of principal receivables in the trust portfolio as finance charge and administrative receivables. This option is referred to as the discount option. The transferor may use the discount option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the discount option would result in a larger amount of collections of finance charge and administrative receivables and a smaller amount of collections of principal receivables. By doing so, the transferor would reduce the likelihood that an amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the transferor will have to add principal receivables to the trust.

     Collections of discount option receivables will be considered collections of finance charge and administrative receivables in the trust portfolio and allocated with all other collections of finance charge and administrative receivables in the trust portfolio.

     The Transferor may increase, reduce or withdraw the discount percentage, at any time and from time to time, on and after the discount option date. To increase, reduce or withdraw the discount option, the transferor must satisfy the conditions in the transfer and servicing agreement, including receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect and written confirmation from each rating agency that use of the discount option will not result in a reduction or withdrawal of its rating of any outstanding series or class; provided, however, the discount percentage will be reduced or withdrawn on the date on which the transferor delivers to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the continued discounting of principal receivables would have an adverse regulatory implication for the transferor.

Servicing Compensation and Payment of Expenses

     For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing revolving credit receivables comparable to the receivables.

     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge and administrative receivables allocated to the series; some series, however, may direct all or a portion of the interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the transferor interest.

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Matters Regarding the Servicer and the Transferor

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except:

     . upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action which the servicer could take to make the performance of its duties permissible under applicable law; or

     . upon assumption of its obligations and duties by one of its affiliates that is a wholly owned subsidiary of Household International, Inc. or by appointment of any other eligible successor if written confirmation is received from each rating agency that the appointment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     If within 120 days of the determination that the servicer is no longer permitted to act as servicer and the indenture trustee is unable to appoint a successor, the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

     The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties. Household Finance Corporation is permitted to assign part or all of its obligations and duties as servicer to one of its affiliates if it guarantees its affiliates performance.

     The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of its actions or omissions as servicer or the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

     Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any

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liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

     The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a supplemental certificate. The terms of the supplemental certificate must be defined in a supplement to the trust agreement. Before a supplemental certificate is issued, the following must occur:

     . notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

     . delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

     . written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an Adverse Effect;

     . delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

     . the total amount of principal receivables in the trust portfolio, plus the principal amount of any participations transferred to the trust must exceed the required minimum principal balance on the date of the exchange.

     No supplemental certificate may be transferred or exchanged unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

     The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the transferor or servicer, as the case may be, on the following conditions:

     . execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

     . in the case of a succession relating to the transferor, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement, and written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

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

     . in the case of a succession relating to the servicer, delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, notification of the succession to each rating agency, and that the successor is eligible to act as servicer.

Servicer Default

     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a servicer default.

     A "servicer default" includes each of the following:

     (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding 5 business days;

     (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

          (a)  has an Adverse Effect; and

          (b) continues unremedied for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's failure does not relate to all series, 10% or more of the outstanding principal amount of all series affected; or the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement;

     (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered as required by the transfer and servicing agreement, proves to have been incorrect when made if it:

          (a)  has an Adverse Effect; and

          (b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to the servicer by the owner trustee or the indenture trustee, or the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the outstanding principal amount of all of the trust's outstanding series or, where the servicer's inaccuracy does not relate to all series, 10% or more of the outstanding principal amount of all series affected;

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

     (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

     (5)  any other event specified in the accompanying prospectus supplement.

     A delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a servicer default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee each transferor and any series enhancer with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

     If a servicer default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee, and to the indenture trustee if given by the noteholders, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

     The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

     In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Evidence of Compliance

     The transfer and servicing agreement provides that on or before March 31 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

     . the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized credit card receivables met the criteria for

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

        effective internal control and that, in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

     . the accounting firm has compared amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies disclosed.

     The transfer and servicing agreement also provides that by March 31 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

Assumption of a Transferor's Obligations

     A transferor may, from time to time, consider a transfer of all or a portion of its right, title and interest in and to the receivables and/or its interest in the transferor certificate, collectively referred to as the assigned assets, together with all servicing functions, if any, and other obligations under the transfer and servicing agreement or relating to the transactions contemplated thereby, collectively referred to as, the assumed obligations, to another entity, called the assuming entity, which may be an entity that is not affiliated with the transferor. In the transfer and servicing agreement, each transferor is permitted to assign, convey and transfer assigned assets and assumed obligations to the assuming entity without the consent or approval of the holders of any outstanding notes if the following conditions, among others, are satisfied:

     (1) the assuming entity, that transferor and the trustee shall have entered into and delivered to the trustee a supplement to the transfer and servicing agreement or an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the transfer and servicing agreement to transfer the transferor's interest in the receivables arising under the accounts and the receivables arising under any additional accounts to the trust;

     (2) all UCC filings required to perfect the interest of the indenture trustee in the receivables arising under those accounts shall have been duly made and copies of all UCC filings shall have been delivered by each transferor to the indenture trustee;

     (3) if the assuming entity shall be eligible to be a debtor in a case under the bankruptcy code, that transferor shall have delivered to the rating agencies, with a copy to the servicer and the trustee, notice of the transfer and assumption, and that each rating agency that has rated an outstanding series of notes confirm in writing that the transfer will not result in a reduction or withdrawal of its rating of any class of any outstanding series of notes or, if the assuming entity shall not be eligible to be a debtor under the bankruptcy code, that transferor shall have delivered to the rating agencies notice of the transfer and assumption;

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

     (4) the trustee shall have received an opinion of counsel to the effect that

          (a) the transfer of the receivables by the assuming entity shall constitute either a sale of, or the granting of a security interest in, the receivables by the assuming entity to the trust,

          (b) the condition specified in clause (2) shall have been satisfied, and

          (c) if the assuming entity shall be subject to the FDIA, the interest of the trust in the receivables should not be subject to avoidance by the FDIC if the FDIC were to become the receiver or conservator of the assuming entity; and

     (5) the trustee shall have received a tax opinion. The transfer and servicing agreement provides that the transferor, the assuming entity and the owner trustee may enter into amendments to the transfer and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any outstanding notes. After any permitted transfer and assumption, the assuming entity will be considered to be a "transferor" for all purposes hereof, and that transferor will have no further liability or obligation under the transfer and servicing agreement, other than those liabilities that arose prior to that transfer.

Amendments

     The transfer and servicing agreement may be amended by the transferor, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

     . the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have an Adverse Effect; and

     . written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     The transfer and servicing agreement may also be amended by the servicer, the transferor and the owner trustee, without the consent of any noteholders and without prior notice to each rating agency, in order to cure any ambiguity, to correct or supplement any provision in the transfer and servicing agreement or in any amendment to the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement or in any amendment to the transfer and servicing agreement or to make any other provisions with respect to matters or questions arising under the transfer and servicing agreement or in any amendment to the transfer and servicing agreement upon receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have an Adverse Effect.

     The transfer and servicing agreement may also be amended by the servicer and the owner trustee at the direction of the transferor, without the consent of the indenture trustee, the

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noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to

     (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and

     (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

          . delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

          . receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

          . the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.

     The transfer and servicing agreement may also be amended by the transferor, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

     (1)  reduces the amount of, or delays the timing of:

          (a) any distributions to be made to noteholders of any series, changes in amortization events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

          (b)  deposits of amounts to be distributed; or

          (c) the amount available under any series enhancement, without the consent of each affected noteholder;

     (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

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     (3)  reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder; or

     (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing at least 66 2/3% of the outstanding principal amount of the notes of each affected series or class.

               Description of the Receivables Purchase Agreement

     On the initial closing date, the bank will transfer the initial receivables to the transferor under the receivables purchase agreement, between the bank and the transferor which was entered into in the ordinary course of their respective businesses. The receivables purchase agreement permits the addition of receivables sellers in addition to the bank. The following summarizes the material terms of the receivables purchase agreement. References to the bank below include additional receivables sellers. A form of this agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Sale of Receivables

     The receivables transferred to the trust by the transferor were acquired by the transferor from the bank under the receivables purchase agreement. Under the receivables purchase agreement, the bank sold and, in the future, may sell to the transferor all of its right, title and interest in and to all of the receivables existing in the initial accounts as of the cut-off date and in additional accounts as of their date of designation for inclusion in the trust and recoveries allocable to those receivables and other property.

     In connection with the sale of receivables to the transferor, the bank will indicate in its computer files that those receivables have been sold to the transferor by the bank and that those receivables will be sold or transferred by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the bank from other documents and agreements relating to other credit accounts and receivables. The bank and the transferor will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the transferor in those receivables. See "Risk Factors - Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

Representations and Warranties

     In the receivables purchase agreement, the bank represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the bank additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty

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

set forth in the receivables purchase agreement which results in the requirement that the transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then the bank will repurchase that ineligible receivable from the transferor on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charge and administrative receivables.

     The bank also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts the receivables purchase agreement constitutes a valid and binding obligation of the bank, and the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the bank in and to the receivables existing in the accounts as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts to the trust portfolio and in the proceeds of the trust portfolio. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept retransfer of the receivables, the bank will repurchase the receivables retransferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.

Amendments

     The receivables purchase agreement may be amended by the transferor and the bank without the consent of the noteholders

     (1)  to cure any ambiguity,

     (2) to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or in any conveyance paper,

     (3) to add any other provisions with respect to matters or questions arising thereunder or any conveyance papers which shall not be inconsistent with the provisions of the receivables purchase agreement or any conveyance papers,

     (4) to provide for the transfer by the bank or Household Receivables Funding, Inc. III of its interest in and to all or part of the accounts in accordance with the provisions of the transfer and servicing agreement, if that transfer is for less than all of the accounts, the respective rights, duties and obligations of Household Receivables Funding, Inc. III, the bank and the servicer will be determined at the time of that transfer.

     No amendment, however, may have an Adverse Effect in any material respect on the interests of the Indenture Trustee or the Noteholders, unless the Indenture Trustee shall consent thereto, and no amendment may change, modify, delete or add any other obligation of the bank or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

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Termination

     The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or other bankruptcy, liquidation, insolvency or similar events occur, the bank will immediately cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                   Material Legal Aspects of the Receivables

Transfer of Receivables

     The bank or other account owner or receivables seller in the receivables purchase agreement will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor certificate, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "The Transfer and Servicing Agreement - Representations and Warranties of the Transferor" in this prospectus.

     Each of the transferor in the transfer and servicing agreement and the bank or other account owner or receivables seller in the receivables purchase agreement will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of
Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, the bank and the transferor will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect that sale against the interests of third parties.

     There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. Under the receivables purchase agreement, the bank or other account owner or receivables seller will represent and warrant that it has transferred the receivables to the transferor free and clear of the lien of any third party, other than the indenture trustee. In addition, the bank or other account owner or receivables seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable, or any interest in any receivables, other than to the transferor. Similarly, under the transfer and servicing agreement, the transferor will represent and warrant that it has transferred the receivables to the trust free and clear of the lien of any third party, other than the indenture trustee, and the transferor will

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

covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivable, or any interest in any receivable, other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on property of the transferor or the bank arising prior to the time a receivable comes into existence may have priority over the interest of the trust in that receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of the bank, some administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

     For as long as one of the following is true:

     (1) Household Finance Corporation remains the servicer under the transfer and servicing agreement and maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's;

     (2)(a) Household Finance Corporation remains the servicer under the transfer and servicing agreement;

        (b) no amortization event, reinvestment event or event of default has occurred;

        (c) Household International, Inc. maintains a commercial paper rating of not less than A-1 by Standard & Poor's and P-1 by Moody's, respectively;

        (d) Household Finance Corporation remains a wholly-owned subsidiary of Household International, Inc., directly or indirectly; and

        (e) in the event of a material change in the financial relationship between them:

            .  Household Finance Corporation notifies each rating agency; and

            . written confirmation is received from each rating agency that the material change will not result in a reduction or withdrawal of its rating of any outstanding series or class; or

     (3) any other arrangements are made and written confirmation is received from each rating agency that the arrangements will not result in a reduction or withdrawal of its rating of any outstanding series or class, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency or bankruptcy of the servicer or, in limited circumstances, the lapse of specified time periods, the trust may not have a first-priority perfected security interest in those commingled cash collections. If the trust does not have a first priority perfected security interest in commingled cash collections, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, if the conditions specified in (1), (2) or (3) above are not satisfied, the servicer will begin within five business days to deposit collections directly into the collection account within two business days of each date of processing.

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

Matters Relating to Conservatorship, Receivership and Bankruptcy

     The bank is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

     To the extent that

     (1) the bank is the account owner and the receivables purchase agreement complies with the regulatory requirements of the FDIA,

     (2) the security interest granted under the receivables purchase agreement was perfected before the FDIC is appointed as conservator or receiver for the bank, and

     (3) the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors, the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the bank in the receivables.

     Nevertheless, if the FDIC were to assert a contrary position, or were to require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the bank, delays in payments on outstanding series of notes and possible reductions in the amount of those payments could occur.

     In addition, the FDIC as conservator or receiver for the bank could repudiate the receivables purchase agreement. The FDIA would limit the damages for any repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for the bank. The FDIC, moreover, could delay its decision whether to repudiate the receivables purchase agreement for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the FDIC as conservator or receiver for the bank were to repudiate the receivables purchase agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for the bank may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for the bank may have the power to require the early liquidation of the receivables, to

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

require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

     In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer. In addition, if the servicer becomes a debtor in a bankruptcy case, the servicer's rights under the transfer and servicing agreement, including the right to service the receivables, would be property of the estate of the servicer and, under the Bankruptcy Code, subject to the servicer's right to assume or reject the transfer and servicing agreement. See "The Transfer and Servicing Agreement - Servicer Default" in this prospectus.

     The transferor has been structured such that the filing of a voluntary or involuntary petition for relief by or against the transferor under the Bankruptcy Code and the substantive consolidation of the assets and liabilities of the transferor with those of the bank is unlikely. The transferor is a separate, limited purpose corporation, and its articles of incorporation contain limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors and the holders of the transferor's preferred stock. The transferor's preferred stock has been issued to the issuer and pledged to the indenture trustee. The indenture trustee will hold the pledged preferred stock of the transferor in trust for the benefit of the noteholders and vote such preferred stock only according to the written instructions of the noteholders representing more than 50% of the outstanding principal amount of the notes of all series. The preferred stock is non-transferable except by a vote of the noteholders representing 100% of the outstanding principal amount of all series of notes and written confirmation from each rating agency that such transfer of the preferred stock will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class of notes. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. In addition, if any account owner or receivables seller other than the bank is an entity subject to the Bankruptcy Code, the transfer of the receivables and collections thereon will be structured as a sale for purposes of the Bankruptcy Code. Nevertheless, if the transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee or creditor of the transferor or the transferor as debtor-in-possession were to take the position that the transfer of the receivables by the transferor to the trust should be characterized as a pledge of those receivables, or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor or any account owner or receivables seller, the transferor will promptly notify the indenture trustee and an amortization event will occur with respect to each series. Under the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any event described in the preceding sentence. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge and administrative receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes - Application of Collections" and in the accompanying prospectus supplement.

     The bankruptcy court, however, may have the power to delay any procedure or to require the continued transfer of principal receivables to the trust. See "Risk Factors - If a conservator or receiver were appointed for the bank or other receivables seller, or the transferor or other receivables seller became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Consumer Protection Laws

     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit particular discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of applicable consumer protection laws, if noncompliance has an Adverse Effect, will be reassigned to the transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from violations described in the preceding sentence. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "The Transfer and Servicing Agreement - Representations and Warranties of the Transferor" in this prospectus.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "Description of the Notes - Defaulted Receivables; Investor Charge-Offs" in this prospectus.

                   Material Federal Income Tax Consequences

General

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus

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

supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the Issuer. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as particular financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel, however, is not binding on the IRS or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Further, such opinion, as well as the opinions set forth below, are subject to finalization of documents including those which are exhibits to the registration statement of which this prospectus forms a part in a form which is satisfactory to special tax counsel and which is not inconsistent with the descriptions in the body of this prospectus and the related prospectus supplement. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Trust and the Notes

     Treatment of the Trust as an Entity Not Subject to Tax. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes and accordingly the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the trust for federal income tax purposes is not certain. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the

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

Indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to some holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of those securities requires the delivery of a new opinion of counsel generally to the effect that issuance of those securities will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of the issuance of those securities, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

Consequences to Holders of the Offered Notes

     Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with an noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note with original issue discount, including a cash basis holder, generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if that excess equals or exceeds
0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on

Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest payable on a note should be included in the note's stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes; Defeasance. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest, and the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of the transferor's substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes - Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any market or original issue discount previously included in income by that holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by that holder with respect to such note. Any gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

     (1)  is not for United States federal income tax purposes

          (a) actually or constructively a "10 percent shareholder" of the transferor or the trust,

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

          (b) a "controlled foreign corporation" with respect to which the transferor or the trust is a "related person" within the meaning of the Code, or

          (c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and

     (2) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a substitute form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and other specified information.

     If a note is held through a securities clearing organization or other financial institutions, as is expected to be the case unless definitive notes are issued, the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty or interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of those revised procedures.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax; provided that

     (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

     (2) in the case of an individual foreign person, that individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding and Information Reporting. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor particular identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to some exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding

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

their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

     The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. Prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                             ERISA Considerations

     Subject to the considerations described under this heading, and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus supplement.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available.

     Some employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and most church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment

     (1) satisfies the diversification requirement of ERISA or other applicable law,

     (2)  is in accordance with the Plan's governing instruments, and

     (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus supplement.

                             Plan of Distribution

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                            Reports to Noteholders

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes - Book-Entry Registration," "-- Reports to Noteholders" and "The Transfer and Servicing Agreement--Evidence of Compliance" in this prospectus.

                      Where You Can Find More Information

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer, on behalf of the trust will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information the servicer files on behalf of the Trust at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The SEC filings relating to the Trust are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to "incorporate by reference" information filed with the SEC on behalf of the Trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information filed later with the SEC, on our behalf, will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document incorporated by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling us at: Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Office of Secretary, Telephone: (847) 564-5000.

                                   Glossary

     "addition date" means:

     (1) with respect to aggregate addition accounts and new accounts, the date from and after which such aggregate addition accounts and new accounts are to be included as accounts; and

     (2) with respect to participation interests, the date from and after which such participation interests are to be included as assets of the Trust.

     "Adverse Effect" means any action, the result of which:

     (1) causes an amortization event, reinvestment event or an event of default; or

     (2) materially and adversely effects the amount or timing of payments to be made to the noteholders of any series or class.

     "aggregate addition" means any participation interests to be included as trust assets or any eligible accounts, other than new accounts, designated to be included as accounts after the initial selection date.

     "aggregate addition accounts" are eligible accounts designated to be included as accounts.

     "amortization event" means, with respect to all series issued by the trust, the occurrence of any of the following events:

     (1) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, including any additional transferor, Household Finance Corporation or the bank or other account owner or receivables seller, unless written confirmation is received from each rating agency that the removal of the bank from this amortization event will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     (2) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     (3) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

     "bank portfolio" means the portfolio of accounts held by the bank.

     "Clearstream Luxembourg" means Clearstream Banking, societe anonyme.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "controlled accumulation period" means the period during which principal is accumulated in specified amounts per month and paid on an expected principal payment date. The controlled accumulation period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

     (1)  the notes of that series or class are paid in full;

     (2)  the early amortization or early accumulation period starts; or

     (3)  the series final maturity date.

     "controlled amortization period" means the period during which principal is paid in fixed amounts at scheduled intervals. The controlled accumulation period will commence at the close of business on the date or dates specified in the prospectus supplement and ends when any of the following occur:

     (1)  the notes of that series or class are paid in full;

     (2)  the early amortization or early accumulation period starts; or

     (3)  the series final maturity date.

     "credit enhancement percentage" means the percentage interest of credit enhancement providers.

     "cut-off date" means [.], 2000.

     "defaulted amounts" means, for any due period, an amount  equal to:

     (1) the amount of principal receivables which became defaulted receivables in such due period, minus

     (2) the amount of any defaulted receivables of which the transferor or the servicer became obligated to accept reassignment or assignment, as described under "Description of the Transfer and Servicing Agreement-Representations and Warranties of the Transferor-Regarding the Accounts and the Receivables".

     "definitive notes" means notes issued in fully registered, certificated form.

     "determination date" means the earlier of the third business day and the fifth calendar day, or if the fifth calendar day is not a business day the preceding business day, preceding the fifteenth day of each calendar month.

     "depositaries" Citibank, N.A., as depositary for Clearstream Luxembourg, and Morgan Guaranty Trust Company of New York, as depositary for Euroclear.

     "discount percentage" means the percentage designated by the transferor, which may be a fixed or variable percentage.

     "discount option" means the transferor's option to designate all or any specified portion of principal receivables existing on and after the discount option date to be treated as finance charge and administrative receivables.

     "discount option receivables" means any principal receivables designated by the transferor to be treated as finance charge and administrative receivables.

     "DTC" The Depository Trust Company.

     "early accumulation period" means the period during which principal is accumulated in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early accumulation period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

     (1)  the notes of that series or class are paid in full;

     (2)  the series final maturity date; or

     (3)  the trust termination date.

     "early amortization period" means the period during which principal is paid in varying amounts each month based on the amount of principal receivables collected following an amortization event. The early amortization period for a series or class starts on the day an amortization event occurs and ends when any of the following occurs:

     (1)  the notes of that series or class are paid in full;

     (2)  the series final maturity date; or

     (3)  the trust termination date.

     "eligible account" has the meaning set forth on page [.] of this prospectus.

     "eligible institution" means:

     (1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

          (b) an entity organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and

          (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency selected by the transferor to rate a series or class of notes; or

     (2) any other institution acceptable to each rating agency selected by the transferor to rate a series or class of notes.

     "eligible investments" means securities, instruments, security entitlements or other investment property which evidence:

     (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

     (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest rating category of Standard & Poor's and Moody's;

     (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

     (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

     (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

     (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's, including funds for which the indenture trustee or any of its affiliates is investment manager or advisor;

     (7) time deposits, having maturities not later than the next distribution date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

     (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     "eligible receivable" has the meaning set forth on page [.] of this prospectus.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "expected principal payment date" has the meaning set forth in the prospectus supplement.

     "events of default" has the meaning set forth on page [.] of this prospectus.

     "finance charge and administrative receivables" are periodic finance charges and other amounts charged to trust accounts, including cash advance fees, late fees and annual membership fees. Finance charge and administrative receivables will include the interest portion of any participation interests.

     "foreign person" means any holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation.

     "funding period" is the period from the series' closing date to the earlier of:

     (1) the date the series' invested amount equals the principal amount of that series of notes; and

     (2) the date specified in the related prospectus supplement; provided that the funding period shall not exceed one year.

     "interchange" means interchange fees payable to the bank or any other Account Owner, in its capacity as credit issuer, through MasterCard or VISA or any similar entity or organization with respect to any type of revolving credit accounts included as accounts (except as otherwise provided in the initial assignment with respect to any an account), in connection with obligor charges for goods or services with respect to the accounts, as calculated as described in the prospectus supplement.

     "invested amount" for a series on any date will be equal to:

     (1) the initial outstanding principal amount of that series of notes as of the related closing date for that series; minus

     (2) the amount of principal paid to the related noteholders prior to that date; minus

     (3) the amount of unreimbursed investor charge-offs with respect to that series prior to that date.

     If so specified in the prospectus supplement relating to any series of notes, under limited circumstances the invested amount may be further adjusted by funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

     "investor charge-offs" means with respect to any series the excess of the investor default amount for that series over the amount available to reimburse such investor default amount described in the prospectus supplement.

     "investor percentage" means for any class or series of notes, the investor percentage calculated in the related prospectus supplement.

     "new accounts" are those eligible accounts that the transferor may from time to time, at its sole discretion, designate to be included as accounts subject to the limitations and conditions specified in this paragraph. For purposes of the definition of new accounts, eligible accounts will be deemed to include only types of revolving credit accounts which are included as initial accounts or which have previously been included in any aggregate addition if the assignment related to that aggregate addition provides that type of revolving credit account or other revolving credit account is permitted to be designated as a new account. To the extent new accounts are designated for inclusion in the trust, the transferors will deliver to the trustee, at least quarterly on each distribution date relating to each of the three consecutive due periods ending in March, June, September and December, an opinion of counsel with respect to the receivables in new accounts included as accounts confirming the creation and perfection of a security interest in respect of each transfer of those receivables. If the opinion of counsel with respect to receivables in any new accounts is not so received, all receivables arising in the new accounts to which that failure relates will be removed from the trust.

     "note owner" means the beneficial owner of a note.

     "partial amortization sfa amounts" means the amount withdrawn from the special funding account and applied to one or more outstanding series of notes to prevent those series from experiencing an amortization event based upon insufficiency of yield.

     "participations" are undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit accounts.

     "paying agent" means the indenture trustee, acting as the initial paying agent, together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series.

     "pool factor" means the ratio of the current invested amount to the initial invested amount.

     "principal receivables" means the amounts charged by trust account obligors for goods and services, cash advances and consolidation or transfer of balances from other credit cards.

     "qualified account" means either a segregated trust account established with the corporate trust department of a securities intermediary or a segregated account with a securities intermediary that is an eligible institution.

     "rating agency" means any rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

     "reinvestment event" means, if a series is subject to reinvestment events, the definition of reinvestment event as it would appear in the prospectus supplement.

     "required delivery date" means:

     (1)  on or prior to the closing date in the case of the initial accounts;

     (2) the date that is five business days after the applicable addition date, in the case of an aggregate addition;

     (3) the distribution date on which the opinion of counsel is required to be delivered as described above, in the case of new accounts; and

     (4) the date that is five business days after the applicable date of removal, in the case of removed accounts.

     "required minimum principal balance" means unless otherwise described in the prospectus supplement, relating to a series having a paired series, with respect to any date:

     (1) the sum of the series adjusted invested amounts for each series outstanding on such date; plus

     (2)  the required transferor amount; minus

     (3)  the amount on deposit in the special funding account.

     "required transferor amount" means the product of the required transferor percentage and the aggregate series adjusted invested amounts of all series outstanding.

     "revolving period" means, with respect to a series, a period during which the trust will not pay or accumulate principal for payment to the noteholders of that series. The revolving period for a series begins on the closing date described in the applicable prospectus supplement and ends at the start of an amortization period or an accumulation period.

     "securities intermediary" means Wells Fargo Bank Minnesota, N.A. or to any other entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.

     "series enhancer" means any provider of enhancement and/or any issuer of any third-party credit enhancement.

     "series final maturity date" means with respect to each series, the meaning set forth in the related prospectus supplement.

     "servicer default" has the meaning set forth on page [.].

     "supplemental certificate" means a certificated or uncertificated interest in the transferor's interest.

     "tax opinion" means, with respect to any action, an opinion of counsel to the effect that, for federal income tax purposes:

     (1) such action will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

     (2) such action will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

     (3) such action will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     "transferor certificate" means a certificate evidencing an interest in the transferor interest.

     "transferor interest" means an interest that represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to credit enhancement providers.

     "transferor percentage" means a percentage equal to:

     (1)  100%; minus

     (1) the total investor percentages for all outstanding series; and, if applicable, minus

     (2)  the total credit enhancement percentages for all outstanding series.

     "trust portfolio" means the portfolio of accounts designated by the bank as accounts of the trust.

     "trust termination date" means the earlier of:

     (1) the day after the distribution date on which the principal amount with respect to each series outstanding is zero; or

     (2)  January 1, 20[.].

                                                                         Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the globally offered Household Credit Card Master Note Trust I Asset Backed Notes to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear, in that capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC, other than through accounts at Clearstream Luxembourg or Euroclear, will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants, other than Citibank, N.A. and Morgan Guaranty Trust Company of New York as depositories for Clearstream Luxembourg and Euroclear, respectively, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant, other than Citibank and Morgan as depositories for Clearstream Luxembourg and Euroclear, respectively, to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream Luxembourg prior to settlement date 12:30. Clearstream Luxembourg or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, for example, the trade fails, the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream Luxembourg before settlement date 12:30. In these cases, Clearstream Luxembourg or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on that line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of global securities holding securities through Clearstream Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Federal Income Tax Consequences."

================================================================================

                   Household Credit Card Master Note Trust I
                                    Issuer

                    Household Receivables Funding, Inc. III
                                  Transferor

                                Series 2000-[.]

                                     $[.]
                   Class A Floating Rate Asset Backed Notes

                                     $[.]
                   Class B Floating Rate Asset Backed Notes

                                     $[.]
                   Class C Floating Rate Asset Backed Notes

                               ________________

                             PROSPECTUS SUPPLEMENT

                               ________________

                       Underwriters of the Class A Notes

                       Underwriters of the Class B Notes

                       Underwriters of the Class C Notes

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the notes in any state where the offer is not permitted.

          We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [.], 2000.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

     Registration Fee....................................  $  792,000*

     Printing and Engraving Expenses.....................     325,000

     Trustee's Fees and Expenses.........................      90,000

     Legal Fees and Expenses.............................     400,000

     Accountants' Fees and Expenses......................     150,000

     Blue Sky Fees and Expenses..........................      25,000

     Rating Agency Fees..................................   1,100,000

     Miscellaneous Expenses..............................      48,000

     Total...............................................  $2,930,000
                                                           ==========

______________

*    Actual




Item 15. Indemnification of Directors  and Officers.

     The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     The Certificate of Incorporation of Household Receivables Funding, Inc. III provides for indemnification to the fullest extent permitted by the General Corporation Law of Delaware of directors, officers and employees of Household Receivables Funding, Inc. III and also to persons who are serving at the request of Household Receivables Funding, Inc. III as directors, officers or employees of another corporation.

     A bylaw of Household Finance Corporation states and makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, vote of stockholders or otherwise, with these exceptions: the bylaw makes no distinction between litigation brought by third parties and litigation brought by or in the right of Household Finance Corporation as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The bylaw standard application in all cases, excepting indemnification in connection with the successful defense of any proceeding or matter therein which is mandatory under the General Corporation Law of Delaware and the bylaw without reference to any such standard, is that the individual shall have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of Household Finance Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Further, the bylaw would protect directors, officers, employees and agents against any and all expenses and liability with respect to actions brought against them by or in the right of Household Finance Corporation if the required standard of conduct is met. The bylaw is qualified in its entirety in that no indemnification will be made if prohibited by applicable law. The bylaw is applicable only to claims, actions, suits or proceedings made or commenced after its adoption, whether arising from prior or subsequent act. The bylaw is applicable to directors, officers, employees or agents of Household Finance Corporation and also to persons who are serving at the request of Household Finance Corporation as directors, officers, employees or agents of other corporations; including subsidiaries such as Household Receivables Funding, Inc. III.

     Article VII of the Restated Certificate of Incorporation of Household International, Inc. provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International, Inc. and also to persons who are serving at the request of Household International, Inc. as directors, officers or employees of other corporations, including subsidiaries such as Household Receivables Funding, Inc. III. Household International, Inc. has purchased liability policies which indemnify Household Receivables Funding, Inc. III's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

     Pursuant to agreements which Household Receivables Funding, Inc. III may enter into with underwriters or agents, forms of which are included as exhibits to this Registration Statement, officers and directors of Household Receivables Funding, Inc. III, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against some liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to Household Receivables Funding, Inc. III by such underwriters or agents that appear in the Registration Statement or any Prospectus.

ITEM 16. EXHIBITS.

     (a)  Exhibits.

     1.1  --   Form of Underwriting Agreement*
     3.1  --   Certificate of Incorporation of Household Receivables Funding,
               Inc. III*
     4.1  --   Form of Master Indenture*
     4.2  --   Form of Indenture Supplement, including form of Notes*
     4.3  --   Form of Trust Agreement of Household Credit Card Master Note
               Trust I
     5.1  --   Opinion of John W. Blenke, Esq., Vice President - Corporate Law
               of Household International, Inc.
     8.1  --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
     10.1 --   Form of Transfer and Servicing Agreement*
     10.2 --   Form of Administration Agreement*
     10.3 --   Form of Receivables Purchase Agreement*
     23.1 --   Consent of John W. Blenke, Esq. (included in Exhibit 5.1)
     23.2 --   Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 8.1)
     24.1 --   Powers of Attorney*
     25.1 --   Form T-1 Statement of Eligibility and Qualification under the
               Trust Indenture Act of 1939, as amended, of Wells Fargo Bank
               Minnesota, N.A., as indenture trustee under the Indenture*


____________________
* Previously filed.

     (b)  Financial Statements

     All financial statements, schedules and historical information have been omitted as they are not applicable.


Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

     (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Prospect Heights, state of Illinois, on September 11, 2000.

                                    HOUSEHOLD RECEIVABLES FUNDING, INC. III, as originator of the Trust, Co-Registrant and on behalf of the Trust as Co-Registrant


                                  By: /s/ S.L. McDonald
                                     ---------------------------------
                                      Name: S.L. McDonald
                                      Title: Vice President, Controller and
                                      Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 11, 2000 by the following persons in the capacities indicated.

          Signature                                  Title
          ---------                                  -----
      /s/ S. N. Mehta  *            President and Chief Executive Officer,
      ------------------
         S. N. Mehta                               Director

    /s/ B. B. Moss, Jr.  *      Vice President, Treasurer, and Chief Financial
    ----------------------
       B. B. Moss, Jr.                         Officer, Director

      /s/ S. L. McDonald             Vice President, Controller and Chief
      ------------------
        S. L. McDonald                        Accounting Officer

      /s/ J.W. Blenke  *                   Vice President, Director
      ------------------
         J. W. Blenke


_________________

*By: /s/ J.S. Vander Linde
    ----------------------
         J.S. Vander Linde
         Attorney-in-Fact

                                 EXHIBIT INDEX

      1.1  --  Form of Underwriting Agreement*

      3.1 -- Certificate of Incorporation of Household Receivables Funding, Inc. III*

      4.1  --  Form of Master Indenture*

      4.2  --  Form of Indenture Supplement, including form of Notes*

      4.3  --  Form of Trust Agreement of Household Credit Card Master Note
               Trust I

      5.1 -- Opinion of John W. Blenke, Esq., Vice President - Corporate Law of Household International, Inc.

      8.1 -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters

     10.1  --  Form of Transfer and Servicing Agreement*

     10.2  --  Form of Administration Agreement*

     10.3  --  Form of Receivables Purchase Agreement*

     23.1  --  Consent of John W. Blenke, Esq. (included in Exhibit 5.1)

     23.2  --  Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 8.1)

     24.1  --  Powers of Attorney*

     25.1 -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank Minnesota, N.A., as indenture trustee under the Indenture*

_____________________

* Previously filed.


___________